FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-167764-03

MSBAM 2012-C5

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,353,179,509

(Approximate Total Mortgage Pool Balance)

$1,180,648,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2012-C5

July 6, 2012

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Lead Bookrunning Manager	Co-Lead Bookrunning Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-167764) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. It was prepared by Morgan Stanley and BofA Merrill Lynch sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING OFFERED WHEN, AS AND IF ISSUED.  IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS.  AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

THIS MATERIAL HAS BEEN PREPARED FOR INFORMATION PURPOSES TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. THIS IS NOT A RESEARCH REPORT AND WAS NOT PREPARED BY THE MORGAN STANLEY OR BOFA MERRILL LYNCH RESEARCH DEPARTMENTS. IT WAS PREPARED BY MORGAN STANLEY AND BOFA MERRILL LYNCH SALES, TRADING, BANKING OR OTHER NON-RESEARCH PERSONNEL. THIS TERM SHEET WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER U.S. FEDERAL TAX LAWS. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR. PLEASE SEE ADDITIONAL IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS TERM SHEET.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. It was prepared by Morgan Stanley and BofA Merrill Lynch sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Issue Characteristics

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s)(1)	Approximate Initial Certificate Balance(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description(4)	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)(8)	Certificate Principal to Value Ratio(7)(8)
Class A-1	AAA(sf)/Aaa(sf)	$86,000,000	30.000%	Fixed	2.66	1-57	15.1%	44.7%
Class A-2	AAA(sf)/Aaa(sf)	$221,800,000	30.000%	Fixed	4.87	57-60	15.1%	44.7%
Class A-3	AAA(sf)/Aaa(sf)	$149,600,000	30.000%	Fixed	7.83	60-117	15.1%	44.7%
Class A-4	AAA(sf)/Aaa(sf)	$489,820,000	30.000%	Fixed	9.82	117-120	15.1%	44.7%
Class A-S(9)	AAA(sf)/Aaa(sf)	$59,204,000	21.250%	Fixed	9.96	120-120	13.5%	50.3%
Class B(9)	AA(sf)/Aa2(sf)	$32,984,000	16.375%	(4)	9.96	120-120	12.7%	53.4%
Class PST(9)	A(sf)/A1(sf)	$116,714,000	12.750%	(4)	9.96	120-120	12.1%	55.8%
Class C(9)	A(sf)/A2(sf)	$24,526,000	12.750%	(4)	9.96	120-120	12.1%	55.8%

Privately Offered Certificates(10)

Class	Expected Ratings (Fitch/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-A	AAA(sf)/Aaa(sf)	$1,065,628,000(11)	NAP	Variable(12)	NAP	NAP	NAP	NAP
Class X-B	AA(sf)/Aa2(sf)	$65,968,000(11)	NAP	Variable(12)	NAP	NAP	NAP	NAP
Class X-C	NR/B1	$221,583,509(11)	NAP	Variable(12)	NAP	NAP	NAP	NAP
Class D	BBB+(sf)/Baa1(sf)	$27,064,000	10.750%	(4)	9.96	120-120	11.9%	57.0%
Class E	BBB-(sf)/Baa3(sf)	$49,053,000	7.125%	(4)	9.96	120-120	11.4%	59.3%
Class F	BBB-(sf)/Ba2(sf)	$8,457,000	6.500%	Fixed	9.96	120-120	11.3%	59.7%
Class G	BB+(sf)/Ba3(sf)	$18,607,000	5.125%	Fixed	9.96	120-120	11.2%	60.6%
Class H	B(sf)/B2(sf)	$23,680,000	3.375%	Fixed	9.96	120-120	11.0%	61.7%
Class J(13)	NR/NR	$45,670,509	0.000%	Fixed	10.16	120-156	10.6%	63.9%

(1)
Ratings shown are those of Fitch, Inc. and Moody’s Investors Service, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, dated July 6, 2012 (the “Free Writing Prospectus”) to which the prospectus dated July 5, 2012 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates and to the other statistical data contained herein and in the Free Writing Prospectus.

(3)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.  The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class PST Certificates represents the approximate credit support for the Class PST Component C.

(4)
The subject certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero.  The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PST Component A-S, Class PST Component B and Class PST Component C.  The pass-through rate for the Class A-S Certificates, the Class A-S trust component and the Class PST Component A-S will, at all times, be the same.  The pass-through rate for the Class B Certificates, the Class B trust component and the Class PST Component B will, at all times, be the same.  The pass-through rate for the Class C Certificates, the Class C trust component and the Class PST Component C will, at all times, be the same.

(5)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have “anticipated repayment dates”; (iii) payment in full on the stated maturity date or, in the case of each mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.

(6)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the Class A-S, Class B, Class PST and Class C Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Issue Characteristics

(7)
Certificate Principal to Value Ratio for any class of principal balance certificates (other than the Class A-S, Class B, Class PST and Class C Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)
Certificate Principal UW NOI Debt Yield for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates, and the denominator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates and, without duplication, trust components that are senior to such class. The Certificate Principal UW NOI Debt Yield of the Class PST Certificates is equal to the Certificate Principal UW NOI Debt Yield for the Class C Certificates.  Certificate Principal to Value Ratio for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates and, without duplication, trust components that are senior to such class, and denominator of which is the total initial principal balance of all the principal balance certificates. The Certificate Principal to Value Ratio of the Class PST Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates.

(9)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”) with outstanding principal balances on the closing date of $118,408,000, $65,968,000 and $49,052,000, respectively.  The Class A-S, Class B and Class C Certificates will, at all times, each represent 50% of the outstanding principal balance of the Class A-S, Class B and Class C trust components, respectively.  The Class PST Certificates will, at all times, represent beneficial ownership of (i) 50% of the outstanding principal balance of the Class A-S trust component (“Class PST Component A-S”), (ii) 50% of the outstanding principal balance of the Class B trust component (“Class PST Component B”) and (iii) 50% of the outstanding principal balance of the Class C trust component (“Class PST Component C,” together with the Class PST Component A-S and Class PST Component B, the “Class PST Components”).  On the closing date the Class PST Component A-S, Class PST Component B and Class PST Component C will have outstanding principal balances of $59,204,000, $32,984,000 and $24,526,000, respectively. Distributions and allocations of payments and losses with respect to the Class A-S, Class B and Class C trust components will be allocated between the Class A-S, Class B and Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B and Class PST Component C (and correspondingly, the Class PST Certificates), on the other hand, in proportion to the percentages set forth above.  See “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus.

(10)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class R Certificates, which do not have a principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart.

(11)
The Class X-A, Class X-B and Class X-C Certificates will not have principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-C Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate principal balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and the Class A-S trust component outstanding from time to time. The notional amount of the Class X-B Certificates will equal the aggregate principal balance of the Class B trust component outstanding from time to time.  The notional amount of the Class X-C Certificates will equal the aggregate principal balance of the Class C trust component and the Class D, Class E, Class F, Class G, Class H and Class J Certificates outstanding from time to time.

(12)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and the Class A-S trust component as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the pass-through rate of the Class B trust component as described in the Free Writing Prospectus.  The pass-through rate on the Class X-C Certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (ii) the weighted average of the pass-through rates of the Class C trust component and the Class D, Class E, Class F, Class G, Class H and Class J Certificates as described in the Free Writing Prospectus.

(13)
Each Class J Certificate is an investment unit consisting of a REMIC regular interest and an undivided beneficial ownership interest in a grantor trust that holds an interest in certain excess interest in respect of mortgage loans having anticipated repayment dates.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Issue Characteristics

Issue Characteristics

Offered Certificates:
$1,180,648,000 (approximate) monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class PST and Class C Certificates), offered pursuant to a registration statement filed with the SEC (File Number 333-167764)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association

Rating Agencies:	Fitch, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Bank of America, National Association

Primary Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Trustee:	U.S. Bank National Association

Certificate Administrator/ Certificate Registrar:	U.S. Bank National Association

Custodian:	Wells Fargo Bank, National Association

Trust Advisor:	Situs Holdings, LLC

Initial Controlling Class Representative:	Eightfold Real Estate Capital Fund II, L.P.

Cut-off Date:
July 1, 2012. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in July 2012 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on July 1, 2012, not the actual day on which such scheduled payments were due.

Expected Pricing Date:	Week of July 9, 2012

Expected Closing Date:	On or about July 30, 2012

Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in August 2012

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in August 2012

Rated Final Distribution Date:	The Distribution Date in August 2045

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC, except that the Class PST Certificates will evidence an interest in a grantor trust and the Class J Certificates will evidence a REMIC interest and an interest in a grantor trust

Optional Termination:	5.5% clean-up call if the 635 Madison - Leased Fee mortgage loan is a trust asset on the exercise date; otherwise 1.0% clean up-call

Minimum Denominations:	$25,000 for each class of Offered Certificates

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Issue Characteristics

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:
Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class PST and Class C Certificates are expected to be eligible for exemptive relief under ERISA. No class of certificates is SMMEA eligible.

Analytics:
The certificate administrator will be required to make available all distribution date statements, CREFC reports and supplemental notices received by it to certain modeling financial services (i.e., Bloomberg, L.P., Intex Solutions, Inc., Markit, CMBS.com, Inc. and Trepp LLC).

Bloomberg Ticker:	MSBAM 2012-C5 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, and trust advisor fees and expenses as set forth below. Distributions to certificateholders on each distribution date will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except (x) in respect of the distribution of interest among the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates, which will have the same senior priority and be distributed pro rata and (y) in respect of the distribution of interest among the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates having an earlier alphanumeric designation until the principal balance of each such class has been reduced to zero (and, (x) in the case of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, generally in that order, however, if the principal balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to those certificates, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class J Certificates (including the Class PST Certificates), then on a pro rata basis among the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and (y) in the case of the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”); and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component and then to the Class B trust component in that order, (b) second, to reduce payments of principal on the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component, and to then the Class A-S trust component, in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (other than the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of Control Eligible Certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Trust advisor expenses allocated to the Class A-S trust component, the Class B trust component and the Class C trust component will be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates.”

Interest and Principal Entitlements:
Interest distributable on any class of certificates (other than the Class PST Certificates and the Class R Certificates) or Class PST Component on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates or Class PST Component through the end of the interest accrual period that

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Structural Overview

corresponds to that distribution date. Interest accrues with respect to the interest-bearing certificates and the Class PST Components (and correspondingly the Class PST Certificates) on the basis of a 360-day year consisting of twelve (12) 30-day months. Interest accrues with respect to each interest-bearing certificate and each Class PST Component (and correspondingly the Class PST Certificates) during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate or Class PST Component (and correspondingly the Class PST Certificates) outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which a certificateholder’s interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s or Class PST Components’ (and correspondingly the Class PST Certificates) principal balance or notional amount. In addition, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator and of the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class PST, Class C, Class D, Class E and Class F Certificates to receive payments of interest, and to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class PST, Class C, Class D, Class E and Class F Certificates to receive payments of principal.

The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject, to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance. The Class R, Class X-A, Class X-B and Class X-C Certificates will not be entitled to principal distributions.

Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates:
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”) with outstanding principal balances on the closing date of $118,408,000, $65,968,000 and $49,052,000, respectively.  The Class A-S, Class B and Class C Certificates will, at all times, each represent 50% of the outstanding principal balance of the Class A-S, Class B and Class C trust components, respectively.  The Class PST Certificates will, at all times, represent beneficial ownership of (i) 50% of the outstanding principal balance of the Class A-S trust component (“Class PST Component A-S”), (ii) 50% of the outstanding principal balance of the Class B trust component (“Class PST Component B”) and (iii) 50% of the outstanding principal balance of the Class C trust component (“Class PST Component C,” together with the Class PST Component A-S and Class PST Component B, the “Class PST Components”).  On the closing date, the Class PST Component A-S, Class PST Component B and Class PST Component C will have outstanding principal balances of $59,204,000, $32,984,000 and $24,526,000, respectively.  Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, Class B and Class C trust components will be distributed or allocated, as applicable, as between the Class A-S, Class B and Class C Certificates, as applicable, on the one hand,

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Structural Overview

and Class PST Component A-S, Class PST Component B and Class PST Component C (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B and Class C trust component, as applicable. In addition, any losses (including, without limitation, as a result of trust advisor expenses) or collateral support deficit that are allocated to the Class A-S, Class B and Class C trust components will correspondingly be allocated as between the Class A-S, Class B and Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B and Class PST Component C (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B and Class C trust component, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S trust component, the Class B trust component and the Class C trust component (and correspondingly the Class A-S, Class B, Class PST and Class C Certificates and the Class PST Component A-S, Class PST Component B and Class PST Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Class PST Components and the Class PST Certificates.

Servicing and Administration Fees:
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, payable from general collections on the mortgage loans. The master servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan and REO mortgage loan at the master servicing fee rate, which ranges from 0.01% to 0.03% per annum. As of the cut-off date, the weighted average master servicing fee will be approximately 0.027575%. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be approximately 0.25% per annum. Any primary servicing fee or sub-servicing fee will be paid by the master servicer or special servicer, as applicable, out of the fees described above. The master servicer and special servicer are also entitled to additional fees and amounts, including, without limitation, income on the amounts held in permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”  The trust advisor will be entitled to the trust advisor fee for each distribution date, calculated based on the outstanding principal balance of each mortgage loan at the trust advisor fee rate, which will be approximately 0.00125% per annum.

The certificate administrator fee for each distribution date is calculated on the outstanding principal balance of each mortgage loan at the certificate administrator fee rate, which will be approximately 0.00205% per annum, and is payable out of general collections on the mortgage loans. Each of the trustee fee and custodian fee for each distribution date is a portion of the certificate administrator fee. Each of the master servicing fee, the special servicing fee, the trust advisor fee and the certificate administrator fee will be calculated on the same interest accrual basis as is interest on the related mortgage loan and will be prorated for any partial period.

The administrative fee rate will be the sum of the master servicing fee rate, the trust advisor fee rate and the certificate administrator fee rate, and is set forth for each mortgage loan on Appendix I to the Free Writing Prospectus.

Prepayment Premiums/ Yield Maint. Charges:	On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Structural Overview

certificate administrator on the classes of certificates or trust components as follows: to each class of principal balance certificates and, without duplication, the trust components (exclusive of the Class F Certificates and the Control Eligible Certificates) then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or trust component on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates or trust components on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class or trust component and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 and the Class A-S trust component on the applicable distribution date, and the denominator of which is the total principal distributed with respect to the principal balance certificates on the applicable distribution date, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; second, to the holders of the Class X-B Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed with respect to the Class B trust component on the applicable distribution date, and the denominator of which is the total principal distributed with respect to the principal balance certificates on the applicable distribution date, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and third, to the holders of the Class X-C Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B Certificates.  Distributions of prepayment premiums and yield maintenance charges made on the Class A-S trust component, the Class B trust component and the Class C trust component will be distributed to the Class A-S, Class B and Class C Certificates and the Class PST Components (and correspondingly the Class PST Certificates) as described above in “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates.” No prepayment premiums or yield maintenance charges will be distributed to holders of the Class F Certificates, the Control Eligible Certificates or the Class R Certificates.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates or, without duplication, trust component, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates or trust component, as applicable, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on that class of certificates or trust component, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Structural Overview

Servicing Advances:
Subject to a recoverability determination described in the Free Writing Prospectus, the master servicer and/or the trustee may make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to protect, lease, manage and maintain the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents. In addition, the special servicer may, but is not required to, make servicing advances on an emergency basis.

Collateral Support Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates or, without duplication, trust components in the following order:  to the Class J Certificates, the Class H Certificates, the Class G Certificates, the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component, and then to the Class A-S trust component, in each case in respect of and until the remaining principal balance of that class of certificates or trust components has been reduced to zero. Following the reduction of the principal balances of all such classes of subordinate certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the Percentage Interests evidenced by the respective certificates. Collateral Support Deficit allocated to the Class PST Certificates will be equal to the aggregate amount of Collateral Support Deficit allocated to the Class PST Components as described above.  Allocations of Collateral Support Deficit to the Class A-S, Class B, Class PST and Class C Certificates are described above in “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates.”

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus. Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the pooling and servicing agreement but is not obtained within one hundred twenty (120) days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding sentence.

If an appraisal reduction exists for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Structural Overview

reduce the funds available to pay interest on the certificates or trust components, as applicable, then outstanding.

If any mortgage loan is part of an A/B whole loan or loan pair, any appraisal reduction will be calculated in respect of such A/B whole loan or loan pair taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan on a pro rata basis by unpaid principal balance.  There are no mortgage loans that are part of an A/B whole loan or loan pair included in this mortgage pool.

For a discussion of how Appraisal Reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

Control Rights:
Subject to the limitations described below under “Subordinate Debt Control Rights” in respect of any A/B whole loans or loan pairs, during any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class G Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class G Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class G Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights that expressly survive such termination pursuant to the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class G Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

Subordinate Debt Control Rights:
If any mortgage loan is part of an A/B whole loan or loan pair, the controlling class representative’s consent and/or consultation rights with respect thereto will be limited as further described in the Free Writing Prospectus. See “—Directing Holders” below, and “Risk Factors—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.  There are no mortgage loans that are part of an A/B whole loan or loan pair included in this mortgage pool.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class G, Class H and Class J Certificates.

Controlling Class Representative/ Controlling Class:
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Structural Overview

principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights,” The Controlling Class on the closing date will be the Class J Certificates.

The initial controlling class representative will be Eightfold Real Estate Capital Fund II, L.P.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:
The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance.

Sale of Defaulted Loans and REO Properties:
The special servicer will be required to solicit offers for defaulted mortgage loans and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan, determined as described in “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of Defaulted Mortgage Loans” in the Free Writing Prospectus, unless the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the certificateholders (as a collective whole), subject to (i) with respect to any mortgage loan that is part of an A/B whole loan or loan pair or any mortgage loan with existing mezzanine debt, to the extent set forth in the related intercreditor agreement, the right of the holder of the related debt held outside the issuing entity to purchase the related mortgage loan and (ii) any consent or consultation rights of the controlling class representative or, with respect to any mortgage loan that is part of an A/B whole loan or loan pair, the related directing holder, to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The A/B Whole Loan and the Loan Pair” in the Free Writing Prospectus.

If title to any REO property is acquired by the issuing entity in respect of any specially serviced mortgage loan, the special servicer is required to use its reasonable best efforts to sell the REO property for cash as soon as practicable consistent with the requirement to

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Structural Overview

maximize proceeds for all certificateholders (and, with respect to a serviced companion loan or a B note, for the certificateholders and the holders of such loans, as a collective whole) but in no event later than three (3) years after the end of the year in which it was acquired, and in any event prior to the rated final distribution date or earlier to the extent necessary to comply with REMIC provisions, unless (i) the trustee or the special servicer has been granted an extension of time by the IRS or is permitted under the REMIC provisions to continue to hold such REO property during the period in which an application for an extension is pending or (ii) the special servicer receives an opinion of counsel that holding such REO property beyond the period specified above will not result in the imposition of taxes on “prohibited transactions” under the REMIC provisions or cause any REMIC to fail to qualify as a REMIC; provided, that in no event may the issuing entity hold any REO property beyond the end of the sixth (6th) calendar year following the end of the year of such REO property’s acquisition. If the special servicer is unable to sell such REO property for cash within such time period (as it may be extended as described above), the special servicer will be required, after consultation with the controlling class representative during any Subordinate Control Period and any Collective Consultation Period and, in the case of a sale of any REO property relating to an A/B whole loan or loan pair, the related directing holder to the extent set forth in the related intercreditor agreement, to auction the REO property to the highest bidder (which may be the special servicer or another Interested Person) in accordance with the Servicing Standard. See “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of REO Properties” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

Appointment and Termination of Special Servicer:
The controlling class representative will appoint the initial special servicer. During any Subordinate Control Period, the special servicer may be replaced at any time by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

In addition, if any mortgage loan is part of an A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, the related directing holder will have the right to replace the special servicer, with respect to the related A/B whole loan or loan pair as further described in the Free Writing Prospectus under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs.”  There are no mortgage loans that are part of an A/B whole loan or loan pair included in this mortgage pool.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans) for which it is responsible pursuant to the pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the certificateholders (and, with respect to any mortgage loan that is part of an A/B whole loan or loan pair, the holder of the related B note or serviced companion loan, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the pooling and servicing agreement, the terms of the respective mortgage loans and, if applicable, any related intercreditor agreement and, to the extent consistent with the foregoing, further as

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Structural Overview

follows.

	●	With the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement;

	●	With a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and any related B note or serviced companion loan or, if a mortgage loan or the related B note or serviced companion loan comes into and continues in default and with respect to the special servicer, if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the certificateholders (as a collective whole) (or in the case of any A/B whole loan or loan pair, the maximization of recovery thereon of principal and interest to the certificateholders and the holder of the related B note (taking into account the subordinate nature of any such B note) or serviced companion loan, as applicable, all taken as a collective whole) on a net present value basis; and

	●	Without regard to various specified circumstances that could give rise to conflicts of interest.

Defaulted Mortgage Loan Waterfall:	Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation, and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:
Situs Holdings, LLC, a Delaware limited liability company, will act as the trust advisor. The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Structural Overview

specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year during which no annual meeting has occurred or any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) with the trust advisor in connection with certain major decisions involving any mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet, the Free Writing Prospectus and the Pooling and Servicing Agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult with the trust advisor with regard to such matters after the holder of the related B note or serviced companion loan, as applicable, is no longer the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement.

During any Subordinate Control Period, there will be no annual meeting or annual report, the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions, and the trust advisor will not distribute any report based on its review or otherwise opine on the activities of the special servicer with respect to any transaction.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (other than trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:
If the holders of at least 25% of the voting rights of the certificates request a vote to terminate and/or replace the trust advisor, then the holders of at least 75% of the voting rights of the certificates may vote to either (i) terminate all rights and obligations of the trust advisor under the pooling and servicing Agreement and replace the trust advisor, or (ii) terminate all rights and obligations of the trust advisor and not appoint a replacement trust advisor, until such time as the holders of at least 75% of the voting rights of the certificates agree to the appointment of a replacement trust advisor. During any Subordinate Control Period and any Collective Consultation Period, the controlling class representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement trust advisor; provided, that such consent will be deemed granted if no objection is made within ten (10) business days following the controlling class representative’s receipt of the request for consent. Any such consent will be required to be solicited from the controlling class representative before any related vote.  See “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause” in the Free Writing Prospectus.

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.”  Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	41	65	$562,508,789	41.6%
Bank of America, National Association	30	32	$610,670,720	45.1%
Morgan Stanley Mortgage Capital Holdings LLC/ Bank of America, National Association	1	1	$180,000,000	13.3%
Total:	72	98	$1,353,179,509	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$1,353,179,509
Number of Mortgage Loans:	72
Average Cut-off Date Balance per Mortgage Loan:	$18,794,160
Number of Mortgaged Properties:	98
Average Cut-off Date Balance per Mortgaged Property:	$13,807,954
Weighted Average Mortgage Rate:	4.738%
% of Pool Secured by 5 Largest Mortgage Loans:	38.3%
% of Pool Secured by 10 Largest Mortgage Loans:	53.6%
% of Pool Secured by ARD Loans:	18.0%
Weighted Average Original Term to Maturity/ARD (months):	110
Weighted Average Remaining Term to Maturity/ARD (months):	108
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	5.8%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	0.0%
% of Pool with Subordinate Mortgage Debt:	3.5%	(2)
% of Pool with Mezzanine Debt:	4.8%

Credit Statistics
Weighted Average UW NOI DSCR:	1.75x
Weighted Average UW NOI Debt Yield:	10.6%
Weighted Average UW NCF DSCR:	1.61x
Weighted Average UW NCF Debt Yield:	9.7%
Weighted Average Cut-off Date LTV Ratio:	63.9%
Weighted Average LTV Ratio at Maturity/ARD:	54.1%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflects a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to July 2012.

(2)	See “Mortgage Loan No. 6 – Civic Center Plaza—Additional Secured Indebtedness (not including trade debts)” in this Term Sheet.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Collateral Overview

Amortization	% of Pool(1)
Weighted Average Original Amortization Term (months):	340
Weighted Average Remaining Amortization Term (months):	339
% of Pool Amortizing Balloon:	60.0%
% of Pool Interest Only followed by Amortizing Balloon:	27.9%
% of Pool Interest Only through Maturity/ARD:	12.1%

Lockboxes
% of Pool with Hard Lockboxes:	80.8%
% of Pool with Soft Lockboxes:	10.7%
% of Pool with Springing Lockboxes:	4.0%
% of Pool with No Lockboxes:	4.5%

Reserves
% of Pool Requiring Tax Reserves:	77.0%
% of Pool Requiring Insurance Reserves:	21.7%
% of Pool Requiring Replacement Reserves:	69.2%
% of Pool Requiring TI/LC Reserves(2):	55.7%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	86.8%
% of Pool with the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	4.2%
% of Pool with greater of a prepayment premium or yield maintenance until open period:	4.1%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance:	1.9%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	1.8%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	1.2%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflects a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to July 2012.

(2)	Based only on mortgage loans secured by retail, office and industrial properties.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	NSF/Units	Cut-off Date Balance PSF/Unit	U/W NCF DSCR	U/W NOI Debt Yield	Cut-off Date LTV	Balloon LTV
1	MSMCH/BANA	Legg Mason Tower	Baltimore	MD	Office	$180,000,000	13.3%	612,613	$293.82	1.27x	9.1%	68.2%	54.6%
2	BANA	Silver Sands Factory Stores	Miramar Beach	FL	Retail	$100,000,000	7.4%	442,126	$226.18	3.24x	13.7%	49.4%	49.4%
3	BANA	US Bank Tower	Denver	CO	Office	$90,000,000	6.7%	520,227	$173.00	1.36x	9.4%	64.7%	52.8%
4	BANA	Hamilton Town Center	Noblesville	IN	Retail	$84,000,000	6.2%	493,613	$170.17	1.81x	12.0%	56.8%	50.1%
5	BANA	635 Madison – Leased Fee	New York	NY	Other	$64,000,000	4.7%	142,468	$449.22	1.56x	5.7%	64.0%	64.0%
6	MSMCH	Civic Center Plaza	Denver	CO	Office	$47,925,392	3.5%	584,026	$82.06	1.40x	10.5%	51.1%	46.1%
7	MSMCH	Sheraton Carlsbad Resort & Spa	Carlsbad	CA	Hospitality	$44,321,142	3.3%	250	$177,284.57	1.48x	13.8%	60.5%	55.3%
8	BANA	The Distrikt Hotel	New York	NY	Hospitality	$39,910,158	2.9%	155	$257,484.89	1.54x	11.2%	60.5%	50.0%
9	MSMCH	Midland Atlantic Retail Portfolio	Various	Various	Retail	$39,500,000	2.9%	560,378	$70.49	1.37x	9.8%	74.7%	61.0%
10	MSMCH	Galleria Park Hotel	San Francisco	CA	Hospitality	$35,915,752	2.7%	177	$202,913.85	1.61x	11.2%	66.9%	55.0%
		Total / Wtd. Avg.				$725,572,444	53.6%			1.70x	10.4%	61.7%	53.6%

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Cut-off Date Mortgage Loan Balance	Cut-off Date Loan per Unit/SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Cut-off Date Subordinate Mortgage Debt Balance	Cut-off Date Mezzanine Debt Balance	Cut-off Date Total Debt Loan per Unit/SF	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV Ratio
6	MSMCH	Civic Center Plaza	$47,925,392	$82.06	1.40x	10.5%	51.1%	$50,000,000	$0	(1)	(1)	(1)	(1)
7	MSMCH	Sheraton Carlsbad Resort & Spa	$44,321,142	$177,284.57	1.48x	13.8%	60.5%	$0	$8,000,000	$209,284.57	1.15x	11.7%	71.5%
18	MSMCH	Hardy Industrial Portfolio	$20,250,000	$33.91	1.76x	13.3%	58.3%	$0	$5,500,000	$43.13	1.16x	10.5%	74.1%

(1)	See “Mortgage Loan No. 6 – Civic Center Plaza—Additional Secured Indebtedness (not including trade debts)” in this Term Sheet.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Prop. Type	Cut-off Date Bal.	% of Pool	NSF/ Units	Loan per SF/Unit	U/W NCF DSCR	U/W NOI Debt Yield	Cut-off Date LTV	Mat. Date LTV	Prior Securitization
3	BANA	US Bank Tower	Denver	CO	Office	$90,000,000	6.7%	520,227	$173.00	1.36x	9.4%	64.7%	52.8%	MSC 2007-IQ14
5	BANA	635 Madison – Leased Fee	New York	NY	Other	$64,000,000	4.7%	142,468	$449.22	1.56x	5.7%	64.0%	64.0%	MSC 2007-XLF9
6	MSMCH	Civic Center Plaza	Denver	CO	Office	$47,925,392	3.5%	584,026	$82.06	1.40x	10.5%	51.1%	46.1%	MSC 2007-XLF9
10	MSMCH	Galleria Park Hotel	San Francisco	CA	Hospitality	$35,915,752	2.7%	177	$202,913.85	1.61x	11.2%	66.9%	55.0%	MSC 1998-WF2
12	BANA	Foxwood Village MHC	Stafford	VA	Manufactured Housing	$27,500,000	2.0%	500	$55,000.00	1.43x	8.9%	74.3%	60.3%	BACM 04-3
13	BANA	Chatham Village	Chicago	IL	Retail	$27,450,000	2.0%	124,018	$221.34	1.51x	9.9%	70.9%	57.6%	WBCMT 03-C7
14	MSMCH	Camden Park Shopping Center	San Jose	CA	Retail	$24,937,171	1.8%	70,526	$353.59	1.46x	9.5%	69.3%	56.3%	CSFB 2002-CKS4
15	MSMCH	Clearwater Springs Shopping Center	Indianapolis	IN	Retail	$23,500,000	1.7%	132,076	$177.93	1.56x	10.0%	73.4%	58.9%	CSFB 2002-CKS4
18	MSMCH	Hardy Industrial Portfolio	Various	OH	Industrial	$20,250,000	1.5%	597,090	$33.91	1.76x	13.3%	58.3%	53.7%	BACM 2006-5
19	MSMCH	421 N. Beverly Drive	Beverly Hills	CA	Mixed Use	$20,000,000	1.5%	31,666	$631.59	1.30x	9.2%	62.5%	46.0%	GMACC 2003-C2
20	MSMCH	Ridglea Bank Building	Ft. Worth	TX	Office	$17,000,000	1.3%	181,601	$93.61	1.42x	10.1%	74.6%	62.0%	GSMS 2003-C1
30	BANA	Ocean East Mall	Stuart	FL	Retail	$10,963,665	0.8%	112,260	$97.66	1.60x	11.8%	59.3%	49.4%	JPMC 02-C1
34	MSMCH	Holiday Inn Greenbelt	Greenbelt	MD	Hospitality	$10,000,000	0.7%	206	$48,543.69	1.64x	14.4%	54.6%	41.7%	JPMC 1999-C8
37	BANA	Pirates Landing	Seabrook	TX	Multifamily	$9,577,223	0.7%	230	$41,640.10	1.41x	10.4%	73.7%	62.4%	CSFB 01-CK3
39	BANA	First Colony Marketplace	Sugar Land	TX	Retail	$9,084,775	0.7%	111,675	$81.35	1.59x	10.9%	73.7%	61.1%	WBCMT 06-C24
42	BANA	330 Bellam	San Rafael	CA	Retail	$8,279,764	0.6%	35,931	$230.44	1.40x	9.0%	73.4%	59.9%	BSCMS 07-PW18
47	MSMCH	1200 Anderson Lane	Austin	TX	Office	$6,635,441	0.5%	76,879	$86.31	1.38x	11.2%	64.7%	53.8%	CSFB 2002-CP3
50	BANA	Baltimore Self Storage	Baltimore	MD	Self Storage	$5,493,558	0.4%	69,950	$78.54	1.51x	10.1%	65.8%	54.5%	GSMS 07-GG10
51	MSMCH	Chaparral Self Storage	Temecula	CA	Self Storage	$5,332,292	0.4%	93,105	$57.27	1.65x	11.2%	66.7%	55.5%	JPMCC 2002-CIB5
52	BANA	El Super Center	Anaheim	CA	Retail	$5,130,000	0.4%	32,890	$155.97	1.52x	10.3%	64.1%	52.8%	MSC 03-IQ6
56	MSMCH	Macomb County Office Portfolio	Various	MI	Office	$4,957,089	0.4%	99,403	$49.87	1.75x	18.7%	45.5%	30.1%	JPMCC 2006-LDP7
58	MSMCH	Walgreens - Casa Grande, AZ	Casa Grande	AZ	Retail	$2,054,934	0.2%	15,125	$152.04	1.31x	11.6%	63.9%	43.0%	FUNBC 2001-C4
68	MSMCH	Burlington Retail Center	Burlington	WA	Retail	$2,991,498	0.2%	13,963	$214.24	1.32x	10.7%	66.5%	56.6%	BACM 2005-4
		Total / Wtd. Avg.				$478,978,554	35.4%

(1)
The table above describes the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through TREPP and Bloomberg searches.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($221,800,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Balance at Maturity	% of Class A-2 Certificate Principal Balance	NSF/ Units	Loan per SF/ Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	LTV Ratio at Maturity	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
5	BANA	635 Madison – Leased Fee	NY	Other	$64,000,000	4.7%	$64,000,000	28.9%	142,468	$449.22	1.56x	5.7%	64.0%	64.0%	60	60
6	MSMCH	Civic Center Plaza	CO	Office	$47,925,392	3.5%	$43,233,301	19.5%	584,026	$82.06	1.40x	10.5%	51.1%	46.1%	0	59
7	MSMCH	Sheraton Carlsbad Resort & Spa	CA	Hospitality	$44,321,142	3.3%	$40,457,634	18.2%	250	$177,284.57	1.48x	13.8%	60.5%	55.3%	0	57
11	MSMCH	GE/HCP Medical Office Portfolio	Various	Office	$35,456,149	2.6%	$32,715,332	14.7%	522,245	$67.89	1.33x	10.3%	64.6%	59.6%	0	59
18	MSMCH	Hardy Industrial Portfolio	OH	Industrial	$20,250,000	1.5%	$18,650,317	8.4%	597,090	$33.91	1.76x	13.3%	58.3%	53.7%	0	60
26	MSMCH	The Governor Hotel	OR	Hospitality	$13,250,000	1.0%	$12,518,358	5.6%	100	$132,500.00	1.67x	12.6%	61.9%	58.5%	10	58
67	BANA	Justin Corporate Center	NJ	Office	$3,025,000	0.2%	$2,798,568	1.3%	40,171	$75.30	1.51x	11.6%	65.8%	60.8%	0	60
69	BANA	Stor-Master Self Storage	TX	Self Storage	$2,306,458	0.2%	$2,079,946	0.9%	89,449	$25.79	1.33x	10.2%	67.8%	61.2%	0	59
		Total / Wtd. Avg.			$230,534,141	17.0%	$216,453,456	97.6%			1.50x	10.2%	60.2%	56.6%	17	59

Class A-3 ($149,600,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Balance at Maturity	% of Class A-3 Certificate Principal Balance	NSF/ Units	Loan per SF/ Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	LTV Ratio at Maturity	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
17	MSMCH	Nightingale Retail Portfolio	Various	Retail	$20,587,719	1.5%	$17,299,701	11.6%	365,180	$56.38	1.32x	10.4%	74.6%	62.7%	0	115
29	BANA	HGI - French Quarter	LA	Hospitality	$11,000,000	0.8%	$10,017,158	6.7%	155	$70,967.74	1.66x	13.7%	63.6%	57.9%	12	84
37	BANA	Pirates Landing	TX	Multifamily	$9,577,223	0.7%	$8,110,864	5.4%	230	$41,640.10	1.41x	10.4%	73.7%	62.4%	0	108
56	MSMCH	Macomb County Office Portfolio	MI	Office	$4,957,089	0.4%	$3,276,170	2.2%	99,403	$49.87	1.75x	18.7%	45.5%	30.1%	0	116
57	MSMCH	Walgreens - Huntington, IN	IN	Retail	$2,544,204	0.2%	$1,714,528	1.1%	15,125	$152.04	1.31x	11.6%	63.9%	43.0%	0	110
58	MSMCH	Walgreens - Casa Grande, AZ	AZ	Retail	$2,054,934	0.2%	$1,384,812	0.9%	15,125	$152.04	1.31x	11.6%	63.9%	43.0%	0	110
		Total / Wtd. Avg.			$50,721,168	3.7%	$41,803,232	27.9%			1.45x	12.0%	68.2%	56.6%	3	107

(1)
The tables above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 and Class A-3 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of the mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Characteristics of the Mortgage Loans

Mortgaged Properties by Property Type

Property Type Distribution
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ARD
Retail	35	$457,985,273	33.8%	4.643%	1.91x	11.2%	62.8%	54.1%
Anchored	26	$390,793,562	28.9%	4.587%	2.00x	11.5%	61.9%	53.6%
Unanchored	8	$62,191,712	4.6%	4.990%	1.38x	9.6%	68.6%	56.9%
Retail/Office	1	$5,000,000	0.4%	4.750%	1.37x	9.1%	62.9%	51.4%
Office	25	$440,275,039	32.5%	4.680%	1.34x	9.7%	65.5%	54.3%
CBD	4	$328,425,392	24.3%	4.616%	1.32x	9.4%	64.2%	52.5%
Suburban	8	$74,342,955	5.5%	4.854%	1.41x	10.5%	71.9%	60.0%
Medical	13	$37,506,691	2.8%	4.903%	1.35x	10.8%	63.6%	58.0%
Hospitality	14	$224,309,667	16.6%	5.343%	1.59x	12.7%	61.7%	51.2%
Full Service	4	$133,397,052	9.9%	5.422%	1.55x	12.2%	62.4%	53.9%
Limited Service	9	$84,825,777	6.3%	5.240%	1.64x	13.3%	60.3%	46.9%
Extended Stay	1	$6,086,838	0.4%	5.050%	1.80x	14.3%	66.9%	50.4%
Other (Leased Fee)	3	$72,800,000	5.4%	3.705%	1.57x	6.2%	63.4%	62.0%
Manufactured Housing	4	$50,700,000	3.7%	4.548%	1.46x	9.0%	74.6%	60.5%
Industrial	10	$40,850,000	3.0%	5.060%	1.75x	14.5%	53.3%	45.6%
Warehouse	4	$20,600,000	1.5%	5.317%	1.74x	15.6%	48.4%	37.8%
Flex	6	$20,250,000	1.5%	4.800%	1.76x	13.3%	58.3%	53.7%
Mixed Use (Retail/Office)	2	$26,750,000	2.0%	4.538%	1.33x	9.2%	63.1%	48.5%
Multifamily (Garden)	2	$26,377,223	1.9%	4.846%	1.39x	9.5%	71.8%	61.2%
Self Storage	3	$13,132,308	1.0%	5.265%	1.54x	10.6%	66.5%	56.1%
Total / Wtd. Avg.	98	$1,353,179,509	100.0%	4.738%	1.61x	10.6%	63.9%	54.1%

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Characteristics of the Mortgage Loans

Geographic Distribution
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ARD
Maryland	4	$204,043,558	15.1%	4.613%	1.31x	9.4%	67.2%	53.8%
California	12	$186,866,121	13.8%	5.096%	1.47x	11.1%	63.9%	53.4%
California – Southern(1)	8	$107,233,434	7.9%	5.343%	1.45x	11.8%	62.3%	52.6%
California – Northern(1)	4	$79,632,687	5.9%	4.763%	1.50x	10.3%	66.2%	54.5%
Florida	9	$152,390,449	11.3%	4.251%	2.61x	12.4%	55.2%	52.2%
Colorado	4	$146,171,096	10.8%	4.681%	1.39x	9.9%	60.2%	50.6%
New York	6	$131,216,278	9.7%	4.364%	1.54x	8.4%	62.1%	56.4%
Indiana	5	$119,481,204	8.8%	4.731%	1.73x	11.7%	60.2%	51.1%
Texas	11	$67,457,051	5.0%	5.029%	1.43x	10.5%	71.8%	60.2%
Illinois	4	$48,363,768	3.6%	4.652%	1.45x	9.7%	69.8%	57.6%
Virginia	2	$43,979,241	3.3%	4.624%	1.54x	10.2%	66.7%	54.3%
Utah	3	$34,356,117	2.5%	5.079%	1.52x	11.4%	70.0%	57.4%
Michigan	7	$30,727,535	2.3%	5.075%	1.52x	11.5%	68.2%	55.0%
Ohio	7	$23,297,000	1.7%	4.793%	1.71x	12.8%	60.4%	54.6%
Delaware	3	$23,200,000	1.7%	4.548%	1.49x	9.2%	74.8%	60.8%
Louisiana	2	$20,971,301	1.5%	5.490%	1.61x	13.7%	63.9%	54.0%
Georgia	2	$20,386,454	1.5%	5.434%	1.39x	11.2%	69.5%	59.2%
North Carolina	3	$15,810,000	1.2%	5.093%	1.58x	11.8%	65.7%	51.9%
Pennsylvania	2	$13,920,381	1.0%	5.178%	1.53x	12.5%	63.0%	44.1%
Oregon	1	$13,250,000	1.0%	5.360%	1.67x	12.6%	61.9%	58.5%
Kentucky	2	$13,207,553	1.0%	4.777%	1.36x	9.9%	71.9%	60.7%
Arizona	3	$11,952,693	0.9%	5.048%	1.33x	10.6%	64.5%	56.8%
Mississippi	1	$9,784,000	0.7%	4.750%	1.37x	9.8%	74.7%	61.0%
Tennessee	1	$6,086,838	0.4%	5.050%	1.80x	14.3%	66.9%	50.4%
Alabama	1	$5,750,000	0.4%	4.750%	1.37x	9.8%	74.7%	61.0%
Minnesota	1	$4,494,375	0.3%	4.785%	1.67x	10.5%	60.7%	49.8%
New Jersey	1	$3,025,000	0.2%	5.100%	1.51x	11.6%	65.8%	60.8%
Washington	1	$2,991,498	0.2%	6.000%	1.32x	10.7%	66.5%	56.6%
Total / Wtd. Avg.	98	$1,353,179,509	100.0%	4.738%	1.61x	10.6%	63.9%	54.1%

(1)	“California-Northern” includes zip codes above 93600, and “California-Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)				Mortgage Rate (%)				Cut-off Date LTV Ratio (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool		No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool		No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 10,000,000	40	228,713,778	16.9	3.501 - 4.000	2	164,000,000	12.1	30.1 - 40.0	1	1,995,704	0.1
10,000,001 - 20,000,000	14	197,261,281	14.6	4.001 - 4.500	6	107,337,171	7.9	40.1 - 50.0	3	115,557,089	8.5
20,000,001 - 30,000,000	7	166,175,858	12.3	4.501 - 5.000	29	743,653,480	55.0	50.1 - 60.0	12	231,060,911	17.1
30,000,001 - 40,000,000	4	150,782,059	11.1	5.001 - 5.500	24	252,369,736	18.7	60.1 - 70.0	37	716,189,910	52.9
40,000,001 - 50,000,000	2	92,246,534	6.8	5.501 - 6.000	10	41,497,980	3.1	70.1 - 80.0	19	288,375,895	21.3
60,000,001 - 70,000,000	1	64,000,000	4.7	6.001 - 6.500	1	44,321,142	3.3	Total:	72	$1,353,179,509	100.0%
80,000,001 - 90,000,000	2	174,000,000	12.9	Total:	72	$1,353,179,509	100.0%	Min: 31.9%	Max: 78.2%	Wtd Avg: 63.9%
90,000,001 - 100,000,000	1	100,000,000	7.4	Min: 3.630%	Max: 6.240%	Wtd Avg: 4.738%
150,000,001 >=	1	180,000,000	13.3					LTV Ratio at Maturity/ARD (%)
Total:	72	$1,353,179,509	100.0%	Original Term to Maturity/ARD (mos.)
Min: $1,742,614	Max: $180,000,000	Avg: $18,794,160							No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
					No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
State
								20.1 - 30.0	2	12,595,704	0.9
	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool	60	8	230,534,141	17.0	30.1 - 40.0	2	6,699,703	0.5
				84	1	11,000,000	0.8	40.1 - 50.0	20	299,948,346	22.2
				120	61	1,097,505,369	81.1	50.1 - 60.0	30	752,858,168	55.6
Maryland	4	204,043,558	15.1	121	1	10,600,000	0.8	60.1 - 70.0	18	281,077,589	20.8
California	12	186,866,121	13.8	156	1	3,540,000	0.3	Total:	72	$1,353,179,509	100.0%
California-Southern(2)	8	107,233,434	7.9	Total:	72	$1,353,179,509	100.0%	Min: 26.6%	Max: 64.6%	Wtd Avg: 54.1%
California-Northern(2)	4	79,632,687	5.9	Min: 60	Max: 156	Wtd Avg: 110
Florida	9	152,390,449	11.3					UW DSCR (x)
Colorado	4	146,171,096	10.8	Remaining Term to Maturity/ARD (mos.)
New York	6	131,216,278	9.7						No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Indiana	5	119,481,204	8.8		No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Texas	11	67,457,051	5.0
Illinois	4	48,363,768	3.6					1.11 - 1.20	1	9,000,000	0.7
Virginia	2	43,979,241	3.3	55 - 60	8	230,534,141	17.0	1.21 - 1.30	3	210,500,000	15.6
Utah	3	34,356,117	2.5	79 - 84	1	11,000,000	0.8	1.31 - 1.40	18	329,827,110	24.4
Michigan	7	30,727,535	2.3	103 - 108	1	9,577,223	0.7	1.41 - 1.50	14	186,221,151	13.8
Ohio	7	23,297,000	1.7	109 - 114	2	4,599,138	0.3	1.51 - 1.60	17	263,827,345	19.5
Delaware	3	23,200,000	1.7	115 - 120	58	1,083,329,009	80.1	1.61 - 1.70	7	89,992,418	6.7
Louisiana	2	20,971,301	1.5	121 - 126	1	10,600,000	0.8	1.71 - 1.80	6	56,028,943	4.1
Georgia	2	20,386,454	1.5	151 - 156	1	3,540,000	0.3	1.81 - 1.90	3	100,686,838	7.4
North Carolina	3	15,810,000	1.2	Total:	72	$1,353,179,509	100.0%	1.91 - 2.00	1	5,100,000	0.4
Pennsylvania	2	13,920,381	1.0	Min: 57	Max: 156	Wtd Avg: 108		2.91 - 3.00	1	1,995,704	0.1
Oregon	1	13,250,000	1.0					3.01 >=	1	100,000,000	7.4
Kentucky	2	13,207,553	1.0	Original Amortization Term (mos.)				Total:	72	$1,353,179,509	100.0%
Arizona	3	11,952,693	0.9					Min: 1.17x	Max: 3.24x	Wtd Avg: 1.61x
Mississippi	1	9,784,000	0.7		No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Tennessee	1	6,086,838	0.4					UW NOI Debt Yield (%)
Alabama	1	5,750,000	0.4
Minnesota	1	4,494,375	0.3	Interest Only	2	164,000,000	12.1		No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
New Jersey	1	3,025,000	0.2	240	6	31,476,283	2.3
Washington	1	2,991,498	0.2	300	12	310,483,531	22.9
Total:	98	$1,353,179,509	100.0%	324	1	47,925,392	3.5	5.6 - 6.0	1	64,000,000	4.7
				360	51	799,294,303	59.1	8.1 - 8.5	2	12,700,000	0.9
Property Type				Total:	72	$1,353,179,509	100.0%	8.6 - 9.0	3	52,579,764	3.9
				Non-Zero Min: 240	Max: 360	Non-Zero Wtd Avg: 340		9.1 - 9.5	12	358,204,870	26.5
	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool					9.6 - 10.0	9	157,720,109	11.7
				Remaining Amortization Term (mos.)				10.1 - 10.5	12	196,297,912	14.5
								10.6 - 11.0	3	16,570,647	1.2
Retail	35	457,985,273	33.8		No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool	11.1 - 11.5	6	94,489,240	7.0
Anchored	26	390,793,562	28.9					11.6 - 12.0	6	114,051,309	8.4
Unanchored	8	62,191,712	4.6					12.1 - 12.5	1	16,479,241	1.2
Retail/Office	1	5,000,000	0.4	Interest Only	2	164,000,000	12.1	12.6 - 13.0	2	16,984,286	1.3
Office	25	440,275,039	32.5	230 - 300	18	341,959,814	25.3	13.1 - 13.5	2	27,750,000	2.1
CBD	4	328,425,392	24.3	301 - 350	2	57,502,614	4.2	13.6 - 14.0	6	184,869,886	13.7
Suburban	8	74,342,955	5.5	351 - 360	50	789,717,081	58.4	14.1 - 14.5	2	16,086,838	1.2
Medical	13	37,506,691	2.8	Total:	72	$1,353,179,509	100.0%	15.1 >=	5	24,395,407	1.8
Hospitality	14	224,309,667	16.6	Non-Zero Min: 230	Max: 360	Non-Zero Wtd Avg: 339		Total:	72	$1,353,179,509	100.0%
Full Service	4	133,397,052	9.9					Min: 5.7%	Max: 19.8%	Wtd Avg: 10.6%
Limited Service	9	84,825,777	6.3
Extended Stay	1	6,086,838	0.4
Other (Leased Fee)	3	72,800,000	5.4
Manufactured Housing	4	50,700,000	3.7
Industrial	10	40,850,000	3.0
Warehouse	4	20,600,000	1.5
Flex	6	20,250,000	1.5
Mixed Use (Retail/Office)	2	26,750,000	2.0
Multifamily	2	26,377,223	1.9
Self Storage	3	13,132,308	1.0
Total:	98	$1,353,179,509	100.0%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and Remaining Term to Maturity/ARD tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	“California-Northern” includes zip codes above 93600, and “California-Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)

Prepayment Restrictions	July 2012	July 2013	July 2014	July 2015	July 2016
Locked Out	91.7%	90.6%	86.9%	87.0%	87.0%
Yield Maintenance Total	8.3%	9.4%	13.1%	13.0%	13.0%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTALS	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,353,179,509	$1,340,192,723	$1,325,871,792	$1,305,897,727	$1,284,147,146
% Initial Pool Balance	100.0%	99.0%	98.0%	96.5%	94.9%

Prepayment Restrictions	July 2017	July 2018	July 2019	July 2020	July 2021
Locked Out	93.1%	93.1%	93.0%	93.0%	92.7%
Yield Maintenance Total	6.9%	6.9%	7.0%	7.0%	7.0%
Open	0.0%	0.0%	0.0%	0.0%	0.3%
TOTALS	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,045,367,172	$1,024,455,177	$992,499,078	$969,766,787	$937,688,031
% Initial Pool Balance	77.3%	75.7%	73.3%	71.7%	69.3%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.

(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1, YM0.5 and DEF/YM1 on Appendix I to the Free Writing Prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Legg Mason Tower

Mortgage Loan No. 1 – Legg Mason Tower

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Legg Mason Tower

Mortgage Loan No. 1 – Legg Mason Tower

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Legg Mason Tower

Mortgage Loan No. 1 – Legg Mason Tower

Vacant
Regus (anticipated)
Deutsche Bank
Vacant
Vacant
Vacant
Legg Mason
Legg Mason
Vacant
Vacant
Legg Mason Primary
Legg Mason
Legg Mason
Legg Mason
Legg Mason
Legg Mason
Legg Mason
Legg Mason
Legg Mason
Legg Mason
Mechanical
Office Lobby
Garage
Vacant
Retail
Garage - 181,740 SF
Garage - 181,740 SF
Garage - 181,740 SF
Garage - 181,740 SF
Garage - 181,740 SF
24
23
22
21
20
19
18
17
16
15
14
13
12
11
10
9
8
7
6
5
4
3
2
1
P1
P2
P3
P4
P5
2015
2016
2017
2018
2019
2020+
Vacant
Mechanical
Others

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Legg Mason Tower

Mortgage Loan No. 1 – Legg Mason Tower

Legg Mason Tower
100 International Drive
Baltimore, MD 21202
Baltimore
Inner Harbor
Patapsco River
Mt. Vernon
Downtown
Otterbein
Federal Hill
Sharp-Leadenhall
Riverside
South Baltimore
Little Italy
Harbor East
Harbor Point
Antique Row
Maryland General Hospital
Read Street Shopping District
Washington Monument
The Walters Art Museum
The Peabody Institute
Preston Gardens
Baltimore Sun Building
Mercy Medical Center
Charles Center
Lexington Market
Baltimore City Hall
War Memorial Plaza
Phoenix Shot Tower
Jewish Museum of Maryland
Hippodrome Theatre
Power Plant Live!
Carroll Mansion
1st Mariner Arena
Fallon Federal Building
Bank of American Building
Port Discovery Children's Museum
Holocaust Memorial
Baltimore City Comm. College
Star Spangled Banner House
Reginald F. Lewis Mus. of African Am. History & Culture
University of Maryland Medical Center
Univ. of MD School of Medicine
US Courthouse
The Gallery at Harborplace
Pratt Street Pavilion
World Trade Ctr.
McKeldin Plaza
Harborplace Amphitheatre
Maritime Museum
Center of Marine Biotechnology
Baltimore Convention Center
Light Street Pavilion
National Aquarium in Baltimore
Public Works Museum
Baltimore Civil War Museum
Oriole Park at Camden Yards
Baltimore Visitors Center
Marine Mammal Pavilion
Rams Head Live!
National Katyn Memorial
Federal Reserve Bank
Marriott Waterfront Hotel
Four Seasons Baltimore Hotel
University Specialty Hospital
Maryland Science Ctr./ IMAX Theater
Rash Field
Baltimore Maritime Museum
American Visionary Arts Museum
Federal Hill Park
M&T Bank Stadium
Cross Street Market
Baltimore-Washington Intl. Airport 9 miles
Metro Subway
Light Rail
83
395
40
2
Washington D.C.
Annapolis
Columbia
Ellicott City
Towson
Dundalk
Rockville
Bethesda
Chesapeake Bay

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Legg Mason Tower

Mortgage Loan No. 1 – Legg Mason Tower

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Sellers:	MSMCH/BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Address:	100 International Drive Baltimore MD 21202
Original Balance:	$180,000,000
Cut-off Date Balance:	$180,000,000			General Property Type:	Office
% of Initial Pool Balance:	13.3%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Net Rentable Area:	612,613 SF
Borrower Name(s):	LM Tower Investments, LLC			Cut-off Date Balance Per Unit/SF:	$294
Sponsor:	John Paterakis; Michael S. Beatty			Balloon/ARD Balance Per Unit/SF:	$235
Mortgage Rate:	4.550%			Year Built / Year Renovated:	2009 / NAP
Note Date:	6/22/2012			Title Vesting:	Fee
First Payment Date:	8/10/2012			Property Manager:	Harbor East Management Group, LLC
Anticipated Repayment Date(1):	7/10/2022
Maturity Date(2):	7/10/2027			Underwriting and Financial Information
IO Period:	24 months			UW Revenues:	$23,319,095
Original Term to Maturity or ARD:	120 months			UW Expenses:	$6,970,763
Seasoning:	0 months			UW NOI:	$16,348,332
Original Amortization Term:	300 months			UW NCF:	$15,380,404
Loan Amortization Type:	Partial IO			UW NOI DSCR:	1.35x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.27x
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield:	9.1%
Lockbox/Cash Management:	Hard / In Place			UW NCF Debt Yield:	8.5%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	10.7%
Subordinate Mortgage Debt(3):	None			Most Recent NOI (As of):	$13,359,943 (12/31/2011)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$11,858,154 (12/31/2010)
				Third Most Recent NOI (As of):	$7,201,731 (12/31/2009)
Reserves(4)				Appraised Value:	$264,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/16/2012
Tax Reserve:	$932,864	$77,739	NAP	Cut-off Date LTV Ratio:	68.2%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	54.6%
Replacement Reserve:	$0	$6,126	NAP	Occupancy Rate(6):	85.1% (5/9/2012)
TI/LC Reserve(5):	$0	Springing	NAP	2nd Most Recent Occupancy (As of):	76.6% (12/31/2011)
Free Rent Reserve:	$441,929	$0	NAP	3rd Most Recent Occupancy (As of):	75.9% (12/31/2010)
Vacant Space Reserve:	$10,500,000	$0	NAP	4th Most Recent Occupancy (As of)(7):	76.7% (12/31/2009)
Existing TI/LC Obligations	$1,451,994	$0	NAP	5th Most Recent Occupancy (As of)(8):	NAP
Profit Sharing Reserve	$0	$7,500	NAP	6th Most Recent Occupancy (As of)(8):	NAP

(1)
Commencing on the Anticipated Repayment Date, the interest rate will increase to the greater of (i) 4.550% plus 3.000% and (ii) the sum of (x) the then applicable treasury rate plus (y) the then current five-year mid swap rate spread, but in no event will the revised interest rate exceed 9.550%.

(2)	The potential hyper-amortization period is limited to five years.
(3)
There is no additional mortgage debt secured by the Legg Mason Property; however, there is $3,000,000 of in-place, unsecured, fully accruing (3%) financing provided by the City of Baltimore to facilitate construction of a shared parking facility. The City of Baltimore acknowledges that this debt is the personal obligation of Harbor East Parcel D – Commercial, LLC.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(5)
A monthly TI/LC reserve of $76,576 will be collected in the event the underwritten DSCR falls below 1.10x on a trailing 12 months basis during the loan term. Collections will be suspended and any TI/LC escrow balance will be returned to the Legg Mason Borrower upon achievement of a minimum 1.20x DSCR on a trailing-12 month basis.

(6)
The underwritten occupancy includes space currently leased to a certain Legg Mason Tower Property tenant that has given notice to the Legg Mason Tower Borrower of a material negative change in the tenant’s finances and a potential lease default. The tenant accounts for less than 1% of the underwritten base rent associated with the Legg Mason Tower Property. It also includes 19,274 SF that, based on a letter of intent, is expected to be leased to an affiliate of Regus Office Solutions. Certain reserves are in place pending the replacement and lease signing of such respective tenants. See “—Escrows and Reserves” below for details.

(7)	The 12/31/2009 rent roll does not include the Legg Mason Tower Property retail space. Occupancy as of 12/31/2009 is related to 593,991 SF of office space only.
(8)	Construction of the Legg Mason Tower Property was completed in 2009 and initial occupancy took place at that time.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Legg Mason Tower

The Legg Mason Tower Mortgage Loan

The Mortgage Loan. The largest mortgage loan (the “Legg Mason Tower Mortgage Loan”) is a refinance of a construction loan originated in part by one of the Legg Mason Tower Mortgage Loan sellers. The Legg Mason Tower Mortgage Loan is evidenced by two equal priority notes in the combined original principal amount of $180,000,000, and is secured by a first priority fee mortgage encumbering an office and retail property known as the Legg Mason Tower in Baltimore, Maryland (the “Legg Mason Tower Property”).

The Legg Mason Tower Mortgage Loan has an original and remaining term of 120 months. The Legg Mason Tower Mortgage Loan requires payments of interest only for its initial 24 months, and principal and interest for its remaining 96 months, with an anticipated repayment date of July 10, 2022, and a maturity date of July 10, 2027. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Legg Mason Tower Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor. The borrower is LM Tower Investments, LLC, a single-purpose Maryland limited liability company with two independent directors (the “Legg Mason Tower Borrower”). The Legg Mason Tower Borrower was formed under a Maryland IDOT structure. The owner of the Legg Mason Tower Property is Harbor East Parcel D-Commercial, LLC and Harbor East Parcel D-Retail 2, LLC, collectively. The Legg Mason Tower Mortgage Loan sponsors are John Paterakis and Michael S. Beatty, the sole directors of H&S Properties Development Corporation (“H&S”). The non-recourse carve-out guarantor is Presidential Investors Limited Partnership LLLP (“PILP”).

H&S was formed by John Paterakis and Michael S. Beatty in 1995. The company is the master developer for Harbor East, a 70-acre, mixed-use development area that extends to the Baltimore Inner Harbor. The development contains nearly 3 million SF of office space, including the Legg Mason Tower Property, 1 million SF of retail space, a new seven-screen Landmark Theater, nine hotels with approximately 3,000 rooms, including the Four Seasons Baltimore, a 200-slip marina and approximately 9,000 structured parking spaces. PILP and its subsidiaries, affiliates of H&S, reported total assets of approximately $743.9 million, total liabilities of approximately $593.0 million and total equity of approximately $150.9 million as of year-end 2011.

The Mortgaged Property. The Legg Mason Tower Property is a 24-story, multi-tenant office building containing 612,613 SF located in the Harbor East waterfront area of Baltimore, Maryland. The building has 18,988 SF of ground and second floor retail space. The Legg Mason Tower Property consists of three units of a six-unit condominium regime that includes the Legg Mason Tower Property office space, the Legg Mason Tower Property retail space, and a 1,145 space subterranean parking garage shared with the adjacent Four Seasons Hotel Baltimore. Affiliates of the Legg Mason Tower Borrower currently own the other three condominium units. The Legg Mason Tower Property represents approximately 62% of the common area interest in the condominium regime. The Legg Mason Tower Property, which was constructed in 2009, and holds the LEED Silver Status, serves as the global headquarters for Legg Mason Global Asset Management. Legg Mason Global Asset Management, through its affiliate Legg Mason Tower, Inc., (“Legg Mason”) leases 374,598 SF (61% of space) on 16 floors through August 31, 2024, with one 10-year lease renewal option followed by one five-year lease renewal option. Legg Mason currently subleases a total of 81,851 SF of this space to John Hopkins University and RSM McGladrey until 2020.

The Legg Mason Tower Property benefits from certain Enterprise Zone tax credits related to the retail condominium unit and certain PILOT tax credits related to the office and parking garage condominium units. The retail condominium Enterprise Zone tax credits fully expire on June 30, 2019. The office and parking garage PILOT tax credits fully expire in 2024 and 2034, respectively.

Major Tenants.

Legg Mason (374,598 SF, 61.1% of NRA, 73.5% of underwritten base rent). Legg Mason leases 374,598 SF from an affiliate of the Legg Mason Tower Borrower. The lease began on February 12, 2007, prior to building construction, and has a current expiration date of August 31, 2024, with one 10-year lease renewal option followed by one five-year lease renewal option. The lease renewal options are at a “fair market rent.” The renewal option notice period is 30-48 months prior to lease expiration. The underwritten base rent reflects an annual 3% rent increase effective August 1, 2012. At the time of the Anticipated Repayment Date, total base rent is scheduled to be $14,418,601, compared to the underwritten base rent of $11,050,088. Legg Mason, Inc. (NYSE: LM), the Legg Mason lease guarantor, was founded in Baltimore in 1899 and is now regarded to be the world’s 15th largest asset management firm, serving individual and institutional investors on five continents.  Legg Mason, Inc. has approximately 3,100 employees in 31 offices and reports $627 billion of assets under management as of May 31, 2012. Legg Mason, Inc. reported 2011 fiscal year operating revenues of approximately $2.8 billion and operating income of $386,808,000.

Hogan Lovells US LLP (37,439 SF, 6.1% of NRA, 7.5% of underwritten base rent). Hogan Lovells US LLP leases 37,439 SF from an affiliate of the Legg Mason Tower Borrower. The lease began on April 4, 2008, prior to building completion, and has a current expiration date of October 31, 2024, with two five-year lease renewal options. The lease renewal options are at a “fair market rent.” The renewal option notice period is 12 months prior to lease expiration. The underwritten base rent reflects an annual 3% rent increase effective November 1, 2012. At the time of the Anticipated Repayment Date, total base rent is scheduled to be $1,467,924, compared to the underwritten base rent of $1,125,042. Hogan Lovells US LLP is part of an international legal practice that was formed in 2010 by the

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MSBAM 2012-C5	Legg Mason Tower

merger of Hogan & Hartson LLP and Lovells LLP. The firm employs approximately 2,300 lawyers worldwide in more than 40 offices in the United States, Europe, Latin America, the Middle East and Asia.

John Hopkins University (37,150 SF, 6.1% of NRA, 6.4% of underwritten base rent). John Hopkins University’s Carey Business School (“John Hopkins”) leases 37,150 SF from an affiliate of the Legg Mason Tower Borrower under two separate coterminous leases. The leases began on December 1, 2009 and have a current expiration date of August 31, 2020, with two five-year lease renewal options. This direct lease space is in addition to 43,319 SF that John Hopkins currently subleases from Legg Mason. The subject space operates as the Carey Business School’s main campus.

The following table presents a summary regarding major tenants at the Legg Mason Tower Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(1)	Tenant SF(2)	Approximate % of SF	Annualized Underwritten Base Rent(4)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)	Lease Expiration
Major Tenants
Legg Mason Global Asset Management	NR/Baa1/BBB	374,598	61%	$11,050,088	74%	$29.50	8/31/2024
Hogan Lovells	NR/NR/NR	37,439	6%	$1,125,042	7%	$30.05	10/31/2024
John Hopkins University	AA+/Aa2/AA	37,150(3)	6%	$956,897	6%	$25.76	8/31/2020
Subtotal / Wtd. Avg.		449,187	73%	$13,132,027	87%	$29.23

Other Tenants		71,920	12%	$1,898,211	13%	$26.39
Vacant Space		91,506	15%	$0	0%	$0.00
Total / Wtd. Avg.		612,613	100%	$15,030,238	100%	$28.84

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease. The John Hopkins University ratings reflect current general bond issuance ratings.
(2)	Information is based on the underwritten rent roll.
(3)	The presented SF represents directly leased space. The tenant also subleases approximately 43,319 SF from Legg Mason.
(4)	Total Annualized Underwritten Base Rent excludes vacant space.

The following table presents certain information relating to the lease rollover at the Legg Mason Tower Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2012	0	0	$0.00	0%	0%	$0	0%	0%
2013	0	0	$0.00	0%	0%	$0	0%	0%
2014	0	0	$0.00	0%	0%	$0	0%	0%
2015	1	3,650	$33.95	1%	1%	$123,918	1%	1%
2016	1	1,889	$41.20	0%	1%	$77,827	1%	1%
2017	0	0	$0.00	0%	1%	$0	0%	1%
2018	0	0	$0.00	0%	1%	$0	0%	1%
2019	1	7,401	$29.61	1%	2%	$219,144	1%	3%
2020	2	37,150	$25.76	6%	8%	$956,897	6%	9%
2021	0	0	$0.00	0%	8%	$0	0%	9%
2022 & Beyond	25	471,017	$28.99	77%	85%	$13,652,452	91%	100%
Vacant	0	91,506	$0.00	15%	100%	$0	0%	100%
Total / Wtd. Avg.	30	612,613	$28.84	100%		$15,030,238

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Average Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Legg Mason Tower

The Market.  The Baltimore regional office market is divided into eight submarkets. The Legg Mason Tower Property is located within the Central Baltimore City submarket. The Central Baltimore City submarket is the largest with 16,517,000 SF, or 26.4% of the market total. As of March 31, 2012, the overall vacancy rate for the Baltimore region was 17.6%, with Class A vacancy at 16.2%. The Class A Central Baltimore City vacancy rate for the period was 21.3%, while the subject competitive set, including 30 buildings with 10,134,060 SF, had an average vacancy rate of 12.6%. Average reported asking rental rates for the competitive set was $25.52 PSF. The Legg Mason Tower Property is specifically located in the Harbor East section of downtown Baltimore along the inner harbor waterfront. The area is also known as the Inner Harbor District, just south of the Baltimore CBD.

The following table presents certain office rent comparable information in the Legg Mason Tower Property submarket.

Competitive Property Summary
Property	Class	Lease Size & Date	Tenant Name	Initial Rent PSF	Term (years)	Lease Type	TI PSF
Thames Street Wharf 1300 Thames Street	A	17,433 SF 1/2012	Confidential	$26.25	12.5	Net	$8.00
Thames Street Wharf 1300 Thames Street	A	35,593 SF 3/2012	Confidential	$25.00	10.0	Net	$50.00
Harbor East 1000 Lancaster Street	A	14,000 SF 3/2012	Confidential	$25.00	10.0	Net	$0.00
Harbor East 1000 Lancaster Street	A	28,000 SF 3/2012	Confidential	$24.50	10.0	Net	$0.00
Bond Street Wharf 901 S. Bond Street	A	30,784 SF 3/2012	Confidential	$26.00	10.0	Modified	$15.00
Bond Street Wharf 901 S. Bond Street	A	18,000 SF 3/2012	Confidential	$26.50	10.0	Modified	$30.00
100 E. Pratt Street	A	30,000 SF 12/2011	Merrill Lynch	$31.50	3.0	Modified	$3.86
250 West Pratt Street	A	17,737 SF 6/2011	Womble Carlyle Sandridge and Rice	$29.81	2.0	Modified	$0.00

Source: Appraisal

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MSBAM 2012-C5	Legg Mason Tower

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Legg Mason Tower Property:

Cash Flow Analysis(1)
	2009	2010	2011	UW	UW PSF
Gross Potential Rent(2)	$7,103,119	$11,904,306	$12,950,375	$17,897,772	$29.22
Total Reimbursements	$1,497,379	$3,462,060	$3,931,204	$4,609,733	$7.52
Other Income(3)	$1,465,081	$2,308,148	$2,752,482	$3,679,125	$6.01
Less Vacancy & MTM Loss	$0	$0	$0	($2,867,535)	($4.68)
Effective Gross Income	$10,065,579	$17,674,514	$19,634,061	$23,319,095	$38.06
Total Expenses	$2,863,848	$5,816,360	$6,274,118	$6,970,763	$11.38
Net Operating Income	$7,201,731	$11,858,154	$13,359.943	$16,348,332	$26.69
TI/LC	$0	$0	$0	$814,775	$1.33
Capital Expenditures	$0	$0	$0	$153,153	$0.25
Net Cash Flow	$7,201,731	$11,858,154	$13,359,943	$15,380,404	$25.11
Occupancy %	76.7%	75.9%	76.6%	85.1%(5)
NOI DSCR	0.60x	0.98x	1.11x	1.35x
NCF DSCR	0.60x	0.98x	1.11x	1.27x
NOI Debt Yield	4.0%	6.6%	7.4%	9.1%
NCF Debt Yield	4.0%	6.6%	7.4%	8.5%
Average Annual Rent PSF(4)	NAV	$25.60	$27.59	$28.84

(1)	The Legg Mason Tower Property is recent construction and tenants began taking occupancy in 2009.

(2)
Underwritten Gross Potential Rent includes contractual near-term rent steps associated with the following three tenants: Legg Mason - $321,781 on 8/12012; John Hopkins University - $20,919 on 8/1/2012; and Oppenheimer - $1,924 on 10/01/2012. Underwritten rent steps total approximately $344,624. Underwritten net base rent (GPR less UW Vacancy) is approximately $2,079,862 greater than 2011 reported collections due to several factors, including: (a) the aforementioned underwritten rent steps (b) three new tenants with leases that begin in 2012 (Deutsche Bank, JMI Management, and J. Crew), and, in the case of Regus, a lease that is projected to begin in 2012 (see “—Escrows and Reserves” below for associated structure) which add, collectively, approximately $1,539,771 to underwritten base rent, and (c) contractual rent steps associated with several tenants during 2011.

(3)
Underwritten Other Income includes net parking profits from the subject parking garage. Underwriting reflects revenue growth due to completion of the adjacent Four Seasons Baltimore hotel, which opened in November 2011, and increased occupancy of the Legg Mason Tower Property’s office space.

(4)
Average Annual Rent PSF is based on historical financials and end of year property occupancy rates. Vacant space is excluded from the calculation. Property construction was completed in 2009 and tenancy began in June of that year; therefore, average annual rent PSF is not calculated for that year.

(5)
The underwritten occupancy includes space currently leased to a certain Legg Mason Tower Property tenant that has given notice to the Legg Mason Tower Borrower of a material negative change in the tenant’s finances and a potential lease default. The tenant accounts for less than 1% of the underwritten base rent associated with the Legg Mason Tower Property. It also includes 19,274 SF that, based on a letter of intent, is expected to be leased to an affiliate of Regus Office Solutions. Certain reserves are in place pending the replacement and lease signing of such respective tenants. See “—Escrows and Reserves” below for further discussion of related reserve requirements.

Escrows and Reserves.  The Legg Mason Tower Borrower deposited $932,864 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly.  The Legg Mason Tower Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the Legg Mason Tower Borrower maintains insurance under an acceptable blanket insurance policy).  The Legg Mason Tower Borrower is also required to make monthly deposits of (i) $6,126 for replacement reserves, (ii) upon the occurrence of a Rollover DSCR Trigger Event (as defined below), $76,576 for TI/LC reserves, (iii) 1/12 of the annual common charges, special assessments, operating costs and other amounts imposed on the Legg Mason Tower Property and/or Legg Mason Tower Guarantor (as defined below) pursuant to the condominium documents and (iv) the estimated amount payable by Legg Mason Tower Guarantor to the City of Baltimore as a Profit Sharing Payment (as such term is defined and used in the Payment in Lieu of Taxes Agreement (701 Aliceanna Street), dated as of June 10, 2009, between Legg Mason Tower Guarantor and the City of Baltimore, as amended).

A “Rollover DSCR Trigger Event” (x) commences on the date an event of default occurs and ends on the date such event of default has been cured (and a separate Rollover DSCR Trigger Event has not occurred and is not continuing) or (y) commences on the date the assumed debt service coverage ratio, tested quarterly, is less than 1.10x and ends on the date the assumed debt service coverage ratio equals or exceeds 1.20x (and no event of default has occurred and is continuing).

At loan origination, the Legg Mason Tower Borrower deposited (i) $441,929 in escrow for all remaining free rent obligations, (ii) $1,451,994 in escrow for a separate reserve for TI/LCs that are obligations of Harbor East Parcel D-Commercial LLC and Harbor East Parcel D-Retail 2, LLC (together, “Legg Mason Tower Guarantor”), (iii) $8,750,000 in escrow for a separate reserve for TI/LCs and free rent amounts that are payable by Legg Mason Tower Guarantor under the Regus Lease (as defined below) (or, if applicable, one or more lease(s) with a replacement tenant(s)), whether in the form of a reimbursement or direct payment, and (iv) $1,750,000 in escrow for a separate reserve for TI/LCs that are payable under a new lease approved by lender for the re-letting of the space leased to a certain tenant that has noticed the Legg Mason Tower Borrower of a potential lease default as of loan origination.  The “Regus Lease” refers to a lease reasonably acceptable to lender with respect to no less than 19,274 SF of space at the Legg Mason Tower Property on terms and conditions substantially similar to those set forth in a letter of intent dated March 12, 2012 between RGN Baltimore I, LLC and Harbor East Parcel D-Commercial LLC., or a replacement lease from a replacement tenant.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Legg Mason Tower

Lockbox and Cash Management.  A hard lockbox is in place with respect to the Legg Mason Tower Mortgage Loan.  The Legg Mason Tower Mortgage Loan has in place cash management.  Funds in the lockbox account are allocated each month on the first day of the month, the eighth day of the month and on each subsequent Friday of the month to debt service payments and required deposits to the reserves as described above under “-Escrows and Reserves” and applied as of each monthly payment date to make such payments and deposits.  Once the funds in the lockbox account so allocated and applied are equal to the amount required to be paid or deposited on the next monthly payment date, the excess is swept on the first, eighth, and each Friday thereafter to an account designated by the Legg Mason Tower Guarantor, provided that, notwithstanding the foregoing, during a Cash Sweep Period (as defined below), all excess cash with respect to the Legg Mason Tower Mortgage Loan is held by the mortgagee as additional security for the Legg Mason Tower Mortgage Loan.

A “Cash Sweep Period” commences upon (x) the occurrence of an event of default and ends upon the cure of such event of default (provided, in each case, no other Cash Sweep Period has occurred and is continuing), (y) the date the assumed debt service coverage ratio, tested quarterly, is less than 1.10x and ends on the date the assumed debt service coverage ratio, tested quarterly, is equal to or greater than 1.20x or (z) the date a Legg Mason Sweep Event (as defined below) occurs and ends upon the occurrence of a Legg Mason Cure Event (as defined below) (provided, in each case, no other Cash Sweep Period has occurred and is continuing).  In addition, a “Cash Sweep Period” automatically commences on July 10, 2022, and may not thereafter be cured.

A “Legg Mason Sweep Event” means (A) (i) Legg Mason fails to occupy and continuously operate its business within 75% of its leased premises for 60 continuous days (subject to force majeure) (provided Legg Mason may sublease up to 25% of its leased premises to subtenants pursuant to pre-approved subleases with RSM McGladrey, Inc. or John Hopkins University or other market subleases which provide for an aggregate rent at a rate equal to 75% or more of the rent payable by Legg Mason and a term of five years or more (or are co-terminous with the Legg Mason lease) and satisfy various other conditions, in which event such subleases will be treated as though the subleased space was occupied by Legg Mason), (ii) a bankruptcy proceeding is filed by or brought against Legg Mason, or (iii) Legg Mason vacates the leased premises or terminates its lease or delivers a notice of intent to vacate the premises or terminate its lease or (B) a monetary or material non-monetary default by Legg Mason under its lease occurs.

A “Legg Mason Cure Event” means (i) with respect to a Legg Mason Sweep Event of the type described in clause (A) of such definition, each of Legg Mason tenant, an acceptable subtenant, and the Legg Mason Tower Guarantor deliver to lender an estoppel certificate in form and substance acceptable to lender (or Legg Mason Tower Guarantor enters into a replacement lease which satisfies the loan agreement and the replacement tenant(s) and Legg Mason Tower Guarantor deliver to lender an estoppel certificate in form and substance acceptable to lender) and (ii) with respect to a Legg Mason Sweep Event of the type described in clause (B) of such definition, Legg Mason Tower Guarantor certifies that such default under the Legg Mason lease has been cured by Legg Mason and such cure has been accepted by the Legg Mason Tower Guarantor and reasonably approved by lender.

Property Management. The Legg Mason Tower Property is managed by Harbor East Management Group, LLC, an affiliate of the Legg Mason Tower Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Expansion, Release and Substitution of Property.  Not permitted, except as described below.

Conversion of Garage Unit, Release of Parking Unit, Parking Space Easement.  Provided no event of default has occurred and remains uncured, the Legg Mason Tower Guarantor may, at any time after the date that is two years from the “startup day” of the trust established in connection with the last securitization involving any portion of the Legg Mason Tower Mortgage Loan and prior to April 10, 2022, convert the Garage Unit (as such term is defined in the existing condominium declaration) into two or more Parking Units (as such term is defined in any declaration establishing a condominium regime created in connection with such conversion of the Garage Unit), subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to (i) the Garage Unit shall have been submitted to a condominium regime composed of two or more units which shall have been established in accordance with applicable legal requirements and shall have been reasonably consented to by lender prior to recordation and (ii) if required by lender, Legg Mason Tower Borrower and Legg Mason Tower Guarantor shall have delivered a rating agency confirmation as to the conversion.

Provided no event of default has occurred and remains uncured, the Legg Mason Tower Borrower may, at any time after the date that is two years from the “startup day” of the trust established in connection with the last securitization involving any portion of the Legg Mason Tower Mortgage Loan and prior to April 10, 2022, but in no event more than two times during the term of the Legg Mason Tower Mortgage Loan (except as set forth below), obtain a release of the lien of the mortgage as to any group of Parking Units, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to (i) Legg Mason Tower Borrower prepays the principal amount of the Legg Mason Tower Mortgage Loan in an amount equal to, for each individual parking space, 125% of $22,400 (subject to an annual escalation of 3% per annum, compounded annually), together with the prepayment premium applicable to such amount, (ii) the aggregate number of parking spaces released from the lien of the mortgage shall not exceed 120, (iii) as of the date of consummation of the Parking Unit release event, after giving effect to the release, the assumed debt service coverage ratio with respect to the remaining Legg Mason Tower Property shall be greater than the greater of (x) the assumed debt service coverage ratio immediately prior to the consummation of the release event and (y) 1.35x and (iv) if required by lender, Legg Mason Tower Borrower and Legg Mason Tower Guarantor shall have delivered a rating agency confirmation as to the release event. Prior to the date that is two years from the “startup day” of the trust established in connection with the last securitization involving any portion of the Legg Mason Tower Mortgage Loan, the Legg Mason Tower Borrower has a one-time right to release up to 15 parking

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MSBAM 2012-C5	Legg Mason Tower

spaces, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including those referenced in the prior sentence.

In lieu of the conversion and release of subsequently created Parking Units, provided no event of default has occurred and remains uncured, the Legg Mason Tower Borrower may, at any time after the date that is two years from the “startup day” of the trust established in connection with the last securitization involving any portion of the Legg Mason Tower Mortgage Loan and prior to April 10, 2022, but in no event more than two times during the term of the Legg Mason Tower Mortgage Loan (except as set forth below), grant one or more perpetual, exclusive easements to an affiliate of Legg Mason Tower Guarantor or to one or more third parties for access and parking with respect to up to 120 parking spaces in the Garage Unit, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to (i) Legg Mason Tower Borrower prepays the principal amount of the Legg Mason Tower Mortgage Loan in an amount equal to, for each individual parking space, 125% of $22,400 (subject to an annual escalation of 3% per annum, compounded annually), together with the prepayment premium applicable to such amount and (ii) the aggregate number of parking spaces encumbered by such easement shall not exceed 120. Prior to the date that is two years from the “startup day” of the trust established in connection with the last securitization involving any portion of the Legg Mason Tower Mortgage Loan, the Legg Mason Tower Borrower has a one-time right to release up to 15 parking spaces, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including those referenced in the prior sentence

Terrorism Insurance.  Generally the Legg Mason Tower Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Legg Mason Tower Property, provided that the Legg Mason Tower Borrower shall not be required to pay annual premiums in excess of two times the premium for a separate “special form” or “all risks” policy (or equivalent policy) and business interruption coverage insuring only the Legg Mason Tower Property on a stand-alone basis at the time that any terrorism coverage is excluded, in order to obtain terrorism coverage.

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MSBAM 2012-C5	Silver Sands Factory Stores

Mortgage Loan No. 2 – Silver Sands Factory Stores

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Silver Sands Factory Stores

Mortgage Loan No. 2 – Silver Sands Factory Stores

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Silver Sands Factory Stores

Mortgage Loan No. 2 – Silver Sands Factory Stores

Silver Sands Factory Stores
10562 Emerald Coast Parkway
Miramar Beach, FL 32550
Choctawhatchee Bay
Gulf of Mexico
Destin
Niceville
Valparaiso
Northwest Florida Regional Airport
Destin- Fort Walton Beach Airport
Eglin Air Force Base
Miramar Beach
OKALOOSA COUNTY
WALTON COUNTY
Mid-Bay Bridge
Emerald Coast Pkwy.
Harbor Blvd.
Old Highway 98
White Point Rd.
John Sims Pkwy.
College Blvd.
Palm Blvd.
Eglin Pkwy
Eglin Blvd.
Rocky Bayou
Boggy Bayou
Roberts Lake
Northwest Florida State College
Rocky Bayou Country Club
Fred Gannon Rocky Bayou State Park
Bluewater Bay Resort
Henderson State Park
Indian Bayou Golf and Country Club
Regatta Bay Golf Course
Emerald Bay Golf Club
Seascape Resort
Sandestin Resort
Topsail Hill Preserve State Park
Destin History & Fishing Museum
Harbor Walk Village
Paradise Bay at Kelly Plantation
Destin Commons
Fort Walton Beach 8 miles
Tallahassee 145 miles
Panama City 45 miles
85
285
20
190
397
293
98
ALABAMA
GEORGIA
FLORIDA
Gulf of Mexico
Pensacola
Milton
Crestview
De Funiak Springs
Niceville
Destin
Fort Walton Beach
Miramar Beach
Panama City
Panama City Beach
Tallahassee
Marianna
Quincy
Bainbridge
Dothan
Enterprise
Andalusia
Opp
Troy
Ozark
Monroeville
Brewton
Atmore
Blakely
Albany
Camilla

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Silver Sands Factory Stores

Mortgage Loan No. 2 – Silver Sands Factory Stores

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	BBB/Baa3			Property Address:	10562 Emerald Coast Parkway Miramar Beach, FL 32550
Original Balance:	$100,000,000
Cut-off Date Balance:	$100,000,000			General Property Type:	Retail
% of Initial Pool Balance:	7.4%			Detailed Property Type:	Anchored (Outlet Center)
Loan Purpose:	Refinance			Net Rentable Area:	442,126 SF
Borrower Name(s):	Silver Sands GL I, LLC; Silver Sands GL II, LLC			Cut-off Date Balance Per Unit/SF:	$226
				Balloon/ARD Balance Per Unit/SF:	$226
Sponsor:	Simon Property Group, Inc.; The Howard Group			Year Built / Year Renovated:	1986 / 2007
				Title Vesting(4):	Fee
Mortgage Rate:	3.930%			Property Manager:	Simon Management Associates II, LLC
Note Date:	5/31/2012
First Payment Date:	7/1/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	6/1/2022			UW Revenues:	$18,946,430
IO Period:	120 months			UW Expenses:	$5,292,484
Original Term to Maturity or ARD:	120 months			UW NOI:	$13,653,945
Seasoning:	1 month			UW NCF:	$12,922,703
Original Amortization Term:	None			UW NOI DSCR:	3.43x
Loan Amortization Type:	Interest Only			UW NCF DSCR:	3.24x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	13.7%
Prepayment Provisions:	LO (25); DEF (88); O (7)			UW NCF Debt Yield:	12.9%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	12.9%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of)(5):	$13,408,143 (12/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of)(5):	$11,711,508 (12/31/2010)
Mezzanine Debt:	None			Third Most Recent NOI (As of)(5):	$11,426,935 (12/31/2009)
Reserves(1)				Appraised Value:	$202,500,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/14/2012
Tax Reserve(2):	$0	Springing	NAP	Cut-off Date LTV Ratio:	49.4%
Insurance Reserve(2):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	49.4%
Replacement Reserve(2):	$0	Springing	NAP	Occupancy Rate (As of):	89.3% (5/30/2012)
TI/LC Reserve(2):	$0	Springing	NAP	2nd Most Recent Occupancy (As of):	88.5% (12/31/2011)
Other Reserve(3):	$1,760,000	$0	NAP	3rd Most Recent Occupancy (As of):	86.5% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
During a Reserve Deposit Period (as defined below), the Silver Sands Factory Stores Borrower is required to escrow for taxes, insurance, replacement reserves and TI/LC reserves as described under “—Escrows and Reserves” below.

(3)
The Silver Sands Factory Stores Borrower established at closing a holdback deposit of $1,300,000 for the Croc’s tenant space and a $460,000 reserve for amounts owed to certain tenants for reimbursements as described under “—Escrows and Reserves” below.

(4)	The Silver Sands Factory Stores Mortgage Loan is secured by a leasehold interest whereby the fee owner is a borrower-related entity and has pledged the fee interest as security for the mortgage loan.

(5)	Historical NOI includes income from five tenants (13,281 SF) that as of closing are not a part of the collateral.

The Silver Sands Factory Stores Mortgage Loan

The Mortgage Loan.  The second largest mortgage loan (the “Silver Sands Factory Stores Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $100,000,000 and is secured by a first priority fee mortgage encumbering a retail outlet center known as Silver Sands Factory Stores in Miramar Beach, Florida (the “Silver Sands Factory Stores Property”). The Silver Sands Factory Stores Mortgage Loan was originated on May 31, 2012 by or on behalf of Bank of America, National Association.

The Silver Sands Factory Stores Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months. The Silver Sands Factory Stores Mortgage Loan requires payments of interest only for its entire term with a scheduled maturity date of June 1, 2022.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.  The Silver Sands Factory Stores Mortgage Loan is open to prepayment at par during the final six months of the loan term.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Silver Sands Factory Stores

The Borrower and the Sponsor.  The borrowers are Silver Sands GL I, LLC and Silver Sands GL II, LLC, single-purpose Delaware limited liability companies, each with two independent directors (together, the “Silver Sands Factory Stores Borrower”).  Silver Sands GL I, LLC and Silver Sands GL II, LLC are owned by Silver Sands Joint Venture Partners and Silver Sands Joint Venture Partners II, respectively.  Silver Sands Joint Venture Partners and Silver Sands Joint Venture Partners II are the fee owners and have ground leased the Silver Sands Factory Stores Property to the Silver Sands Factory Stores Borrower.  Both the fee and leasehold interests in the Silver Sands Factory Stores Property have been pledged as security for the Silver Sands Factory Stores Mortgage Loan.  Concurrent with closing, Simon Property Group, LP purchased a 50% interest in the Silver Sands Factory Stores Property, thereby the equity ownership in Silver Sands Joint Venture Partners I and Silver Sands Joint Venture Partners II is held indirectly by Simon Property Group, L.P. and The Howard Company of the Southeast, Inc.

Simon Property Group, Inc. (NYSE: SPG), the general partner of Simon Property Group, L.P., is a real estate investment trust that engages in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties consisting primarily of regional malls, premium outlet centers and community shopping centers.  Simon Property Group, Inc. is the largest public real estate company in the United States and owns or has interest in 339 retail real estate properties comprising approximately 245 million SF of gross leasable area in North America, Europe and Asia.  Simon Property Group, Inc. was founded in 1960 and is headquartered in Indianapolis, Indiana.  As of the fiscal year ended December 30, 2011, Simon Property Group, Inc. reported revenue of approximately $4.3 billion and net income of approximately $1.0 billion.  Simon Property Group, Inc. is currently rated “A-” by S&P, “Baa1” by Moody’s and “A-” by Fitch.

The Howard Company of the Southeast, Inc. is owned by The Howard Group, a portfolio real estate development company specializing in premier commercial developments and upscale resort residential properties located along northwest Florida’s Gulf Coast.  Founded by Keith Howard in 1987, The Howard Group’s development portfolio includes, in addition to the Silver Sands Factory Stores Property, the Grand Boulevard at Sandestin, Heron Harbor, and Vizcaya and Stallworth Preserve.

The Mortgaged Property. The Silver Sands Factory Stores Property is a 442,126 SF retail outlet center located in Miramar Beach, Florida.  The Silver Sands Factory Stores Property was developed in stages from 1986 to 2007 by The Howard Group, an affiliate of the Silver Sands Factory Stores Borrower.  The Silver Sands Factory Stores Property is located on the north side of Emerald Coast Parkway (US Highway 98), just west of Sandestin Golf and Beach Resort in Walton County.

The Silver Sands Factory Stores Property consists of approximately 93 tenants with no tenant contributing more than 6.7% of the net rentable area or 2.9% of the underwritten base rent.  Tenants at the Silver Sands Factory Stores Property include: Saks, Polo, Columbia, Nike, Hanesbrands, Ann Taylor Loft, Reebok, GAP, Tommy Hilfiger, Dress Barn, Banana Republic, Coach, J Crew, Brooks Brothers and Ann Taylor.  The Silver Sands Factory Stores Property has 2,240 surface parking spaces, which equates to a parking ratio of 5.12 spaces per 1,000 SF of net rentable area.

As of May 30, 2012, the Silver Sands Factory Stores Property was 91.3% occupied.  The historical occupancy at the Silver Sands Factory Stores Property was 89.6% as of December 31, 2011, 85.2% as of December 31, 2010 and 86.5% as of December 31, 2009.  In-line store sales as of the trailing-12 months ended March 31, 2012 were approximately $535 PSF, which represents an occupancy cost of 8.2%. The reported year end 2011 and 2010 sales were approximately $532 PSF and $495 PSF, respectively.

Major Tenants.

Saks & Company (29,502 SF, 6.7% of NRA, 2.9% of underwritten base rent).  Saks & Company (“Saks”) occupies 29,502 SF at the Silver Sands Factory Stores Property operating as a Saks Fifth Avenue OFF 5TH Outlet under a lease expiring on May 31, 2014 with three five-year extension options.  The lease provides for percentage rent equal to 6% of gross sales up to $8,000,000 and 5% of gross sales above $8,000,000.  Saks (NYSE: SKS) is a retail operator in the United States offering fashion apparel, shoes, accessories, jewelry, cosmetics and gifts.  Founded in 1919 and headquartered in New York City, Saks operates stores under the brand names Saks Fifth Avenue and Saks Fifth Avenue OFF 5TH. As of January 28, 2012, Saks operated 46 Saks Fifth Avenue and 60 Saks Fifth Avenue OFF 5TH stores.  As of January 28, 2012, Saks reported revenue of approximately $3.0 billion and net income of approximately $74.8 million.  Saks is currently rated “BB” by Fitch, “B1” by Moody’s and “BB” by S&P.  Saks reported sales at the Silver Sands Factory Stores Property of $254 PSF for the trailing-12 months ended March 31, 2012.

Polo Ralph Lauren Factory Store (15,621 SF, 3.5% of NRA, 2.9% of underwritten base rent). Polo Ralph Lauren Factory Store (“Polo”) occupies 15,621 SF at the Silver Sands Factory Stores Property under a lease expiring on December 31, 2020 with two seven-year extension options.  The lease provides for a rental rate of $28.73 PSF, which increases to $31.73 PSF in lease year five.  In addition, the lease provides for percentage rent of 2% of gross sales greater than $10.8 million but less than $14.1 million, 1% of gross sales greater than $14.1 million but less than $17.2 million and 0.5% of gross sales greater than $17.2 million.  Polo’s parent company, Ralph Lauren Corporation (NYSE: RL), is a designer, marketer and distributor of premium lifestyle products in apparel, home, accessories and fragrances.  Founded in 1967 and based in New York City, Ralph Lauren Corporation’s brand names include: Polo by Ralph Lauren, Ralph Lauren Collection, RLX, Rugby, Chaps and Club Monaco.  As of the year ended March 31, 2012, Ralph Lauren Corporation reported revenue of approximately $6.9 billion and net income of approximately $681.0 million.  Ralph Lauren Corporation is currently rated “A3” by Moody’s and “A-” by S&P.  Polo reported sales at the Silver Sands Factory Stores Property of $1,074 PSF for the trailing-12 months ended March 31, 2012.

Columbia Sportswear Company (12,014 SF; 2.7% of NRA, 1.7% of underwritten annual base rent).  Columbia Sportswear Company (“Columbia”) occupies 12,014 SF at the Silver Sands Factory Stores Property under a lease expiring on January 31, 2023.  The lease provides for a rental rate of $22.00 PSF with increases to $24.50 and $27.85 in lease year four and eight, respectively. In addition, the lease provides for percentage rent of 6.0% of gross sales in excess of $4.2 million in the first partial lease year and lease years one

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Silver Sands Factory Stores

through three, $4.7 million for lease-years four through seven and $5.3 million thereafter.  Columbia (NASDAQ: COLM) is a retailer of global outdoor apparel, footwear, accessories and equipment. Founded in 1938 and headquartered in Portland, Oregon, Columbia designs, develops, markets and distributes products under the brands: Columbia, Sorel, Mountain Hardwear and Montrail.  As of the year ended December 31, 2011, Columbia reported revenue of approximately $1.7 billion and net income of approximately $103.5 million.  The lease for Columbia at the Silver Sands Factory Stores Property commenced in April 2012 and sales for the tenant are not available.

Nike Inc. (11,820 SF, 2.7% of NRA, 2.1% of underwritten base rent).  Nike Inc. (“Nike”) occupies 11,820 SF at the Silver Sands Factory Stores Property under a lease expiring on May 31, 2013 with one seven-year extension option.  The lease provides for a rental rate of $26.74 PSF.  Nike (NYSE: NKE), founded in 1968 headquartered in Beaverton, Oregon, is the largest seller of athletic footwear and athletic apparel in the world with approximately 38,000 employees and operations in over 170 countries around the world.  As of the year ended May 31, 2011, Nike reported revenue of approximately $20.9 billion and net income of approximately $2.1 billion.  Nike is currently rated “A1” by Moody’s and “A+” by S&P.  Nike reported sales at the Silver Sands Factory Stores Property of $757 PSF for the trailing-12 months ended March 31, 2012.

The following table presents a summary regarding major tenants at the Silver Sands Factory Stores Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF(2)	% of SF	Annualized Underwritten Base Rent ($)(3)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration	2011 YE Sales PSF	UW Occupancy Cost as % of Sales
Major Tenants
Saks	BB/B1/BB	29,502	7%	$442,063	3%	$14.98	5/31/2014	$254	5.9%
Polo	NR/A3/A-	15,621	4%	$448,791	3%	$28.73	12/31/2020	$1,074	3.5%
Columbia	NR/NR/NR	12,014	3%	$264,308	2%	$22.00	1/31/2023	NAV	NAV
Nike	NR/A1/A+	11,820	3%	$316,067	2%	$26.74	5/31/2013	$757	4.3%
Hanesbrands	NR/B1/BB-	11,738	3%	$199,546	1%	$17.00	6/30/2020	NAV	NAV
Ann Taylor Loft	NR/NR/NR	11,701	3%	$222,319	2%	$19.00	4/30/2018	$331	8.5%
Reebok	NR/NR/NR	10,962	2%	$527,053	4%	$48.08	3/31/2016	$282	21.3%
GAP	BBB-/Baa3/BB+	10,285	2%	$617,100	4%	$60.00	1/31/2013	$686	10.5%
Tommy Hilfiger	NR/Ba1/BB+	10,003	2%	$329,300	2%	$32.92	7/31/2019	$256	16.6%
Dress Barn	NR/NR/BB-	8,914	2%	$172,575	1%	$19.36	1/31/2013	$203	14.2%
Banana Republic	BBB-/Baa3/BB+	8,700	2%	$230,892	2%	$26.54	9/30/2013	$719	4.6%
Coach	NR/NR/NR	7,993	2%	$519,540	4%	$65.00	1/31/2020	$1,784	4.3%
J Crew	NR/NR/B	7,500	2%	$269,700	2%	$35.96	1/31/2023	$740	6.6%
Brooks Brothers	NR/NR/NR	7,362	2%	$252,001	2%	$34.23	4/30/2016	$501	8.9%
Ann Taylor	NR/NR/NR	7,214	2%	$182,514	1%	$25.30	1/31/2015	$362	8.2%
Subtotal / Wtd. Avg.		171,329	39%	$4,993,769	35%	$29.15

Other Tenants		234,782	53%	$9,075,294	65%	$38.65
Vacant Space		36,015	8%	$0	0%	$0.00
Total / Wtd. Avg.		442,126	100%	$14,069,063	100%	$34.64

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Information is based on the underwritten rent roll.

(3)	Total Annualized Underwritten Base Rent excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Silver Sands Factory Stores

The following table presents certain information relating to the lease rollover at the Silver Sands Factory Stores Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2012	4	9,107	$32.49	2%	2%	$295,915	2%	2%
2013	11	63,409	$33.26	14%	16%	$2,109,196	15%	17%
2014	15	68,280	$27.22	15%	32%	$1,858,664	13%	30%
2015	16	45,160	$42.21	10%	42%	$1,906,403	14%	44%
2016	9	35,190	$45.50	8%	50%	$1,601,194	11%	55%
2017	6	19,147	$25.43	4%	54%	$486,847	3%	59%
2018	2	16,101	$24.74	4%	58%	$398,319	3%	62%
2019	5	20,754	$39.55	5%	63%	$820,729	6%	67%
2020	6	43,455	$33.35	10%	73%	$1,449,330	10%	78%
2021	7	20,496	$46.48	5%	77%	$952,574	7%	84%
2022 & Beyond	12	65,012	$33.68	15%	92%	$2,189,892	16%	100%
Vacant	0	36,015	$0.00	8%	100%	$0	0%	100%
Total / Wtd. Avg.	93	442,126	$34.64	100%		$14,069,063	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

The Market.  The Silver Sands Factory Stores Property is located in Miramar Beach, Walton County, Florida, approximately 30 miles west of Panama City Beach in the Crestview-Fort Walton Beach-Destin metropolitan statistical area (MSA).  The Silver Sands Factory Stores Property is located on the north side of the Emerald Coast Parkway (US Highway 98), the main east/west thoroughfare along the coastal area of the Florida Panhandle providing access to Pensacola to the west and Panama City to the east.

Walton County had an estimated 2012 population of 59,824, which grew at an average annual rate of 2.8% from 2008-2012.  As of March 2011, the unemployment rate in Walton County was estimated to be 5.7%, compared to 8.6% and 8.2% for the state of Florida and the United States, respectively.  As of 2011, the estimated population within a one-, three- and five-mile radius of the Silver Sands Factory Stores Property was approximately 1,954, 6,571 and 12,319, respectively.  As of 2011, the estimated average household income within a one-, three- and five-mile radius of the Silver Sands Factory Stores Property was approximately $77,185, $84,130 and $85,802, respectively.

Employment in the Crestview-Fort Walton Beach-Destin MSA is concentrated in government, leisure and hospitality services, professional and business services, retail trade and education and health services representing 20.2%, 15.4%, 14.6%, 14.0%, and 11.0%, respectively.  Eglin AFB (12,993 employees), Hurlburt Field (9,522 employees), Fort Walton Beach Medical Center (1,305 employees), Crestview Aerospace Corp. (930 employees) and DRS Training & Control Systems (875 employees) are the five largest employers in the Crestview-Fort Walton Beach-Destin MSA.

The Silver Sands Factory Stores Property is located along Florida’s Emerald Coast, an approximately 100-mile stretch of coast along the Gulf of Mexico from the east side of Pensacola Bay to the east side of St. Andrews Bay. In 2010, Florida’s Emerald Coast had an estimated 26.6 million visitor nights and, in 2011, the Silver Sands Factory Stores Property had an estimated over 7 million shoppers.  The Silver Sands Factory Stores Property is located between two major tourist destinations on the Emerald Coast, Sandestin and Destin.  Sandestin is a 2,400-acre resort-town that includes 7.5 miles of beach and bay-front property, over 1,350 vacation rentals located within 28 neighborhoods, 65,000 SF of meeting space and four championship golf courses.  Destin is a popular beach and fishing resort community located in Okaloosa County.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Silver Sands Factory Stores

Rent comparables to the Silver Sands Factory Stores Property are shown in the chart below:

Competitive Property Summary
Property	City	State	Center Type	Total GLA	Occupancy	Avg. Annual Rent PSF	Sales PSF	Proximity
Gulfport Premium Outlets	Gulfport	MS	Outlet Center	299,708	92.3%	$19.48	$334.88	180 miles
Ellenton Premium Outlets	Ellenton	FL	Outlet Center	476,652	99.1%	$30.82	$458.73	468 miles
Houston Premium Outlets	Cypress	TX	Outlet Center	541,571	99.0%	$34.57	$573.82	600 miles
St. Augustine Premium Outlets	St. Augustine	FL	Outlet Center	328,570	99.1%	$24.82	$389.29	363 miles
Orlando Premium Outlets – International Dr.	Orlando	FL	Outlet Center	772,962	98.2%	$37.63	$973.33	415 miles
Orlando Premium Outlets – Vineland Ave.	Orlando	FL	Outlet Center	549,651	100.0%	$82.73	$1,514.20	415 miles
Florida Keys Outlet Center	Florida City	FL	Outlet Center	207,326	79.6%	$13.70	$267.22	673 miles
Outlet Market Place	Orlando	FL	Outlet Center	205,009	68.8%	$19.71	$270.73	415 miles

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Silver Sands Factory Stores Property:

Cash Flow Analysis
	2009	2010	2011	UW	UW PSF
Gross Potential Rent	$11,848,071	$12,203,844	$13,597,184	$15,385,220	$34.80
Percentage Rent	$967,822	$677,977	$602,422	$732,928	$1.66
Total Reimbursements	$2,807,963	$2,808,351	$3,277,733	$4,345,812	$9.83
Other Income	$153,979	$130,291	$200,742	$183,626	$0.42
Less Vacancy & Credit Loss	$0	$0	$0	($1,701,157)	($3.85)
Effective Gross Income	$15,777,835	$15,820,463	$17,678,081	$18,946,430	$42.85
Total Operating Expenses	$4,350,900	$4,108,955	$4,269,938	$5,292,484	$11.97
Net Operating Income(1)	$11,426,935	$11,711,508	$13,408,143	$13,653,945	$30.88
TI/LC	$0	$0	$0	$664,923	$1.50
Capital Expenditures	$0	$0	$0	$66,319	$0.15
Net Cash Flow	$11,426,935	$11,711,508	$13,408,143	$12,922,703	$29.23
Occupancy %	87.1%	86.5%	88.5%	91.9%
NOI DSCR	2.87x	2.94x	3.37x	3.43x
NCF DSCR	2.87x	2.94x	3.37x	3.24x
NOI Debt Yield	11.4%	11.7%	13.4%	13.7%
NCF Debt Yield	11.4%	11.7%	13.4%	12.9%

(1)	Historical NOI includes income from five tenants (13,281 SF) that as of closing are not a part of the collateral for the Silver Sands Factory Stores Mortgage Loan.

Escrows and Reserves.  The Silver Sands Factory Stores Borrower deposited $460,000 at loan closing in escrow for amounts owed to certain tenants for previous period reimbursements. In addition, $1,300,000 in a holdback reserve was established at loan closing pending the fully executed lease on the Croc’s tenant space.  During a Reserve Deposit Period (as defined below) the Silver Sands Factory Stores Borrower is required to deposit 1/12 of annual estimated taxes monthly, 1/12 of the estimated insurance premiums monthly (unless the Silver Sands Factory Stores Property is part of a “blanket policy” acceptable to the lender), $5,468 for replacement reserves monthly (the total replacement reserve is capped at $131,232) and $36,454 for TI/LC reserves monthly (the total TI/LC reserve is capped at $1,312,344).  A “Reserve Deposit Period” will commence upon the date upon which the debt service coverage ratio for the immediately preceding four quarters is less than 1.50x for two consecutive quarters, and ending on the date the debt service coverage ratio for the immediately preceding four quarters equals or exceeds 1.50x for two consecutive quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Silver Sands Factory Stores Mortgage Loan.  The Silver Sands Factory Stores Mortgage Loan has springing cash management.  Provided a Cash Sweep Period (as defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the Silver Sands Factory Stores Borrower. The Silver Sands Factory Stores Borrower will be required to deposit all excess cash with respect to the Silver Sands Factory Stores Mortgage Loan to be held by the lender as additional security for the Silver Sands Factory Stores Mortgage Loan during a Cash Sweep Period.  A “Cash Sweep Period” will generally commence if the debt service coverage ratio for the immediately preceding four

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Silver Sands Factory Stores

quarters is less than 1.25x for two consecutive quarters and ending on the date the debt service coverage ratio equals or exceeds 1.25x for two consecutive quarters.

Property Management. The Silver Sands Factory Stores Property is managed by Simon Management Associates II, LLC, an affiliate of the Silver Sands Factory Stores Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  The Silver Sands Factory Stores Borrower is required pursuant to the Silver Sands Factory Stores Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Silver Sands Factory Stores Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	US Bank Tower

Mortgage Loan No. 3 – US Bank Tower

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	US Bank Tower

Mortgage Loan No. 3 – US Bank Tower

US Bank Tower
950 17th Street and 951 16th Street
Denver, CO 80202
Denver
Downtown
LoDo
Highland
Capitol Hill
Civic Center
Lincoln Park
AURORIA CAMPUS
City of Cuernavaca Park
Denver Skate Park
Commons Park
Confluence Park
Centennial Park
South Platte River
Cherry Creek
Coors Field
Union Station
Elitch Gardens
Pepsi Center
Tivoli Student Union
University of Colorado at Denver
King Center
Community College of Denver
Colorado Center for the Performing Arts
Colorado Convention Center
17th Street Plaza
One Tabor Center
Denver Place
U.S. Courthouse
1999 Broadway
Century Link Tower
1670 Broadway
Denver Pavilions
Civic Center Plaza
City and County Building
Civic Center Park
Lindsey-Flanigan Courthouse
U.S. Mint
State Capitol
Colorado History Museum
Denver Art Museum
Denver Public Library
Clyfford Still Museum
Lincoln Park
Sunken Gardens Park
Denver Health Medical Center
Governor's Park
Lawson Park
Benedict Fountain Park
25
40
287
W. 32nd Ave.
W. Colfax Ave.
E. Colfax Ave.
W. 14th Ave.
E. 14th Ave.
W. 13th Ave.
E. 13th Ave.
E. 12th Ave.
W. 11th Ave.
E. 11th Ave.
W. 10th Ave.
E. 10th Ave.
W. 9th Ave.
E. 9th Ave.
W. 8th Ave.
E. 8th Ave.
E. 16th Ave.
E. 17th Ave.
E. 19th Ave.
E. 20th Ave.
Broadway
Lincoln St.
Grant St.
Pearl St.
Corona St.
Downing St.
Washington St.
Emerson St.
Park Ave.
Welton St.
Court Pl.
16th St. Mall
Speer Blvd.
Auraria Pkwy.
Wynkoop St.
Wazee St.
Blake St.
Market St.
Larimer St.
Lawrence St.
Arapahoe St.
Curtis St.
Champa St.
Stout St.
California St.
Glenarm Pl.
Mariposa St.
Lipan St.
Kalamath St.
Santa Fe Dr.
Central St.
Pecos St.
Osage St.
Delgany St.
15th St.
14th St.
20th St.
21st St.
22nd St.
23rd St.
RTD LIGHT RAIL
C.D.E.F.H LINES
D.F.H LINES
C.E LINES
D LINE
UNION STATION
PEPSI CENTER/ELITCH GARDENS
AURARIA WEST CAMPUS
COLFAX AT AURARIA
10TH/OSAGE
THEATRE DIST./CONVENTION CENTER
16TH ST/STOUT
16TH ST/CALIFORNIA
18TH ST/STOUT
18TH ST/CALIFORNIA
20TH ST/WELTON
25TH ST/WELTON
Broomfield
Thornton
Northglenn
Westminster
Arvada
Commerce City
Wheat Ridge
Golden
Lakewood
Glendale
Aurora
Cherry Hills Village
Englewood
Greenwood Village
Littleton
Centennial
Highlands Ranch
Lone Tree
Parker

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	US Bank Tower

Mortgage Loan No. 3 – US Bank Tower

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Address:	950 17th Street and 951 16th Street Denver, CO 80202
Original Balance:	$90,000,000
Cut-off Date Balance:	$90,000,000			General Property Type:	Office
% of Initial Pool Balance:	6.7%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Net Rentable Area:	520,227 SF
Borrower Name(s)(1):	CCP/MS SSIII Denver US Bank Tower Property Owner, LLC			Cut-off Date Balance Per Unit/SF:	$173
				Balloon/ARD Balance Per Unit/SF:	$141
Sponsor(1):	CCP/MS SSIII Denver LP; Callahan Capital Partners			Year Built / Year Renovated:	1974 & 1999 / 2010
				Title Vesting:	Fee & Leasehold
Mortgage Rate:	4.673%			Property Manager:	Callahan Management LLC
Note Date:	6/28/2012
First Payment Date:	8/1/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	7/1/2022			UW Revenues:	$15,833,299
IO Period:	None			UW Expenses:	$7,408,469
Original Term to Maturity or ARD:	120 months			UW NOI:	$8,424,829
Seasoning:	0 months			UW NCF:	$7,573,268
Original Amortization Term:	360 months			UW NOI DSCR:	1.51x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.36x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.4%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	8.4%
Lockbox/Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	10.3%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$6,293,315 (12/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$5,541,553 (12/31/2010)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$4,598,448 (12/31/2009)
Reserves(2)				Appraised Value:	$139,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	6/1/2012
Tax Reserve:	$318,504	$159,252	NAP	Cut-off Date LTV Ratio:	64.7%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	52.8%
Replacement Reserve:	$0	$8,670	NAP	Occupancy Rate (As of):	89.1% (5/22/2012)
TI/LC Reserve:	$1,191,456	$74,563	NAP	2nd Most Recent Occupancy (As of):	89.8% (12/31/2011)
Other Reserve(3):	$333,997	$0	NAP	3rd Most Recent Occupancy (As of):	79.1% (12/31/2010)

(1)
Morgan Stanley Real Estate Special Situations Fund III, LP, an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, one of the sponsors, mortgage loan sellers and originators, Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley & Co. LLC, one of the underwriters, holds an indirect equity ownership interest in the US Bank Tower Borrower.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)
The US Bank Tower Borrower was required to deposit $1,191,456 into escrow for outstanding TI obligations owed to current tenants.  The US Bank Tower Borrower was required to deposit $333,997 at loan closing into an escrow account relating to the occupancy and rent payments of four tenants as described under “—Escrows and Reserves” below.

The US Bank Tower Mortgage Loan

The Mortgage Loan.  The third largest mortgage loan (the “US Bank Tower Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $90,000,000 and is secured by a first priority fee and leasehold mortgage encumbering a central business district (“CBD”) office property known US Bank Tower in Denver, Colorado (the “US Bank Tower Property”). The US Bank Tower Mortgage Loan was originated on June 28, 2012 by or on behalf of Bank of America, National Association. The US Bank Tower Mortgage Loan refinanced and paid off the previous loan secured by the US Bank Tower Property, which was included in the MSC 2007-IQ14 CMBS transaction and had an existing balance of approximately $100,000,000.

The US Bank Tower Mortgage Loan had an initial term of 120 months and has a remaining term of 120 months. The US Bank Tower Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of July 1, 2022.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.  The US Bank Tower Mortgage Loan is open to prepayment at par during the final three months of the loan term.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	US Bank Tower

The Borrower and the Sponsor.  The borrower is CCP/MS SSIII Denver US Bank Tower Property Owner, LLC, a single-purpose Delaware limited liability company with two independent directors (the “US Bank Tower Borrower”).  Equity ownership in the US Bank Tower Borrower is held by CCP/MS SSIII Denver US Bank Tower Mezz 4F LLC, which is 100% owned by CCP/MS SSIII Denver US Bank Tower JV LLC.  Equity ownership in CCP/MS SSIII Denver US Bank Tower JV LLC is held indirectly by CCP/MS SSIII Denver LP (99.9%).  CCP/MS SSIII Denver LP's equity partners include CPPIB US RE-3 (40%), State of Wisconsin Investment Board (40%), SSF III CCP I Holdings LP (15.1%), Denver Investment Group LLC (4.9%) and Callahan Denver Investment, LLC (0.00035%).

The sponsor and non-recourse guarantor of the US Bank Tower Mortgage Loan is Callahan Capital Partners and CCP/MS SSIII Denver LP.  Callahan Capital Partners is a real estate investment firm that currently owns over 2.8 million SF of Class “A” and “AA” office properties in downtown Denver, making it the single largest owner of such properties in the market. Callahan Capital Partners was founded in 2006 by Tim Callahan, the former Chief Executive Officer of Trizec Properties, Inc. (NYSE: TRZ) and Equity Office Properties Trust (NYSE: EOP).

The Mortgaged Property. The US Bank Tower Property is a two-building, 520,227 SF office and retail property located in the central business district (“CBD”) of Denver, Colorado.  The office component of the US Bank Tower Property is a 26-story, Class “A” office property located at 950 17th Street that was constructed in 1974 and renovated in 2010.  The US Bank Tower Property also includes a six-story retail center and 590-stall parking garage located at 951 16th Street that was constructed in 1999.  As of May 22, 2012, the US Bank Tower Property was 89.1% occupied by approximately 24 tenants.

Ownership interest in the US Bank Tower Property is held in five parcels.  Three parcels are owned in fee, which includes the entire 26-story office component of the US Bank Tower Property.  Two parcels, which include the retail center, are leasehold and subject to a master 98-year ground lease that commenced on January 6, 1964 and expires on May 30, 2062.

Major Tenants.

US Bank National Association (144,527 SF, 27.8% of NRA, 22.1% of underwritten base rent).  US Bank National Association (“US Bank”) occupies 144,527 SF at the US Bank Tower Property under a lease expiring on December 31, 2016 with two five-year extension options.  The lease provides for a rental rate of $14.01 PSF, which increases to $15.50 PSF in January 2014.  U.S. Bancorp (NYSE: USB) is the parent company of US Bank and is a diversified financial services holding company.  Founded in 1863 and headquartered in Minneapolis, Minnesota, US Bank is the fifth largest commercial bank in the United States with approximately $340 billion in assets, $231 billion in deposits and 3,085 bank branches across 25 states.  As of December 31, 2011, U.S. Bancorp reported revenue of approximately $21.4 billion and net income of approximately $4.9 billion.  U.S. Bancorp is currently rated “AA-” by Fitch, “Aa3” by Moody’s and “A” by S&P.  The US Bank Tower Property serves as the Denver headquarters for US Bank.

Enerplus Corporation (49,559 SF, 9.5% of NRA, 8.9% of underwritten base rent).  Enerplus Corporation (“Enerplus”) occupies 49,559 SF at the US Bank Tower Property under a lease expiring on January 31, 2019 with two five-year extension options.  The lease provides for a rental rate of $16.50 PSF, which increases by $0.50 annually starting in February 2013.  Enerplus (NYSE: ERF) engages in the exploration and development of crude oil and natural gas in the United States and Canada.  Enerplus was founded in 1986 and is headquartered in Calgary, Alberta, Canada.  As of the year ended December 31, 2011, Enerplus reported revenue of approximately $1.1 billion and net income of approximately $107.5 million.

The following table presents a summary regarding major tenants at the US Bank Tower Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF(2)	% of SF	Annualized Underwritten Base Rent ($)(3)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Expense Basis	Lease Expiration
Major Tenants
US Bank	AA-/Aa3/A	144,527	28%	$2,024,604	22%	$14.01	NNN	12/31/2016
Enerplus	NR/NR/NR	49,559	10%	$817,724	9%	$16.50	NNN	1/31/2019
Lathrop & Gage	NR/NR/NR	39,526	8%	$904,155	10%	$22.87	NNN/FSG	1/31/2017
U.S. Bureau of A.T.F.	AAA/Aaa/AA+	39,220	8%	$1,059,749	12%	$27.02	FSG	6/11/2016
Otten Johnson	NR/NR/NR	36,556	7%	$795,093	9%	$21.75	FSG	12/31/2015
Towers Watson	NR/NR/NR	22,876	4%	$437,427	5%	$19.12	NNN	11/30/2015
Level 3 Communications	NR/NR/NR	22,721	4%	$596,199	7%	$26.24	FSG	12/31/2017
Total		354,985	68%	$6,634,951	73%	$18.69

Other Tenants		102,235	20%	$2,507,044	27%	$24.52
Vacant Space(4)		63,007	12%	$0	0%	$0.00
Total / Wtd. Avg.		520,227	100%	$9,141,994	100%	$19.99

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Information is based on the underwritten rent roll.

(3)	Total Annualized Underwritten Base Rent excludes vacant space.

(4)	Vacant space includes a 2,913 SF re-measurement adjustment.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	US Bank Tower

The following table presents certain information relating to the lease rollover at the US Bank Tower Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2012	1	1,280	$21.00	0%	0%	$26,880	0%	0%
2013	3	28,134	$25.98	5%	6%	$730,888	8%	8%
2014	1	5,263	$18.31	1%	7%	$96,353	1%	9%
2015	4	61,358	$20.57	12%	18%	$1,262,373	14%	23%
2016	11	214,913	$18.39	41%	60%	$3,953,021	43%	66%
2017	7	79,921	$24.52	15%	75%	$1,959,561	21%	88%
2018	0	0	$0.00	0%	75%	$0	0%	88%
2019	3	66,351	$16.77	13%	88%	$1,112,918	12%	100%
Vacant(4)	0	63,007	$0.00	12%	100%	$0	0%	100%
Total / Wtd. Avg.	30	520,227	$19.99	100%		$9,141,994	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

(4)	Vacant space includes a 2,913 SF re-measurement adjustment.

The Market.  The US Bank Tower Property is located in the financial district along 16th and 17th streets within Denver, Colorado’s CBD.  Denver CBD is generally bounded by Broadway, Colfax Avenue, Speer Boulevard, Larimer Street and 20th Street and contains approximately 32.0 million SF of commercial and government office space.  The Denver CBD also contains more than 2.0 million SF of retail space and approximately 2,200 residential units.  In addition to high-rise office development, other land use in the Denver CBD includes the 390,000 SF Colorado Convention Center, the Denver Center for the Performing Arts, the Auraria Campus, the Pepsi Center and Coors Field.

Denver had a 2010 estimated population of 600,158, which has grown by 8.2% since 2000.  The larger Denver area, consisting of Adams, Arapahoe, Boulder, Broomfield, Denver, Douglas and Jefferson counties, had a 2010 estimated population of 2,784,228.  As of 2012, the estimated population within a one-, three- and five-mile radius of the US Bank Tower Property was 18,781; 157,964; and 418,715, respectively. As of 2012, the estimated average household income within a one-, three- and five-mile radius of the US Bank Tower Property was $63,873, $55,803 and $62,738, respectively.

As of April 2012, Denver had an unemployment rate of 7.9%; down from 8.9% as of year-end 2010.  Wal-Mart Stores (24,900 employees), Safeway Inc. (9,500 employees), HCA-Health One, LLC (8,700 employees), Qwest (7,900 employees), Communications/CenturyLink (7,900 employees) and Wells Fargo (6,313 employees) are the largest private employers in the Denver metro area.

The six primary competing properties to the US Bank Tower Property are shown in the chart below:
Competitive Property Summary
Property	Address	Location	Year Built	NRA (SF)	Occupancy	Quoted Rental Rate (PSF)	Expense Basis
1001 17th Street	1001 17th Street	Denver, CO	1980	655,565	96%	$18.00 - $24.00	NNN
1125 17th Street	1125 17th Street	Denver, CO	1980	489,393	80%	$28.00 - $32.00	Gross
Independence Plaza	1050 17th Street	Denver, CO	1972	567,287	97%	$28.00 - $30.00	Gross
17th Street Plaza	1225 17th Street	Denver, CO	1982	666,653	83%	$23.00 - $27.00	NNN
One Tabor Center	1200 17th Street	Denver, CO	1985	571,773	97%	$26.00 - $28.00	NNN
Republic Plaza	370 17th Street	Denver, CO	1984	1,281,208	100%	$25.00 - $27.00	NNN

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	US Bank Tower

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the US Bank Tower Property:

Cash Flow Analysis
	2009	2010	2011	UW	UW PSF
Gross Potential Rent	$6,504,786	$6,967,827	$8,371,716	$10,246,417	$19.70
Total Reimbursements	$3,850,314	$3,815,246	$3,632,739	$5,111,446	$9.83
Concessions	($160,740)	($355,619)	($1,075,985)	$0	$0.00
Parking Income	$1,609,624	$1,840,873	$2,072,249	$2,045,620	$3.93
Other Income	$228,185	$300,761	$348,433	$345,236	$0.66
Less Vacancy & Credit Loss	$0	$0	$0	($1,915,420)	($3.68)
Effective Gross Income	$12,032,169	$12,569,088	$13,349,152	$15,833,299	$30.44
Total Operating Expenses	$7,433,721	$7,027,535	$7,055,837	$7,408,469	$14.24
Net Operating Income	$4,598,448	$5,541,553	$6,293,315	$8,424,829	$16.19
TI/LC	$0	$0	$0	$747,516	$1.44
Capital Expenditures	$0	$0	$0	$104,045	$0.20
Net Cash Flow	$4,598,448	$5,541,553	$6,293,315	$7,573,268	$14.56
Occupancy %	76.0%	79.1%	89.8%	87.5%
NOI DSCR	0.82x	0.99 x	1.13x	1.51x
NCF DSCR	0.82x	0.99x	1.13x	1.36x
NOI Debt Yield	5.1%	6.2%	7.0%	9.4%
NCF Debt Yield	5.1%	6.2%	7.0%	8.4%

Escrows and Reserves.  The US Bank Tower Borrower deposited $318,504 in escrow for annual real estate taxes at loan closing and is required to escrow $159,252 monthly.  The US Bank Tower Borrower maintains insurance under an acceptable blanket policy.  If such policy is discontinued, the US Bank Tower Borrower is required to escrow 1/12 of the estimated insurance premiums monthly.  The US Bank Tower Borrower was required to escrow $1,191,456 at loan origination for outstanding TI obligations and is required to escrow $74,563 monthly for TI/LC reserves. The US Bank Tower Borrower is also required to escrow $8,670 monthly for replacement reserves.  In addition, the US Bank Tower Borrower was required to escrow $333,997 at loan origination into an occupancy reserve related to four tenants: Koch Exploration ($158,875), Enerplus ($102,223), Liberty Oilfield Services ($59,591) and Bellco ($13,307).   The occupancy reserve with respect to each tenant will be disbursed to the US Bank Tower Borrower upon satisfaction of certain conditions, including, but not limited to: (i) no default exists under the respective tenant’s lease, (ii) the tenant is in possession of its premises and is open for business, (iii) the tenant is paying full unabated rent and no further free rent period exists under the applicable tenant lease and (iv) the landlord has complied with all of its obligations with respect to the applicable tenant lease.

Lockbox and Cash Management. A hard lockbox is in place with respect to the US Bank Tower Mortgage Loan. The US Bank Tower Mortgage Loan has in place cash management. Funds in the lockbox account are swept daily to the cash management account and applied on each monthly payment date to pay debt service on the US Bank Tower Mortgage Loan and to fund the required reserves deposits as described under “—Escrows and Reserves,” with any excess being remitted to the US Bank Tower Borrower until the occurrence of a Cash Sweep Period (as defined below), during which time any excess cash is held by the lender as additional security for the US Bank Tower Mortgage Loan. A “Cash Sweep Period” will generally commence at the earlier to occur of (i) the debt service coverage ratio for the immediately preceding six month period is less than 1.20x and ending on the date the debt service coverage ratio equals or exceeds 1.30x for the immediately preceding six month period; or (ii) January 1, 2016 and ending on the date when US Bank agrees to extend its lease for a renewal term commencing on January 1, 2017 or the US Bank premises is leased to a replacement tenant acceptable to the mortgagee; or (iii) US Bank exercises any right to “go dark” or terminates its lease and ending on the date when the US Bank premises is leased to a replacement tenant acceptable to the mortgagee.

Property Management. The US Bank Tower Property is managed by Callahan Management LLC, an affiliate of the US Bank Tower Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance. The US Bank Tower Borrower is required pursuant to the US Bank Tower Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the US Bank Tower Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Hamilton Town Center

Mortgage Loan No. 4 – Hamilton Town Center

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Hamilton Town Center

Mortgage Loan No. 4 – Hamilton Town Center

Morse Reservoir
Noblesville
Lapel
Hamilton Town Center
13901 Towne Center Road
Noblesville, IN 46060
HAMILTON COUNTY
MADISON COUNTY
Noblesville Airport
Klipsch Music Center
IU Health Saxony Hospital
St. Vincent Medical Center Northeast
Carmel
Fishers
Ingalls
Thomas A. Weaver Mem. Complex
Indianapolis Metropolitan Airfield
Geist Reservoir
Fortville
HANCOCK COUNTY
McCordsville
Castleton Square Mall
Indiana Heart Hospital
Indianapolis
Fort Harrison State Park
Lawrence
MARION COUNTY
Indianapolis Intl. Airport 18 miles
Warren Park
Lebanon
Westfield
Zionsville
Brownsburg
Speedway
Avon
Danville
Plainfield
Mooresville
Greenwood
Beech Grove
Greenfield
Fairland
Shelbyville
Franklin

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Hamilton Town Center

Mortgage Loan No. 4 – Hamilton Town Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Address:	13901 Towne Center Road Noblesville, IN 46060
Original Balance:	$84,000,000
Cut-off Date Balance:	$84,000,000			General Property Type:	Retail
% of Initial Pool Balance:	6.2%			Detailed Property Type:	Anchored (Lifestyle Center)
Loan Purpose:	Refinance			Net Rentable Area:	493,613 SF
Borrower Name(s):	Hamilton TC, LLC			Cut-off Date Balance Per Unit/SF:	$170
Sponsor:	Simon Property Group, L.P.			Balloon/ARD Balance Per Unit/SF:	$150
Mortgage Rate:	4.807%			Year Built / Year Renovated:	2008 / NAP
Note Date:	3/15/2012			Title Vesting:	Fee
First Payment Date:	5/1/2012			Property Manager:	Simon Management Associates, LLC
Anticipated Repayment Date:	NAP
Maturity Date:	4/1/2022			Underwriting and Financial Information
IO Period:	36 months			UW Revenues:	$15,313,200
Original Term to Maturity or ARD:	120 months			UW Expenses:	$5,251,785
Seasoning:	3 months			UW NOI:	$10,061,415
Original Amortization Term:	360 months			UW NCF:	$9,560,203
Loan Amortization Type:	Partial IO			UW NOI DSCR:	1.90x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.81x
Prepayment Provisions:	LO (27); DEF (86); O (7)			UW NOI Debt Yield:	12.0%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield:	11.4%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	12.9%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$9,159,028 (12/31/2011)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$9,560,953 (12/31/2010)
				Third Most Recent NOI (As of):	$8,277,642 (12/31/2009)
Reserves(1)				Appraised Value:	$148,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	2/27/2012
Tax Reserve:	$995,422	$167,000	NAP	Cut-off Date LTV Ratio:	56.8%
Insurance Reserve(2):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	50.1%
Replacement Reserve(2):	$0	Springing	NAP	Occupancy Rate (As of):	89.2% (2/21/2012)
TI/LC Reserve(2):	$0	Springing	NAP	2nd Most Recent Occupancy (As of):	86.6% (12/31/2011)
Other Reserve:	$0	$0	NAP	3rd Most Recent Occupancy (As of):	89.0% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
Upon the occurrence of certain trigger events, the Hamilton Town Center Borrower is required to escrow $2,695 for replacement reserves monthly (capped at $64,680) and $38,500 for TI/LC reserves monthly (capped at $1,386,000).  The Hamilton Town Center Borrower is also required to escrow for insurance should the Hamilton Town Center Property no longer be covered by a blanket insurance policy.  See “—Escrows and Reserves” below.

The Hamilton Town Center Mortgage Loan

The Mortgage Loan.  The fourth largest mortgage loan (the “Hamilton Town Center Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $84,000,000 and is secured by a first priority fee mortgage encumbering a retail lifestyle center known as Hamilton Town Center in Noblesville, Indiana (the “Hamilton Town Center Property”). The Hamilton Town Center Mortgage Loan was originated on March 15, 2012 by or on behalf of Bank of America, National Association.

The Hamilton Town Center Mortgage Loan had an initial term of 120 months and has a remaining term of 117 months. The Hamilton Town Center Mortgage Loan requires payments of interest only for its initial 36 months, and principal and interest thereafter with a scheduled maturity date of April 1, 2022.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.  The Hamilton Town Center Mortgage Loan is open to prepayment at par during the final six months of the loan term.

The Borrower and the Sponsor.  The borrower is Hamilton TC, LLC, a single-purpose Delaware limited liability company with two independent directors (the “Hamilton Town Center Borrower”).  The Hamilton Town Center Borrower is owned by SPG Hamilton Town Center, LLC (50% managing member) and G.B. Noblesville, LLC (50% non-managing member).  SPG Hamilton Town Center, LLC is 100% owned by Simon Property Group, L.P.  G.B. Noblesville, LLC is owned by Gershman Family 2 LLC (42.5%), Thomas M. Crowley Revocable Trust (42.5%), Adrian F. Brown Revocable Trust (10%) and Bradley S. Gershman Revocable Trust.  The non-recourse

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Hamilton Town Center

guarantor of the Hamilton Town Center Mortgage Loan is Simon Property Group, L.P.  At closing, the Hamilton Town Center sponsors contributed approximately $11.5 million to refinance the existing $95.3 million construction loan.

Gershman Brown Crowley, Inc. is a commercial real estate development and brokerage firm, established in 1993 and headquartered in Indianapolis, Indiana with additional offices in Illinois, Rhode Island, and Wisconsin. Gershman Brown Crowley, Inc. has expertise in land acquisition and assemblage, construction, engineering, property and project management, turnkey service and zoning. Aside from the Hamilton Town Center, developments in Gershman Brown Crowley, Inc.’s portfolio include The Shoppes at Prairie Ridge in Pleasant Prairie, Wisconsin and Lloyd Crossing in Evansville, Indiana.

Simon Property Group, Inc. (NYSE: SPG), the general partner of Simon Property Group, L.P., is a real estate investment trust that engages in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties consisting primarily of regional malls, premium outlet centers and community shopping centers.  Simon Property Group, Inc. is the largest public real estate company in the United States and owns or has interest in 339 retail real estate properties comprising approximately 245 million SF of gross leasable area in North America, Europe and Asia.  Simon Property Group, Inc. was founded in 1960 and is headquartered in Indianapolis, Indiana.  As of the fiscal year ended December 30, 2011, Simon Property Group, Inc. reported revenue of approximately $4.3 billion and net income of approximately $1.0 billion.  Simon Property Group, Inc. is currently rated “A-” by S&P, “Baa1” by Moody’s and “A-” by Fitch.

The Mortgaged Property. The Hamilton Town Center Property consists of 493,613 SF of the approximately 671,349 SF lifestyle retail center known as Hamilton Town Center, located in Noblesville, Indiana.  The Hamilton Town Center Property was built by the sponsor in 2008 for a total cost of approximately $106 million. The Hamilton Town Center Property is located in the southeastern portion of Hamilton County, which is approximately 10 miles northeast of Indianapolis.

The Hamilton Town Center Property consists of approximately 81 tenants, including major tenants: Dick’s Sporting Goods, Stein Mart, Bed Bath & Beyond and Earth Fare.  Other major tenants include Old Navy, DSW Shoe Warehouse, CVS, Dollar Tree, Ulta, Victoria’s Secret, Express, Dress Barn, American Eagle Outfitters and Coldwater Creek.  The Hamilton Town Center Property also includes a 102,788 SF non-owned J.C. Penney anchor and a non-owned, 70,295 SF movie theatre known as Hamilton 16 IMAX.  The Hamilton Town Center Property has 3,409 surface parking spaces, which equates to a parking ratio of 7.36 spaces per 1,000 SF of net rentable area.

As of February 21, 2012, the Hamilton Town Center Property was 89.2% occupied.  The historical occupancy at the Hamilton Town Center Property was 86.6% as of December 31, 2011, 89.0% as of December 31, 2010 and 88.5% as of December 31, 2009.  In-line store sales as of the trailing-12 months ended December 31, 2011 were approximately $317 PSF, which represents an occupancy cost of 13.5%.  The reported year end 2010 and 2009 sales were approximately $306 PSF and $266 PSF, respectively.

Major Tenants.

Dick’s Sporting Goods, Inc. (45,000 SF, 9.1% of NRA, 6.8% of underwritten base rent).  Dick’s Sporting Goods, Inc. (“Dick’s Sporting Goods”) occupies 45,000 SF at the Hamilton Town Center Property under a lease expiring on January 31, 2019 with three five-year extension options.  The lease provides for a rental rate of $15.00 PSF with rent increases of $22,500 every five years.  Dick’s Sporting Goods (NYSE: DKS) is a sporting goods retailer founded in 1948 and headquartered in Coraopolis, Pennsylvania.  As of January 28, 2012, Dick’s Sporting Goods operated 480 stores in 43 states, as well as an additional 81 Golf Galaxy stores in 30 states.  As of the year ended January 27, 2012, Dick’s Sporting Goods reported revenue of approximately $5.2 billion and net income of approximately $263.9 million.  Dick’s Sporting Good’s reported sales at the Hamilton Town Center Property of $248 PSF for the year ended December 31, 2011.

Stein Mart, Inc. (35,000 SF, 7.1% of NRA, 2.9% of underwritten base rent).  Stein Mart, Inc. (“Stein Mart”) occupies 35,000 SF at the Hamilton Town Center Property under a lease expiring on April 30, 2018 with four five-year extension options.  The lease provides for a rental rate of $8.15 PSF with increases to $8.75 PSF and $9.25 PSF in lease year five and ten, respectively.  Stein Mart (NASDAQ: SMRT) is an apparel retailer in the United States offering fashion apparel for women and men, including accessories, shoes and home fashions.  As of January 28, 2012, Stein Mart operated 262 stores in 29 states.  As of the year ended January 27, 2012, Stein Mart reported revenue of approximately $1.2 billion and net income of approximately $19.8 million.  Stein Mart reported sales at the Hamilton Town Center Property of $124 PSF for the year ended December 31, 2011.

Bed Bath & Beyond Inc. (25,078 SF; 5.1% of NRA, 2.4% of underwritten annual base rent).  Bed Bath & Beyond Inc. (“Bed Bath & Beyond”) occupies 25,078 SF at the Hamilton Town Center Property under a lease expiring on January 31, 2019 with five five-year extension options.  The lease provides for a rental rate of $9.65 PSF with increases to $10.45 and $10.95 in lease year five and ten, respectively.  Bed Bath & Beyond (NASDAQ: BBBY) is a chain retail operator founded in 1971 and headquartered in Union, New Jersey offering domestics merchandise, home furnishings, food, giftware, health and beauty care items and infant and toddler merchandise in the United States and Canada.  As of May 26, 2012, Bed Bath & Beyond operated approximately 1,180 retail stores under the operating names of Bed Bath & Beyond, Christmas Tree Shops, Harmon and Harmon Face Values and buybuy BABY.   As of the year ended February 24, 2012, Bed Bath & Beyond reported revenue of approximately $9.5 billion and net income of approximately $989.5 million.  Bed Bath & Beyond is currently rated “BBB+” by S&P.  Bed Bath & Beyond reported sales at the Hamilton Town Center Property of $249 PSF for the year ended December 31, 2011.

Earth Fare (23,200 SF, 4.7% of NRA, 2.7% of underwritten base rent).  Earth Fare occupies 23,200 SF at the Hamilton Town Center Property under a lease expiring on May 31, 2027 with two five-year extension options.  The lease provides for a rental rate of $11.75 PSF with $0.50 PSF increases every five years.  Earth Fare is one of the largest natural food retailers in the nation with 21 stores in six states.  Earth Fare is expected to open for business in December 2012.  At closing of the Hamilton Town Center Mortgage Loan, Simon

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Hamilton Town Center

Property Group, L.P. provided a guaranty on the portion of the Hamilton Town Center Mortgage Loan that is allocated to the Earth Fare space, which is equal to $3,825,000.  This guaranty will remain until such time as Earth Fare has taken occupancy, is open for business and has commenced full payment of rent.

The following table presents a summary regarding major tenants and anchors at the Hamilton Town Center Property:

Tenant Summary

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF(2)	% of SF	Annualized Underwritten Base Rent ($)(3)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration	2011 YE Sales PSF	UW Occupancy Cost as % of Sales
Major Tenants
Dick's Sporting Goods	NR/NR/NR	45,000	9%	$675,000	7%	$15.00	1/31/2019	$248	8.0%
Stein Mart	NR/NR/NR	35,000	7%	$285,250	3%	$8.15	4/30/2018	$124	11.1%
Bed Bath & Beyond	NR/NR/BBB+	25,078	5%	$242,003	2%	$9.65	1/31/2019	$249	6.2%
Earth Fare(4)	NR/NR/NR	23,200	5%	$272,600	3%	$11.75	5/31/2027	NAV	NAV
Old Navy	BBB-/Baa3/BB+	15,175	3%	$227,625	2%	$15.00	8/31/2013	$300	9.3%
DSW Shoe Warehouse	NR/NR/NR	14,500	3%	$159,500	2%	$11.00	4/30/2018	$247	7.0%
CVS	BBB+/Baa2/BBB+	12,900	3%	$455,000	5%	$35.27	1/31/2034	NAV	NAV
Dollar Tree	NR/NR/NR	11,513	2%	$149,669	2%	$13.00	1/31/2015	$122	10.8%
Ulta	NR/NR/NR	10,020	2%	$210,420	2%	$21.00	4/30/2018	$367	7.8%
Victoria’s Secret	BB+/Ba2/BB+	8,069	2%	$217,863	2%	$27.00	1/31/2019	$417	10.0%
Subtotal / Wtd. Avg.		200,455	41%	$2,894,930	29%	$14.44

Other Tenants		244,568	50%	$7,063,299	71%	$28.88
Vacant Space		48,590	10%	$0	0%	$0.00
Total / Wtd. Avg.		493,613	100%	$9,958,229	100%	$22.38

Non-Collateral
J.C. Penney	BB+/NR/BB-	102,788
Hamilton 16 IMAX	NR/NR/NR	70,295
Total		666,696

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Information is based on the underwritten rent roll.

(3)	Total Annualized Underwritten Base Rent excludes vacant space.

(4)
Earth Fare is a newly executed lease and is expected to open for business in December 2012.  The Hamilton Town Center sponsor, Simon Property Group, L.P. delivered a guaranty at loan origination of $3,825,000 associated with the Earth Fare space that will be released at such time as Earth Fare has taken occupancy of its space, is open for business and has commenced paying unabated rent under its lease.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Hamilton Town Center

The following table presents certain information relating to the lease rollover at the Hamilton Town Center Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2013	11	39,627	$23.48	8%	8%	$930,348	9%	9%
2014	4	9,849	$25.55	2%	10%	$251,598	3%	12%
2015	2	13,535	$15.30	3%	13%	$207,033	2%	14%
2016	1	2,154	$50.00	0%	13%	$107,700	1%	15%
2017	2	3,815	$43.18	1%	14%	$164,725	2%	17%
2018	27	140,573	$23.37	28%	42%	$3,284,806	33%	50%
2019	18	136,140	$20.71	28%	70%	$2,820,094	28%	78%
2020	3	13,071	$23.06	3%	73%	$301,370	3%	81%
2021	4	15,981	$20.49	3%	76%	$327,387	3%	84%
2022 & Beyond	9	70,278	$22.24	14%	90%	$1,563,168	16%	100%
Vacant	0	48,590	$0.00	10%	100%	$0	0%	100%
Total / Wtd. Avg.	81	493,613	$22.38	100%		$9,958,229	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

The Market.  The Hamilton Town Center Property is located in Noblesville, Indiana in Hamilton County, which is approximately 10 miles northeast of the city of Indianapolis within the Indianapolis-Carmel metropolitan statistical area (“MSA”).  The Hamilton Town Center Property is located in the southeastern portion of Hamilton County at 13901 Towne Center Road at the intersection of Interstate 69 and State Road 238.  Interstate 69 provides direct access to Indianapolis to the south and has estimated traffic counts of approximately 70,000 cars.

Hamilton County had an estimated 2011 population of 294,088, which grew at an average annual rate of 4.4% from 2000 to 2011.  This exceeded the average annual growth rate of the Indianapolis MSA and the state of Indiana over the same time period at 1.4% and 0.6%, respectively. The Hamilton County population is projected to increase at an annual rate of 2.9% from 2011 to 2016, compared to the state of Indiana’s projected annual growth rate of 0.4%.  As of 2011, Hamilton County had a median household income of $79,750, 70.3% greater than the median household income for the state of Indiana of $46,828.  As of 2011, the estimated population within a three-, five- and 10-mile radius of the Hamilton Town Center Property was approximately 28,659; 76,399 and 286,100 respectively.  As of 2011, the estimated median household income within a three-, five- and 10-mile radius of the Hamilton Town Center Property was approximately $90,403, $87,225 and $76,140, respectively.

Employment in Hamilton County is concentrated in trade, transportation and utilities, professional and business services, education and health services and government, representing 20.3%, 17.5%, 12.6% and 11.7%, respectively.  As of December 2011, the unemployment rate for Hamilton County was 6.1%, compared to 8.7% for the state of Indiana.  Sallie Mae (2,500 employees), CNO Financial Group, Inc. (1,800 employees), Liberty Mutual Group, Inc. (1,200 employees), IU Health North (1,200 employees) and The Capital Group (950 employees) are the five largest employers in Hamilton County.

The three primary competing properties to the Hamilton Town Center Property are shown in the chart below:

Competitive Property Summary

Property	Center Type	Competition	Year Built / Renovated	Total GLA (SF)	Anchor Tenants	Occupancy	Proximity
Castleton Square Mall	Regional Mall	Primary	1972 / 1998	1,300,000	J.C. Penney, Sears, Macy’s, Von Maur, Dick’s Sporting Goods and AMC theaters	100%	9 miles
Clay Terrace	Lifestyle Center	Primary	2004 / NAP	502,000	Whole Foods Market, Dick’s Sporting Goods and DSW	85%	11 miles
Glendale Town Center	Open-air Regional Mall	Primary	1958 / 2000	901,654	Lowe’s, Target, Macy’s and Staples	98%	15 miles

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Hamilton Town Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hamilton Town Center Property:

Cash Flow Analysis

	2009	2010	2011	UW	UW PSF
Gross Potential Rent	$8,100,524	$9,044,952	$8,900,870	$11,404,990	$23.11
Percentage Rent	$0	$8,949	$11,551	$7,670	$0.02
Temporary Tenants	$7,608	$75,046	$112,885	$86,149	$0.17
Total Reimbursements	$3,863,654	$4,464,450	$4,712,779	$5,371,946	$10.88
Other Income	$563,886	$562,122	$521,664	$483,463	$0.98
Less Vacancy & Credit Loss	$0	$0	$0	($2,041,017)	($4.13)
Effective Gross Income	$12,535,672	$14,155,519	$14,259,749	$15,313,200	$31.02
Total Operating Expenses	$4,258,030	$4,594,566	$5,100,721	$5,251,785	$10.64
Net Operating Income	$8,277,642	$9,560,953	$9,159,028	$10,061,415	$20.38
TI/LC	$0	$0	$0	$451,851	$0.92
Capital Expenditures	$0	$0	$0	$49,361	$0.10
Net Cash Flow	$8,277,642	$9,560,953	$9,159,028	$9,560,203	$19.37

Occupancy %(1)	88.5%	89.0%	86.6%	87.9%
NOI DSCR	1.56x	1.81x	1.73x	1.90x
NCF DSCR	1.56x	1.81x	1.73x	1.81x
NOI Debt Yield	9.9%	11.4%	10.9%	12.0%
NCF Debt Yield	9.9%	11.4%	10.9%	11.4%

(1)	The occupancy rate is based on the Hamilton Town Center Property only and does not include the non-collateral anchor stores.

Escrows and Reserves.  The Hamilton Town Center Borrower deposited $995,442 in escrow for annual real estate taxes at loan origination.  The Hamilton Town Center Borrower maintains insurance under an acceptable blanket policy.  If such blanket policy is discontinued, the Hamilton Town Center Borrower is required to escrow 1/12 of the estimated insurance premiums monthly.  During a Reserve Deposit Period (as defined below), the Hamilton Town Center Borrower is required to escrow $2,695 for replacement reserves monthly (the total replacement reserve is capped at $64,680) and $38,500 for TI/LC reserves monthly (the total TI/LC reserve is capped at $1,386,000).  A “Reserve Deposit Period” will generally commence upon the date upon which the debt service coverage ratio for the immediately preceding four quarters is less than 1.35x for two consecutive quarters, and ending on the date the debt service coverage ratio for the immediately preceding four quarters equals or exceeds 1.35x for two consecutive quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Hamilton Town Center Mortgage Loan.  The Hamilton Town Center Mortgage Loan has springing cash management.  Provided a Cash Sweep Period (as defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the Hamilton Town Center Borrower. The Hamilton Town Center Borrower will be required to deposit all excess cash with respect to the Hamilton Town Center Mortgage Loan to be held by the lender as additional security for the Hamilton Town Center Mortgage Loan during a Cash Sweep Period.  A “Cash Sweep Period” will generally commence if the debt service coverage ratio for the immediately preceding four quarters is less than 1.10x for two consecutive quarters and ending on the date the debt service coverage ratio equals or exceeds 1.10x for two consecutive quarters.

Property Management. The Hamilton Town Center Property is managed by Simon Management Associates, LLC, an affiliate of the Hamilton Town Center Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  The Hamilton Town Center Mortgage Loan documents permit the release of specified, non-income-producing portions of the Hamilton Town Center Property from the lien of the Hamilton Town Center Mortgage Loan, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to, confirmation by the lender that the loan-to-value ratio of the Hamilton Town Center Property remaining after the release will not exceed 125%.

Terrorism Insurance. The Hamilton Town Center Borrower is required pursuant to the Hamilton Town Center Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Hamilton Town Center Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	635 Madison - Leased Fee

Mortgage Loan No. 5 – 635 Madison - Leased Fee

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	635 Madison - Leased Fee

Mortgage Loan No. 5 – 635 Madison - Leased Fee

635 Madison - Leased Fee
635 Madison Avenue
New York, NY 10022
CENTRAL PARK
Midtown
Theatre District
West Side
East Side
Garment District
Chelsea
East River
FDR Drive
Queens-Midtown Tunnel
Bryant Park
Madison Square Park
Chelsea Park
495
New York City
Manhattan
Brooklyn
Queens
Hoboken
Jersey City
Union City
Secaucus
North Bergen
West New York
Weehawken
Hudson River
East River

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	635 Madison - Leased Fee

Mortgage Loan No. 5 – 635 Madison - Leased Fee

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/Baa3			Property Address:	635 Madison Avenue New York, NY 10022
Original Balance:	$64,000,000
Cut-off Date Balance:	$64,000,000			General Property Type:	Other
% of Initial Pool Balance:	4.7%			Detailed Property Type:	Leased Fee
Loan Purpose:	Refinance			Net Rentable Area:	142,468 SF
Borrower Name(s):	635 Madison Owner LLC			Cut-off Date Balance Per Unit/SF:	$449
Sponsor:	BlackRock Diamond Property Fund, L.P.; L&L Holding Company LLC, L&L Acquisitions LLC			Balloon/ARD Balance Per Unit/SF:	$449
				Year Built / Year Renovated:	1958 / NAP
Mortgage Rate:	3.630%			Title Vesting:	Fee
Note Date:	6/29/2012			Property Manager:	Ironwood Realty Corporation
First Payment Date:	8/1/2012
Anticipated Repayment Date:	7/1/2017
Maturity Date:	5/1/2030			Underwriting and Financial Information
IO Period:	60 months			UW Revenues:	$3,677,574
Original Term to Maturity or ARD:	60 months			UW Expenses:	$0
Seasoning:	0 months			UW NOI:	$3,677,574
Original Amortization Term:	None			UW NCF:	$3,677,574
Loan Amortization Type:	Interest Only			UW NOI DSCR:	1.56x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.56x
Prepayment Provisions:	LO (24); DEF (33); O (3)			UW NOI Debt Yield:	5.7%
Lockbox/Cash Management:	Hard / In Place			UW NCF Debt Yield:	5.7%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	5.7%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$3,677,574 (12/31/2011)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$3,677,574 (12/31/2010)
				Third Most Recent NOI (As of):	$1,026,250 (12/31/2009)
Reserves(1)				Appraised Value(2):	$100,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/1/2012
Tax Reserve:	$0	$0	NAP	Cut-off Date LTV Ratio:	64.0%
Insurance Reserve:	$0	$0	NAP	LTV Ratio at Maturity/ARD:	64.0%
Replacement Reserve:	$0	$0	NAP	Occupancy Rate(3):	NAP
TI/LC Reserve:	$0	$0	NAP
Other Reserve:	$0	$0	NAP

(1)	The Ground Lessee is responsible for all payment of taxes, insurance and maintenance expenses as described under “—Ground Lease” below.

(2)	The appraiser concluded a hypothetical fee simple interest value of the land plus improvements (assuming there was no ground lease) of $160,000,000, which equates to an LTV ratio of 40.0%.

(3)	The 635 Madison - Leased Fee Property is net leased to an office building owner/operator.

The 635 Madison - Leased Fee Mortgage Loan

The Mortgage Loan.  The fifth largest mortgage loan (the “635 Madison - Leased Fee Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $64,000,000 and is secured by the leased fee interest in the 9,087 SF parcel of ground leased land (the “635 Madison - Leased Fee Property”) under a 19-story office and retail building located at 635 Madison Avenue, New York City. The 635 Madison - Leased Fee Mortgage Loan was originated on June 29, 2012 by or on behalf of Bank of America, National Association. The 635 Madison - Leased Fee Mortgage Loan refinanced and paid off the previous loan secured by the 635 Madison - Leased Fee Property, which was included in the MSC 2007-XLF9 CMBS transaction and had an existing balance of approximately $64,250,000.

The 635 Madison - Leased Fee Mortgage Loan had an initial term of 60 months and has a remaining term of 60 months. The 635 Madison - Leased Fee Mortgage Loan requires payments of interest only for its entire term with a scheduled maturity date of May 1, 2030 and an anticipated repayment date of August 1, 2017.  In the event the 635 Madison - Leased Fee Mortgage Loan is still outstanding on the anticipated repayment date, the interest rate increases to the greater of (i) the 10-year swap rate plus 5.0% and (ii) the initial interest rate plus 5.0%.  Commencing on the anticipated repayment date, in addition to the regularly scheduled payments due under the 635 Madison - Leased Fee Mortgage Loan, all excess cash from the 635 Madison - Leased Fee Property will be applied to amortize principal, and interest in excess of the initial interest rate accruing at the revised interest rate will be added to the principal of

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	635 Madison - Leased Fee

the 635 Madison - Leased Fee Mortgage Loan.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.  The 635 Madison - Leased Fee Mortgage Loan is open to prepayment at par during the final three months prior to the anticipated prepayment date.

The Borrower and the Sponsor.  The borrower is 635 Madison Owner LLC, a single-purpose Delaware limited liability company with two independent managers (the “635 Madison - Leased Fee Borrower”).  Equity ownership in the 635 Madison - Leased Fee Borrower is held by BlackRock Diamond Property Fund, L.P. (91.7%), L&L Real Estate Fund I, L.P. (6.6%) and David W. Levinson and Robert T. Lapidus (1.7%).  The sponsors and non-recourse guarantors of the 635 Madison - Leased Fee Mortgage Loan are BlackRock Diamond Property Fund, L.P., L&L Holding Company, LLC and L&L Acquisitions LLC.

BlackRock Diamond Property Fund, L.P. is a private real estate investment trust managed by BlackRock Realty Advisors, Inc. Its investment strategy is to acquire or create high-quality, prime properties in superior locations. The fund was created in March of 2005 and currently has approximately $1.1 billion under management invested in 19 properties spread across 11 different markets. Its five largest investments are Metropolitan Tower (New York City), 400 South Hope (Los Angeles), Potomac Town Center (Washington, DC), 530 Park Avenue (New York City) and 635 Madison Avenue (New York City).

L&L Holding Company, LLC is a privately-held, vertically integrated real estate company that owns and manages an approximately 5 million SF portfolio of Class “A” commercial office properties in New York City and the New York metropolitan area. Founded in 2000 by David Levinson, former Vice Chairman of CB Richard Ellis, Inc. and Robert Lapidus, L&L Holding Company, LLC’s portfolio includes: 200 Fifth Avenue, 195 Broadway, 150 Fifth Avenue, 142 W 57th Street, 600 Third Avenue, Park 80 West and 425 Park Avenue.

The Mortgaged Property. The 635 Madison - Leased Fee Property is a 9,087 SF parcel of land beneath a 19-story Class “A” office building with ground floor retail space located at 635 Madison Avenue in New York City. As of October 2011, the leasehold improvements on the 635 Madison - Leased Fee Property were 96.4% occupied.  The 635 Madison - Leased Fee Property contains 100.5 feet of frontage along Madison Avenue and 90.6 feet on East 59th Street.

The leasehold property, which is not part of the collateral for the 635 - Madison Leased Fee Mortgage Loan, is a 19-story office building constructed in 1957.  The office space is predominately leased to medical tenants, including: RMA of New York, N.Y. Physicians P.C., NY Medical Associates and Medical Imaging of Manhattan.  The ground floor retail tenants are Searle, a boutique female apparel, handbag and shoe retailer with four locations in New York and Camper, a footwear retailer founded in 1975 in Barcelona, Spain.  The appraiser concluded a hypothetical fee simple interest value of the land plus improvements (assuming there was no ground lease) of $160,000,000 (the leasehold property is not included as collateral for the 635 Madison - Leased Fee Mortgage Loan).

The following table presents certain information relating to the leasehold tenants at the 635 Madison - Leased Fee Property:

Tenant Summary
Tenant Name	Tenant SF(1)	% of SF	Annualized Underwritten Base Rent(2)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)	Lease Expiration
Retail
Searle	9,500	7%	$769,153	24%	$283.68	3/31/2019
Camper	1,200	1%	$2,695,000	7%	$640.96	4/30/2019
Vacant Space	900	0%	$0	0%	$0.00
Subtotal / Wtd. Avg.	11,600	8%	$3,464,153	31%	$323.75

Office
RMA of New York	20,560	14%	$1,456,830	13%	$70.86	2/29/2016
N.Y. Physicians P.C.	18,000	13%	$756,000	7%	$42.00	6/30/2016
RW USA Corporation	11,500	8%	$653,545	6%	$56.83	5/31/2017
HSS Properties Corporation	9,000	6%	$630,000	6%	$70.00	6/30/2019
NY Medical Associates	6,500	5%	$447,000	4%	$68.77	12/31/2016
Medical Imaging of Manhattan	5,500	4%	$357,500	3%	$65.00	7/31/2020
Subtotal / Wtd. Avg.	71,060	50%	$4,300,875	38%	$60.52

Other Tenants	55,508	39%	$3,408,515	31%	$61.41
Vacant Space	4,300	3%	$0	0%	$0.00
Total / Wtd. Avg.	142,468	100%	$11,173,543	100%	$81.40

(1)	Information is based on the underwritten rent roll.

(2)	Total Annualized Underwritten Base Rent excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	635 Madison - Leased Fee

Ground Lease.  Pursuant to a lease dated April 25, 1955, the 635 Madison - Leased Fee Property is net leased by the 635 Madison - Leased Fee Borrower to Ironwood Realty Corporation (“Ground Lessee”).  The Ground Lessee exercised its second renewal option on May 1, 2009, which expires on April 30, 2030 with one remaining option to extend for a third renewal term of 21 years through April 30, 2051.  The net lease obligates the Ground Lessee to pay all taxes, common charges, operating expenses and insurance relating to the 635 Madison - Leased Fee Property and requires monthly ground lease payments in an annual amount of $3,677,574.  If the Ground Lessee exercises its third renewal option, the ground rent payable would be reset to the greater of (a) 5% of the land value as of April 30, 2030 considered as vacant and unimproved and exclusive of all improvements thereon plus $3,750 and (b) $3,677,574.

The Market.  The 635 Madison - Leased Fee Property is located at the northeast corner of East 59th Street and Madison Avenue in the Plaza District of Midtown Manhattan. The Plaza District is generally bound by 47th Street to the south and 65th Street to the north and from Avenue of the Americas to the East River.

The Plaza District is the headquarters for 21 Fortune 500 companies, including: J.P. Morgan Chase & Co., Citigroup, MetLife, ALCOA, Bristol-Myers Squibb, CBS, Estee Lauder, Virgin Media and McGraw-Hill Companies.  The Plaza District is also located close to numerous first class hotels, including: The Peninsula, The Plaza, The Essex House, New York Palace and St. Regis Hotel, The Four Seasons and The Ritz-Carlton.  Within the immediate area of the 635 Madison - Leased Fee Property, north of 50th Street along Fifth Avenue and on Madison Avenue in the 60s, there are numerous upscale retailers including: Saks Fifth Avenue, Cartier, Tiffany & Co., Louis Vuitton, Gucci and Prada.

The appraiser concluded a direct vacancy rate for the Plaza District Class “A” Office market of 8.3% with an average direct rental rate of $85.22 PSF for the first quarter of 2012.  The appraiser further identified a competitive set to the leasehold improvements located above the 635 Madison - Leased Fee Property, which were found to have an average occupancy of 90.8%, an average year-built of 1955 and asking rents ranging from $45 to $125 PSF.

Comparable leased fee interest land sales to the 635 Madison - Leased Fee Property are shown in the chart below:

Leased Fee Land Sales Summary
Property	Sale Date	Price	Implied Cap Rate	Lot Size	Maximum Bldg. Area (SF)	Unit Price/FAR
1372 Broadway	March 2012	$151,000,000	4.25%	29,000	435,000	$347.13
292 Madison Avenue	October 2011	$85,000,000	3.71%	9,600	144,000	$590.28
425 Park Avenue	May 2011	$315,000,000	3.53%	27,950	419,250	$751.34
600 Fifth Avenue	February 2011	$165,000,000	1.94%	26,359	287,374	$574.16
445 Park Avenue	October 2006	$32,000,000	1.25%	18,075	271,125	$118.03
50 Central Park South	March 2006	$87,500,000	3.89%	14,057	140,570	$622.47

 Source: Appraisal

Escrows and Reserves.  As a result of the ground lease, which obligates the Ground Lessee to pay all taxes, insurance, common charges and operating expenses relating to the 635 Madison - Leased Fee Property, there are no escrows or other reserves for the 635 Madison - Leased Fee Mortgage Loan.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 635 Madison - Leased Fee Mortgage Loan.  The 635 Madison - Leased Fee Mortgage Loan has in place cash management.  Funds in the lockbox account are swept daily to the cash management account and applied on each monthly payment to pay debt service on the 635 Madison - Leased Fee Mortgage Loan, with any excess, prior to the anticipated prepayment date, being remitted to the 635 Madison - Leased Fee Borrower.

Property Management. The office building located at the 635 Madison - Leased Fee Property is managed by Ironwood Realty Corporation, the Ground Lessee.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Civic Center Plaza

Mortgage Loan No. 6 – Civic Center Plaza

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Civic Center Plaza

Mortgage Loan No. 6 – Civic Center Plaza

Civic Center Plaza
1560 Broadway
Denver, CO 80202
Denver
Highland
City of Cuernavaca Park
Denver Skate Park
South Platte River
Commons Park
Confluence Park
Centennial Park
Elitch Gardens
Pepsi Center
Coors Field
Union Station
LoDo
17th Street Plaza
Downtown
One Tabor Center
Denver Place
U.S. Courthouse
U.S. Bank Tower
1999 Broadway
Century Link Tower
Auraria Campus
University of Colorado at Denver
Tivoli Student Union
King Center
Community College of Denver
Colorado Center for the Performing Arts
Colorado Convention Center
Denver Pavilions
1670 Broadway
Wells Fargo Center
Lawson Park
Benedict Fountain Park
City and County Building
Lindsey-Flanigan Courthouse
U.S. Mint
Civic Center Park
State Capitol
Colorado History Museum
Denver Art Museum
Denver Public Library
Clyfford Still Museum
Capitol Hill
Civic Center
Lincoln Park
Sunken Gardens Park
Denver Health Medical Center
Governor's Park
Cherry Creek
RTD Light Rail
I-25
W. 32nd Ave.
W. Colfax Ave.
E. Colfax Ave.
Broadway
Lincoln St.
E. 16th Ave.
E. 17th Ave.
E. 18th Ave.
E. 19th Ave.
E. 14th Ave.
E. 13th Ave.
E. 12th Ave.
E. 11th Ave.
E. 10th Ave.
E. 9th Ave.
E. 8th Ave.
Westminster
Arvada
Wheat Ridge
Golden
Lakewood
Englewood
Cherry Hills Village
Greenwood Village
Littleton
Centennial
Highlands Ranch
Lone Tree
Parker
Aurora
Commerce City
Northglenn
Broomfield
Thornton
Glendale

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Civic Center Plaza

Mortgage Loan No. 6 – Civic Center Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Address:	1560 Broadway Denver CO 80202
Original Balance:	$48,000,000
Cut-off Date Balance:	$47,925,392			General Property Type:	Office
% of Initial Pool Balance:	3.5%			Detailed Property Type:	CBD
Loan Purpose(1):	Acquisition			Net Rentable Area:	584,026 SF
Borrower Name(s):	CCP BCSP Civic Center Property, LLC			Cut-off Date Balance Per Unit/SF:	$82
Sponsor:	Beacon Capital Partners/Callahan Capital Partners			Balloon/ARD Balance Per Unit/SF:	$74
				Year Built / Year Renovated:	1984 / 2009
Mortgage Rate:	4.630%			Title Vesting(5):	Leasehold
Note Date:	5/29/2012			Property Manager:	CCP BCSP Property Management LLC
First Payment Date:	7/7/2012
Anticipated Repayment Date	NAP			Underwriting and Financial Information
Maturity Date	6/7/2017			UW Revenues:	$10,8368,549
IO Period:	None			UW Expenses:	$5,337,988
Original Term to Maturity or ARD:	60 months			UW NOI:	$5,030,561
Seasoning:	1 month			UW NCF:	$4,353,908
Original Amortization Term:	324 months			UW NOI DSCR:	1.61x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.40x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.5%
Prepayment Provisions:	YM0.5 (25); DEF/YM0.5 (31); O (4)			UW NCF Debt Yield:	9.1%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	10.1%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$4,937,343 (12/31/2011)
Subordinate Mortgage Debt(2):	$50,000,000			Second Most Recent NOI (As of):	$5,264,069 (12/31/2010)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$5,268,381 (12/31/2009)
Reserves(3)				Appraised Value:	$93,800,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	4/26/2012
Tax Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	51.1%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	46.1%
Replacement Reserve:	$0	$12,167	NAP	Occupancy Rate (As of):	80.0% (4/30/2012)
TI/LC Reserve(4):	$2,455,213	$53,536	NAP	2nd Most Recent Occupancy (As of):	86.1% (1/31/2011)
Other Reserve:	$0	$0	NAP	3rd Most Recent Occupancy (As of):	89.7% (1/31/2010)

(1)	An affiliate of the previous property ownership maintains an interest in the borrower.

(2)	See “—Additional Secured Indebtedness (not including trade debts)” below.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(4)
The initial TI/LC reserve is to fund outstanding TI/LC expenses associated with recent lease executions, expansions and renewals associated with various new and existing property tenants. The monthly TI/LC reserve is to fund future TI/LC expenses associated with new and existing tenants at the property other than the Department of Regulatory Agencies (“DORA”) tenant. See “—Escrows and Reserves” below for details regarding certain required reserves and guarantees associated with leasing of the DORA space.

(5)	The property is subject to an unsubordinated air rights lease through October 2049. See “—Expansion, Release and Substitution of Property” below.

The Civic Center Plaza Mortgage Loan

The Mortgage Loan. The sixth largest mortgage loan (the “Civic Center Plaza Mortgage Loan”) is an acquisition loan evidenced by a note in the original principal balance of $48,000,000 and secured by a first priority leasehold mortgage encumbering the office property known as Civic Center Plaza in Denver, Colorado (the “Civic Center Plaza Property”). The Civic Center Plaza Mortgage Loan replaced  a previous loan secured by the Civic Center Plaza Property, which was included in the MSC 2007-XLF9 CMBS transaction.

Civic Center Plaza Mortgage Loan had an original term of 60 months and has a remaining term of 59 months. The Civic Center Plaza Mortgage Loan requires payments of principal and interest for its entire term, and has a scheduled maturity date of June 7, 2017. Voluntary prepayment of the Civic Center Mortgage Loan is permitted in whole or in part on any date together with the greater of a yield maintenance premium or 0.5% of the prepayment amount, and if the prepayment is made other than on the due date, interest that would have accrued through the next due date. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Civic Center Plaza

after the first due date following the second anniversary of the securitization closing date. Civic Center Plaza Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor. The borrower is CCP BCSP Civic Center Property, LLC, a single-purpose Delaware limited liability company with two independent directors (the “Civic Center Plaza Borrower”).  The Civic Center Plaza Mortgage Loan sponsors are Beacon Capital Partners and Callahan Capital Partners and the non-recourse carve-out guarantor is BCSP VI U.S. Investments, L.P. (“BCSP VI”).

BCSP VI was formed in 2010 as an investment vehicle of Beacon Capital Partners (“Beacon”). The entity is an active $2.54 billion closed-end commingled fund that currently has 12.3 million SF in 19 office properties under management. Beacon was formed in 1998 by the senior management team of Beacon Properties Corporation following their 1997 sale of the NYSE-traded office REIT to Equity Office Properties Trust. To date, Beacon has completed over 90 investments with a projected total cost of approximately $29 billion. Beacon’s current portfolio consists of approximately 27 million SF of office space with total projected costs in excess of $17 billion. Beacon is headquartered in Boston and has offices in Los Angeles, New York, San Francisco, Seattle, Washington D.C., London, Luxembourg and Paris.

The Mortgaged Property. The Civic Center Plaza Property is a 22-story, multi-tenant office building containing 584,026 SF located in the Civic Center area of the Denver, Colorado CBD. The building has 9,107 SF of ground floor retail space. The Civic Center Plaza Property is located one block north of the Colorado State Capital and close to Denver City and Country government buildings. The building has direct access to the 16th Street Pedestrian Mall and Civic Center Station, as well as views of downtown, the surrounding mountains and the State Capitol Building. The Civic Center Plaza Property shares a 240 space non-collateral subterranean parking garage, in which it is allocated 100 spaces under an air rights lease (see below). The Civic Center Plaza Property was constructed in 1984, and was renovated in 2009. The Civic Center Plaza Property is approximately 58% leased to State of Colorado related tenants accounting for approximately 74% of underwritten base rents. The State of Colorado related tenants all have certain lease termination rights associated with co-location and/or appropriations clauses.

The Civic Center Plaza Property is subject to an unsubordinated air rights lease between the Civic Center Plaza Borrower, as tenant, and the Regional Transportation District, a State of Colorado political subdivision, as landlord. The air rights lease began in 1982, and expires in October 2049, 65 years after substantial completion of the building. There are no lease extension options. Base rent is $400,000 per annum for the remainder of the lease term. Additional rent is tied to increases in the Civic Center Plaza Borrower’s cash flow from the Civic Center Plaza Property. The base structure, which includes the above mentioned parking garage, is owned by the air rights lessor.

Major Tenants.

Colorado Department of Regulatory Agencies (160,623 SF, 27.5% of NRA, 31.7% of underwritten base rent). The Colorado Department of Regulatory Agencies leases 160,623 SF from an affiliate of the Civic Center Plaza Borrower. The current lease began on January 26, 2006, has been amended for various expansions, and has a current expiration date of June 30, 2016 for 155,842 SF and January 31, 2017 for 4,781 SF, with two 10-year lease renewal options. The tenant has had space in the Civic Center Plaza Property since 1990. The tenant has the ability to terminate its lease(s) with 60 days notice should the State of Colorado build, lease or acquire another building for co-location purposes and 45 or 90 days notice if there is a termination of State or Federal funding, respectively. The Department of Regulatory Agencies was created in 1968 as a consumer protection agency that regulates and licenses various businesses and professions within the State of Colorado.

The Regional Transportation District (72,492 SF, 12.4% of NRA, 13.1% of underwritten base rent). The Regional Transportation District (the “RTD”), which is a political subdivision of the State of Colorado, leases 72,492 SF from an affiliate of the Civic Center Plaza Borrower. The lease began on April 1, 2005, has been amended for various expansions, and has a current expiration date of October 1, 2019 for 70,711 SF and December 31, 2025 for 1,781 SF.  The tenant has the ability to terminate its lease(s) with 120 days notice if there is a termination of State funding. The RTD operates mass transit services via bus and light rail in the Denver metropolitan area. The RTD is the lessor under the subject property’s air rights lease.

The Colorado Department of Education and Department of Higher Education (46,119 SF 7.9% of NRA, 13.4% of underwritten base rent). The Colorado Department of Education, Department of Higher Education, and Department of Higher Education by and through CollegeInvest, lease 46,119 SF from an affiliate of the Civic Center Plaza Borrower. The leases began on April 1, 2008, have been amended for various expansions, and have current expiration dates of May 31, 2016 (24,584 SF), April 1, 2018 (21,304 SF) and December 1, 2013 (230 SF), all with two five-year lease renewal options. The tenants have the ability to terminate the leases with 60 days notice should the State of Colorado build, lease or acquire another building for co-location purposes and 45 or 90 days notice if there is a termination of State or Federal funding, respectively.

The State Public Defenders Office (32,461 SF 5.6% of NRA, 10.3% of underwritten base rent). The State Public Defenders Office leases 32,461 SF from an affiliate of Civic Center Plaza Borrower. The lease began on February 1, 2009, and has a current expiration date of January 31, 2019, with two five-year lease renewal options. The tenant has the ability to terminate its lease with 60 days notice should the State of Colorado build, lease or acquire another building for co-location purposes and 45 or 90 days notice if there is a termination of State or Federal funding, respectively.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Civic Center Plaza

The Colorado Supreme Court (30,000 SF 5.1% of NRA, 5.2% of underwritten base rent). The Colorado Supreme Court leases 30,000 SF from an affiliate of the Civic Center Plaza Borrower. The lease began on September 1, 2005, has been amended for various expansions, and has a current expiration date of June 30, 2013, with one five-year lease renewal option. The tenant has the ability to terminate its lease with 45 or 90 days notice if there is a termination of State or Federal funding, respectively.

The following table presents a summary regarding major tenants at the Civic Center Plaza Property:

Tenant Summary
Tenant Name	Credit Rating (Moody’s/S&P)(1)	Tenant SF(2)	% of SF	Annualized Underwritten Base Rent(3)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent PSF	Lease Expiration
Major Tenants
Colorado Department of Regulatory Agencies	Aa2/AA	160,623	28%	$2,819,138	32%	$17.55 (Gross)	6/30/2016 and 1/31/2017
The Regional Transportation District	Aa2/AA	72,492	12%	$1,166,732	13%	$16.09 (NNN)	10/31/2019
The Colorado Department of Education and Department of Higher Education	Aa2/AA	46,119	8%	$1,191,529	13%	$25.84 (Gross)	5/31/2016 and 4/30/2018
The State Public Defenders Office	Aa2/AA	32,461	6%	$917,023	10%	$28.25 (Gross)	1/31/2019
The Colorado Supreme Court	Aa2/AA	30,000	5%	$465,041	5%	$15.50 (NNN)	6/30/2013
Subtotal / Wtd. Avg.		341,695	59%	$6,559,463	74%	$19.20

Other Tenants		125,717	22%	$2,320,791	26%	$18.46
Vacant Space		116,614	20%	$0	0%	$0.00
Total / Wtd. Avg.		584,026	100%	$8,880,254	100%	$19.00

(1)	Ratings are those of the State of Colorado.

(2)	Information is based on the underwritten rent roll.

(3)	Total Annualized Underwritten Base Rent excludes vacant space.

The following table presents certain information relating to the lease rollover at Civic Center Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	2,654	$4.52	0%	0%	$12,000	0%	0%
2012	2	4,423	$4.50	1%	1%	$19,920	0%	0%
2013	11	41,420	$17.15	7%	8%	$710,309	8%	8%
2014	0	0	$0.00	0%	8%	$0	0%	8%
2015	4	24,942	$18.30	4%	13%	$456,399	5%	13%
2016	18	218,809	$18.01	37%	50%	$3,941,721	44%	58%
2017	2	5,522	$15.19	1%	51%	$83,906	1%	59%
2018	4	37,557	$26.33	6%	57%	$989,044	11%	70%
2019	12	128,525	$20.75	22%	79%	$2,666,956	30%	100%
2020	0	0	$0.00	0%	79%	$0	0%	100%
2021	0	0	$0.00	0%	79%	$0	0%	100%
2022 & Beyond	6	3,560	$0.00	1%	80%	$0	0%	100%
Vacant	0	116,614	$0.00	20%	100%	$0	0%	100%
Total / Wtd. Avg.	60	584,026	$19.00	100%		$8,880,254

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Civic Center Plaza

The Market. The Denver office market consists of approximately 104.3 million SF of space. The region’s office market is segmented into eight submarkets, of which the CBD, containing approximately 26.9 million SF of space, is the second largest. The average Denver CBD vacancy rate during the fourth quarter of 2011 was 13.0% and the overall average net asking rent was $25.65 PSF. Competitive property vacancy within the 12 building competitive set for the fourth quarter of 2011 was 11.7%. Market rent for the Civic Center Plaza Property is estimated at between $15.50 NNN PSF and $16.50 NNN PSF, depending on the floor.

CenturyLink recently announced it will not renew the former Quest lease at 1801 California Street, previously known as Quest Tower. The move is expected to create approximately 850,000 SF of additional vacancy in the general market.

The following table presents certain recent leasing information in the Denver office market:

Competitive Property Summary
Property	Class	Lease Size & Date	Tenant Name	Initial Rent/SF (Net or Net Equivalent)	Term (yrs.)	Free Rent (mos.)	TI PSF
Wells Fargo Center 1700 Lincoln Street	A	24,555 SF 11/2011	Ryley Carlock & Applewhite	$21.30	5.5	6	$30.00
World Trade Center 1625 – 1675 Broadway	A	14,400 SF 10/2011	KP Kauffman Company, Inc.	$15.24	10.0	6	$20.00
Tower One 1900 16th Street	A	47,205 SF 10/2011	Ready Talk	$25.00	7.0	5	$35.00
Seventeen Street Plaza 1225 17th Street	A	20,752 SF 10/2011	Quark	$21.50	3.33	4	$12.00
US Bank Tower 950 17th Street	A	5,153 SF 7/2011	Cascade Financial	$15.00	7.67	8	$25.00
410 17th Street Building 410 17th Street	B	17,613 SF 7/2011	FIML Natural Resources	$15.25	3.17	2	$9.00
1999 Broadway 1999 Broadway	A	12,825 SF 5/2011	Hein & Associates	$15.76	10.0	3	$45.00
1001 Seventeen 1001 17th Street	A	4,835 SF 4/2011	HC Beck, Limited	$18.72	7.25	3	$22.00
Tabor Center One 1200 17th Street	A	6,170 SF 1/2011	Rock Oil Company	$21.50	3.17	2	$20.75

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at Civic Center Plaza Property:

Cash Flow Analysis
	2009	2010	2011	UW	UW PSF
Gross Potential Rent(1)	$8,223,827	$8,295,414	$8,286,688	$8,880,254	$15.21
Total Reimbursements	$2,100,436	$1,764,513	$1,554,038	$1,367,928	$2.34
Other Income	$132,405	$142,292	$134,882	$120,367	$0.21
Less Vacancy & MTM Loss	$0	$0	$0	($0)	($0)
Effective Gross Income	$10,456,667	$10,202,219	$9,975,608	$10,368,549	$17.75
Total Expenses	$5,188,286	$4,938,150	$5,038,265	$5,337,988	$9.14
Net Operating Income	$5,268,381	$5,264,069	$4,937,343	$5,030,561	$8.61
TI/LC	$0	$0	$0	$528,404	$0.90
Capital Expenditures	$0	$0	$0	$146,007	$0.25
Net Cash Flow	$5,268,381	$5,264,069	$4,937,343	$4,356,150	$7.46
Occupancy %	87.8%	89.7%	86.1%	80.0%
NOI DSCR	1.69x	1.69x	1.58x	1.61x
NCF DSCR	1.69x	1.69x	1.58x	1.40x
NOI Debt Yield	11.0%	11.0%	10.3%	10.5%
NCF Debt Yield	11.0%	11.0%	10.3%	9.1%

(1)	Underwritten GPR includes contractual rent steps through December 2012. Historical and underwritten GPR are net of vacancy.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Civic Center Plaza

Escrows and Reserves.  The Civic Center Plaza Borrower is required to deposit certain on-going reserves during the continuance of a DORA Period or a Trigger Period.  During the continuance of a DORA Period or a Trigger Period, monthly reserves for taxes and insurance in the amount of 1/12 of the annual estimated tax payments and insurance premiums, and the monthly reserve for the rent payable under the air rights lease at the Civic Center Plaza Property, will be funded from the Cash Management Account.  Notwithstanding the foregoing, if no event of default is continuing, and there is no DORA or Trigger period, the Civic Center Plaza Borrower will not be obligated to make deposits to a monthly reserve for insurance premiums if insurance is maintained pursuant to an acceptable blanket insurance policy.

The Civic Center Plaza Borrower is required to make monthly deposits of $12,167 for replacement reserves reasonably approved by lender.  At loan origination, the Civic Center Plaza Borrower deposited $2,455,213 in escrow for tenant improvements, leasing commissions and other leasing costs set forth on a schedule to the loan agreement.  The Civic Center Plaza Borrower is also required to make monthly deposits of $53,536 for TI/LC reserves which amounts may be used in connection with the leasing of the Civic Center Plaza Property other than the space leased to DORA.

A “DORA Period” commences upon the earliest to occur of (a) the extension or renewal of the two lease agreements for any of the space leased pursuant to such lease agreements to the State of Colorado, acting by and through the Department of Regulatory Agencies (“DORA”) or the leasing of any portion of such space to any other person, (b) such lease agreements have not been extended or renewed by the extension notice deadline of September 30, 2015 or (c) DORA delivers a termination notice under such lease agreements, and ends when the DORA Excess Leasing Costs plus any amounts disbursed to Civic Center Plaza Borrower from the DORA reserve for payment of operating expenses have been deposited in the DORA reserve.  “DORA Excess Leasing Costs” means an amount equal to (a) the lesser of (i) $3,500,000 and (ii) the sum of (x) the aggregate amount of tenant improvements, leasing commissions and other leasing costs anticipated to be incurred in connection with extending or renewing the lease agreements with DORA or the re-tenanting of the space leased to DORA or any portion thereof plus (y) $22.00 PSF of space leased to DORA as of the loan closing date pursuant to such lease agreements that since the origination of the Civic Center Plaza Mortgage Loan has not been subject to an extension or renewal of the lease agreements with DORA nor been leased to another tenant, minus (b) the maximum aggregate amount guaranteed by BCSP VI U.S. Investments, L.P. (“BCSP VI”) pursuant to its guaranty of leasing costs (such amount, the “DORA Guaranteed Amount”).  The “DORA Guaranteed Amount” equals $1,750,000 which amount is subject to increase by BCSP VI in its discretion and is reduced from time to time to the extent the sum of the outstanding guaranty amount plus the amount on deposit in the DORA reserve (as described below) exceeds the outstanding leasing costs (generally defined as (1) the actual costs under signed leases for up to 160,623 SF of space to be incurred in connection with extending or renewing the space leased to DORA or the re-tenanting of such space or other portions of the Civic Center Plaza Property not leased as of the commencement of the DORA Period, plus (2) an assumed anticipated cost of $22 PSF for any excess of 160,623 SF of space over the space that has been leased since the start of the DORA Period, minus any leasing costs referred to in (1) and (2) actually paid by Civic Center Plaza Borrower).

A “Trigger Period” (x) commences on the date on which the debt yield (tested as of the end of each calendar quarter starting September 30, 2012) is less than 9.0% and ends either (i) on the date when the debt yield is equal to or greater than 9.25% for two consecutive calendar quarters (and no other Trigger Period exists) or (ii) if the period was triggered solely due to rents being excluded from gross revenues in connection with the State of Colorado formally announcing that it intends to co-locate its offices and uses outside the Civic Center Plaza Property and lender reasonably determining that such co-location will result in the tenant (i.e. any of the Department of Education, the Office of the State Public Defender, the Department of Higher Education or the Department of Higher Education through CollegeInvest, in each case, of The State of Colorado) being permitted to exercise termination rights in leases with the Civic Center Plaza Borrower as landlord, on the date on which the amount deposited into the cash sweep reserve due to such Trigger Period equals $11.00 multiplied by the square footage of the applicable leases with The State of Colorado for which rent was excluded or (y) commences on the date an event of default occurs and ends on the date such event of default has been cured or waived in writing and no other Trigger Period exists.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the Civic Center Plaza Mortgage Loan.  The Civic Center Plaza Mortgage Loan has springing cash management.  Provided a DORA Period or a Trigger Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Civic Center Plaza Borrower.  During the continuance of a DORA Period or a Trigger Period, funds in the lockbox account are transferred on each business day to a Cash Management Account under the control of the lender and allocated to debt service payments and required deposits to the reserves as described above under “Escrows and Reserves” and applied on each monthly payment date to make such payments and deposits.  During a DORA Period (and provided no Trigger Period exists), once the funds in the lockbox account are equal to the amount required to be paid or deposited on the next monthly payment date, the excess is swept daily to a reserve to be used to pay tenant improvements, leasing commissions or other leasing costs incurred for renewal or extension of the lease agreements with DORA, re-tenanting of the space leased to DORA or leasing of other portions of the Civic Center Plaza Property which are not leased as of the commencement of the DORA Period.  During a Trigger Period, such excess is held by the mortgagee as additional security for the Civic Center Plaza Mortgage Loan.

Property Management. The Civic Center Plaza Property is managed by CCP BCSP Property Management LLC and Callahan Management, LLC, affiliates of the Civic Center Plaza Mortgage Loan sponsor.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted, except as described below.

The Civic Center Plaza Borrower is also the borrower via assignment under a subordinate loan in an original principal amount equal to $50,000,000 (the “Civic Center Plaza Subordinate Loan”), which was originally made in 1982.  The Civic Center Plaza Subordinate

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Civic Center Plaza

Loan is secured by a subordinate lien on the Civic Center Plaza Property and is evidenced by a subordinate note, deed of trust and assignment of leases and rents.  The lender under the Civic Center Plaza Subordinate Loan, CCP BCSP Lender LLC, a Delaware limited liability company (“Civic Center Plaza Subordinate Lender”), is a wholly-owned subsidiary of the Civic Center Plaza Borrower and a special purpose entity.  The Civic Center Plaza Subordinate Lender has guaranteed the payment and performance of the Civic Center Plaza Mortgage Loan and collaterally assigned the Civic Center Plaza Subordinate Loan to lender under the Civic Center Plaza Mortgage Loan (lender is in possession of the original subordinate note, together with an allonge in blank, and a UCC has been filed against the Civic Center Plaza Subordinate Lender) as collateral security for its obligations under the subordinate lender guaranty.  Pursuant to a subordination and intercreditor agreement, the Civic Center Plaza Subordinate Lender has subordinated the subordinate deed of trust and assignment of leases and rents to the senior deed of trust and assignment of leases and rents securing the Civic Center Plaza Loan, and agreed not to take any enforcement action under the Civic Center Plaza Subordinate Loan documents without the prior written consent of the lender under the Civic Center Plaza Loan.

Release of Parcels.  Not permitted.

Terrorism Insurance.  Generally, the Civic Center Plaza Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Civic Center Plaza Property, provided that the Civic Center Plaza Borrower will not be required to pay, with respect to the portion of the annual premium for the comprehensive all risk insurance policy or policies allocable to terrorism coverage, more than 1.5 times the result of (x) the annual premium for such policy then in effect minus (y) the portion of such annual premium attributable to earthquake, flood and terrorism coverages.

Expansion, Release and Substitution of Property.  The Civic Center Plaza Borrower may purchase, or may cause the subordinate lender to purchase, the fee simple interest in the property that Civic Center Plaza Borrower had a leasehold interest in under the air rights lease as of the loan origination date and acquire the lessor’s interest in the air rights lease and terminate the air rights lease upon satisfaction of various conditions, including amongst others, the Civic Center Plaza Subordinate Loan is discharged in full prior to such termination and the lien of the mortgage is spread to cover the Civic Center Plaza Borrower’s (or subordinate lender’s, if applicable) interest in the fee simple.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Sheraton Carlsbad Resort & Spa

Mortgage Loan No. 7 – Sheraton Carlsbad Resort & Spa

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Sheraton Carlsbad Resort & Spa

Mortgage Loan No. 7 – Sheraton Carlsbad Resort & Spa

Sheraton Carlsbad Resort & Spa
5480 Grand Pacific Drive
Carlsbad, CA 92008
Camp Pendleton Marine Corps Base
San Luis Rey River
Oceanside Municipal Airport
Mission Marketplace
Oceanside
Vista
Guajome Regional Park
Mira Costa College
Tri-City Medical Center
Buena Vista Lagoon
Carlsbad Village
Carlsbad
Legoland Family Park
Carlsbad Premium Outlets
McClellan-Palomar Airport
Palomar Airport Rd
Carlsbad Raceway
San Marcos
Escondido
Palomar College
Cal State University San Marcos
Lake San Marcos
Poinsettia Village
Batiquitos Lagoon
La Costa Country Club
San Diego County
Encinitas
San Diego Botanic Gardens
Scripps Mem. Hospital Encinitas
Mira Costa Community College
San Elijo Lagoon County Park
San Elijo Lagoon
Rancho Santa Fe
Fairbanks Ranch
Rancho Bernardo
Lake Hodges
Rancho Penasquitos
Solana Beach
Del Mar Race Track
Del Mar Fairgrounds
San Diego Intl. Airport 19 miles
Carmel Valley
San Diego
Pacific Ocean
Oceanside
Vista
San Marcos
Escondido
Carlsbad
Ramona
Encinitas
Solana Beach
Poway
Del Mar
Santee
San Diego
El Cajon
La Mesa
Lemon Grove
Spring Valley
Coronado
National City
Chula Vista
Imperial Beach
Tijuana

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Sheraton Carlsbad Resort & Spa

Mortgage Loan No. 7 – Sheraton Carlsbad Resort & Spa

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment(Fitch/Moody’s):	NR/NR			Property Address:	5480 Grand Pacific Drive Carlsbad CA 92008
Original Balance:	$44,500,000
Cut-off Date Balance:	$44,321,142			General Property Type:	Hospitality
% of Initial Pool Balance:	3.3%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Number of Units:	250 Rooms
Borrower Name(s):	Grand Pacific Carlsbad Hotel, L.P.			Cut-off Date Balance Per Unit/SF:	$177,285
Sponsor:	Grand Pacific Resorts			Balloon/ARD Balance Per Unit/SF:	$161,831
Mortgage Rate:	6.240%			Year Built / Year Renovated:	2008 / NAP
Note Date:	3/29/2012			Title Vesting:	Fee
First Payment Date:	5/1/2012			Property Manager:	Grand Pacific Resort Services, L.P.
Anticipated Repayment Date:	NAP
Maturity Date:	4/1/2017			Underwriting and Financial Information
IO Period:	None			UW Revenues:	$22,918,333
Original Term to Maturity or ARD:	60 months			UW Expenses:	$16,792,784
Seasoning:	3 months			UW NOI:	$6,125,549
Original Amortization Term:	300 months			UW NCF:	$5,208,816
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.74x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.48x
Prepayment Provisions:	LO (27); DEF (28); O (5)			UW NOI Debt Yield:	13.8%
Lockbox/Cash Management:	In Place / Hard			UW NCF Debt Yield:	11.8%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	12.9%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$6,123,069 (3/31/2012 TTM)
Mezzanine Debt:	$8,000,000			Second Most Recent NOI (As of):	$5,938,311 (12/31/2011)
				Third Most Recent NOI (As of):	$5,011,634 (12/31/2010)
Reserves(1)				Appraised Value:	$73,200,000
Type:	Initial	Monthly	Cap	Appraisal As-of Date:	2/28/2012
Tax Reserve:	$61,049	$43,440	NAP	Cut-off Date LTV Ratio:	60.5%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	55.3%
FF&E Reserve:	$0	$72,656	NAP	Occupancy Rate (As of):	83.3% (3/31/2012 TTM)
Other Reserve:	$0	$0	NAP	2nd Most Recent Occupancy (As of):	82.3% (12/31/2011)
				3rd Most Recent Occupancy (As of):	78.9% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Sheraton Carlsbad Resort & Spa Mortgage Loan

The Mortgage Loan.  The seventh largest mortgage loan (the “Sheraton Carlsbad Resort & Spa Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $44,500,000, and is secured by a first priority fee mortgage encumbering the hospitality property known as Sheraton Carlsbad Resort & Spa in Carlsbad, California (the “Sheraton Carlsbad Resort & Spa Property”). The Sheraton Carlsbad Resort & Spa Mortgage Loan was originated on March 29, 2012 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

The Sheraton Carlsbad Resort & Spa Mortgage Loan had an initial term of 60 months and has a remaining term of 57 months. The Sheraton Carlsbad Resort & Spa Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of 4/1/2017. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Sheraton Carlsbad Resort & Spa Mortgage Loan is open to prepayment at par during the final four months of the loan term.

The Borrower and the Sponsor.  The borrower is Grand Pacific Carlsbad Hotel, L.P., a single purpose Delaware limited partnership with two independent directors (the “Sheraton Carlsbad Resort & Spa Borrower”). The Sheraton Carlsbad Resort & Spa Borrower is 100% indirectly owned by David S. Brown and Timothy J. Stripe, the loan sponsors and recourse carve-out guarantors.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Sheraton Carlsbad Resort & Spa

The Sheraton Carlsbad Resort & Spa Mortgage Loan sponsors own Grand Pacific Resorts (“GPR”), a California based vacation fractional ownership company. GPR and its affiliated management company together currently own and/or manage 11 properties in southern California, including the subject property and two other resort properties in Carlsbad – the Grand Pacific Palisades Resort and the Carlsbad Inn Beach Resort.

The Mortgaged Property. Sheraton Carlsbad Resort & Spa Property is a 250 room (237 standard rooms and 13 suites), full-service, three-building hotel on 9.85 acres located in Carlsbad, California. The standard rooms are generally 415 SF in size, while the suites range from 698 SF to 918 SF In addition to the hotel rooms and suites, the property contains the 242-seat Twenty/20 Grill and Wine Bar, the 4,800 SF Ocean Pearl Spa, a fitness center, an outdoor heated swimming pool and whirlpool, a tennis court and 19,370 SF of conference space consisting of two ballrooms and seven meeting rooms. The property, which is constructed on a hill approximately one mile from the ocean and offers views of the Pacific Coastline, was developed and opened in 2008.

The Sheraton Carlsbad Resort & Spa Property is next to the LEGOLAND® California amusement park and the Crossings Carlsbad Golf Course. The hotel offers a private entrance to the theme park and management estimates approximately 13% of property demand is driven by the park.

In 2011, total leisure travelers accounted for an estimated 47% of property demand, followed by corporate demand at 35% and group demand at 18%. The property achieved a market penetration of 101% during its initial three years of operation and then achieved a 106% penetration during 2011, with an 82.3% average occupancy rate and a RevPAR penetration of 125%.

The Market. Sheraton Carlsbad Resort & Spa Property is located approximately one half mile from the I-5 freeway, the main highway between Los Angeles and San Diego, in Carlsbad, California. Carlsbad is located within San Diego County, one of the most populous counties in California with approximately 3.2 million residents. The city is situated on the Pacific Ocean, approximately 35 miles north of central San Diego and 90 miles south of Los Angeles. A variety of national and international companies are headquartered in the area, including more than 20 golf-related companies. The city has over 5.5 million SF of commercial office space. In addition, the Carlsbad Oaks North master-planned corporate business park is projected to add two million SF of office, R&D and industrial space to the area. Top area tourist attractions include the LEGOLAND® amusement park, which averages 2 million visitors per year, the Carlsbad State Beach, the Carlsbad Premium Outlets, which attracts approximately 8 million visitors per year and reports the third largest sales volume amount U.S. outlet malls, and The Crossings Carlsbad Golf Course, an 18-hole public course designed by Greg Nash. Both LEGOLAND® and The Crossings Carlsbad Golf Course are located next to the Sheraton Carlsbad Resort & Spa Property.

The total market is currently served by approximately 4,635 rooms. There are three additional hotels consisting of a new Hyatt Place Hotel, a Hilton Carlsbad and the LEGOLAND Hotel, totaling 540 rooms, scheduled to come on line by the end of 2013. The nine hotel competitive property set, including the Sheraton Carlsbad Resort & Spa Property, includes 1,376 rooms. This competitive set, which is detailed without hotel names in the following chart, supplied 502,240 room nights in 2009, 2010 and 2011. The average competitive set occupancy, ADR and RevPAR for those three periods were 73.3%; 78.3%; 77.9% and $141.67; $140.47; $142.80, and $103.89; $110.03; $111.26, respectively.

Competitive Property Summary
Property	2011 Occupancy	2011 ADR	2011 RevPAR	2010 Occupancy	2010 ADR	2010 RevPAR
Sheraton Carlsbad Resort & Spa (subject)	82%	$169	$139	79%	$167	$131
Competing Hotel A	71%	$139	$98	70%	$135	$95
Competing Hotel B	82%	$129	$106	86%	$129	$110
Competing Hotel C	83%	$129	$107	86%	$132	$114
Competing Hotel D	74%	$165	$122	73%	$163	$119
Competing Hotel E	79%	$122	$97	79%	$115	$90
Competing Hotel F	80%	$121	$97	84%	$119	$100
Competing Hotel G	82%	$159	$130	82%	$157	$129
Competing Hotel H	72%	$124	$89	74%	$123	$91
Wtd. Avg.	78%	$143	$111	78%	$140	$110

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Sheraton Carlsbad Resort & Spa

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sheraton Carlsbad Resort & Spa Property:

Cash Flow Analysis
	2010	2011	3/31/2012 TTM	UW	UW per Room
Occupancy %	78.9%	82.3%	83.3%	83.3%
ADR	$166.63	$168.79	$168.08	$168.08
RevPAR	$131.49	$138.86	$139.99	$139.99

Rooms Revenue	$12,101,989	$12,790,464	$12,935,911	$12,935,911	$51,744
Food & Beverage Revenue	$6,616,712	$6,660,928	$6,920,416	$6,920,416	$27,682
Other Income	$2,707,232	$2,982,300	$3,062,006	$3,062,006	$12,248
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0
Total Revenue	$21,425,933	$22,433,692	$22,918,333	$22,918,333	$91,673
Total Expenses	$16,414,299	$16,495,381	$16,795,264	$16,792,784	$67,171
Net Operating Income	$5,011,634	$5,938,311	$6,123,069	$6,125,549	$24,502
FF&E	$465,807	$448,674	$916,733	$916,733	$3,667
Net Cash Flow	$4,545,827	$5,489,637	$5,206,336	$5,208,816	$20,835

NOI DSCR	1.42x	1.69x	1.74x	1.74x
NCF DSCR	1.29x	1.56x	1.48x	1.48x
NOI Debt Yield	11.3%	13.4%	13.8%	13.8%
NCF Debt Yield	10.3%	12.4%	11.8%	11.8%

Escrows and Reserves.  The Sheraton Carlsbad Resort & Spa Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Sheraton Carlsbad Resort & Spa Borrower maintains insurance under an acceptable blanket insurance policy).  The Sheraton Carlsbad Resort & Spa Borrower is also required to make monthly deposits of 4.00% of monthly gross revenues to fund the costs of FF&E work required pursuant to the terms and provisions of the management agreement or the franchise agreement.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Sheraton Carlsbad Resort & Spa Mortgage Loan.  The Sheraton Carlsbad Resort & Spa Mortgage Loan has in place cash management.  Funds in the lockbox account are allocated to debt service payments and required deposits to the reserves as described above under “Escrows and Reserves” and applied on each monthly payment date to make such payments and deposits.  Any excess over the amount required to be paid or deposited on each monthly payment date is swept to an account designated by the Sheraton Carlsbad Resort & Spa Borrower provided that, notwithstanding the foregoing, during the continuance of a Trigger Period, all excess cash with respect to the Sheraton Carlsbad Resort & Spa Mortgage Loan is held by the lender as additional security for the Sheraton Carlsbad Resort & Spa Mortgage Loan.  A “Trigger Period” (x) commences on the date on which the debt service coverage ratio (determined quarterly on the first of each April, July, October and January on a trailing-12 month basis) is less than 1.10x and ends upon the date that the debt service coverage ratio is equal to or in excess of 1.15x for two consecutive calendar quarters (and no other Trigger Period exists) or (y) commences on the date an event of default occurs and ends on the date such event of default has been cured or waived in writing (and no other Trigger Period exists).

Property Management. The Sheraton Carlsbad Resort & Spa Property is managed by Grand Pacific Resort Services, L.P., a borrower-affiliated company, and Azul Hospitality Group, Inc.

Mezzanine Loan and Preferred Equity.  The Sheraton Carlsbad Resort & Spa Property is encumbered indirectly by a Mezzanine Loan in the initial principal amount of $8,000,000 made by Principal Life Insurance Company, an Iowa corporation, to Grand Pacific Hotel Holdings, L.P., a Delaware limited partnership.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  Generally, the Sheraton Carlsbad Resort & Spa Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Sheraton Carlsbad Resort & Spa Property.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	The Distrikt Hotel

Mortgage Loan No. 8 – The Distrikt Hotel

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	The Distrikt Hotel

Mortgage Loan No. 8 – The Distrikt Hotel

The Distrikt Hotel
342 West 40th Street
New York, NY 10018
CENTRAL PARK
Midtown
Theatre Dist.
West Side
East Side
Garment District
Murray Hill
Kips Bay
Flatiron District
Stuyvesant Town
Greenwich Village
East River
FDR Drive
Lincoln Tunnel
Queensboro Bridge
Queens-Midtown Tnl
H. Hudson Pkwy
9A
495
Times Square
Bryant Park
Madison Square Park
Gramercy Park
Union Square
Port Authority Bus Terminal
Jacob Javits Convention Center
Intrepid Sea-Air-Space Museum
Empire State Building
Macy's
Herald Square
Grand Central Terminal
Chrysler Building
United Nations Headquarters
Rockefeller Center
Radio City Music Hall
Carnegie Hall
Lincoln Center
Metropolitan Opera House
Madison Square Garden
Penn Station
General Post Office
Flatiron Building
Manhattan
Bronx
Brooklyn
Queens
New York City
Hoboken
Jersey City
Union City
Weehawken
West New York
North Bergen
Secaucus
Edgewater
New York Harbor

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	The Distrikt Hotel

Mortgage Loan No. 8 – The Distrikt Hotel

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Address:	342 West 40th Street New York, NY 10018
Original Balance:	$40,000,000
Cut-off Date Balance:	$39,910,158			General Property Type:	Hospitality
% of Initial Pool Balance:	2.9%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Number of Units:	155 Rooms
Borrower Name(s):	342 Property LLC			Cut-off Date Balance Per Unit/SF:	$257,485
Sponsor(s):	Victor Afonso; Kevin Fee; Scott Schroeder			Balloon/ARD Balance Per Unit/SF:	$212,999
				Year Built / Year Renovated:	2009 / NAP
Mortgage Rate:	5.048%			Title Vesting:	Leasehold
Note Date:	4/30/2012			Property Manager:	Access Hotel Management, LLC
First Payment Date:	6/1/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	5/1/2022			UW Revenues:	$12,129,218
IO Period:	None			UW Expenses:	$7,648,202
Original Term to Maturity or ARD:	120 months			UW NOI:	$4,481,016
Seasoning:	2 months			UW NCF:	$3,995,848
Original Amortization Term:	360 months			UW NOI DSCR:	1.73x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.54x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.2%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF Debt Yield:	10.0%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	12.1%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$4,913,976 (3/31/2012 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of)(3):	$5,457,735 (12/31/2011)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of)(3):	$3,202,237 (12/31/2010)
Reserves(1)				Appraised Value:	$66,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	3/1/2012
Tax Reserve:	$391,756	$78,351	NAP	Cut-off Date LTV Ratio:	60.5%
Insurance Reserve:	$48,432	$12,108	NAP	LTV Ratio at Maturity/ARD:	50.0%
FF&E Reserves(2):	$0	$40,431	NAP	Occupancy Rate (As of):	91.8% (3/31/2012)
Other Reserve(2):	$62,500	$0	$62,500	2nd Most Recent Occupancy (As of):	91.4% (12/31/2011)
				3rd Most Recent Occupancy (As of):	79.3% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
The Distrikt Hotel Borrower is required to escrow 4% of the total gross revenue of the one month prior for FF&E reserves monthly and one month of annual ground rent upfront as described under “—Escrows and Reserves” below.

(3)	Ground lease payments commenced at loan closing and are not included in 2010 or 2011 historical NOI.

The Distrikt Hotel Mortgage Loan

The Mortgage Loan.  The eighth largest mortgage loan (the “The Distrikt Hotel Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $40,000,000 and is secured by a first priority leasehold mortgage encumbering a full service hospitality property known as The Distrikt Hotel in New York, New York (the “The Distrikt Hotel Property”). The Distrikt Hotel Mortgage Loan was originated on April 30, 2012 by or on behalf of Bank of America, National Association. The Distrikt Hotel Mortgage Loan refinanced and paid off the previous loan secured by the Distrikt Hotel Property, which had an existing balance of approximately $40.2 million.

The Distrikt Hotel Mortgage Loan had an initial term of 120 months and has a remaining term of 118 months. The Distrikt Hotel Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of May 1, 2022.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.  The Distrikt Hotel Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The borrower is 342 Property LLC, a single-purpose Delaware limited liability company with two independent directors (the “The Distrikt Hotel Borrower”).  The Distrikt Hotel Borrower is owned by 342 West 40th Street LLC (100%), a single-purpose New York limited liability company.  Equity ownership in 342 West 40th Street LLC is held by 342 West 40th Street

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	The Distrikt Hotel

Management LLC (50%) and Nelly’s 40th Street LLC (50%).  Nelly’s 40th Street LLC is owned by Kevin Fee.  342 West 40th Street Management LLC is owned by 342 Hotel Group Manager (54%), which is controlled by Victor Afonso (managing member) and Scott Schroeder (managing member), and individual investors (46%).  The sponsors and non-recourse guarantors of The Distrikt Hotel Mortgage Loan are Victor Afonso, Kevin Fee and Scott Schroeder.

The Mortgaged Property. The Distrikt Hotel Property is a 32-story, 155-room, full service hospitality property located at 342 West 40th Street located in Manhattan’s Times Square neighborhood of New York City.  The Distrikt Hotel Property is located on a 0.08-acre site on the north side of the city block bounded by 9th Avenue to the west, 8th Avenue to the east, West 39th Street to the south and West 40th Street to the north.  The Distrikt Hotel Property was built by The Distrikt Hotel Borrower in 2009 for a total cost of approximately $46 million and opened operations in February 2010.

The Distrikt Hotel Borrower leases the land associated with The Distrikt Hotel Property under a ground lease with an expiration date of April 30, 2111.  Ground lease rent payments per annum are $750,000 in years one through five, $825,000 in years six through 10, $907,500 in years 11 through 15, and $1,089,000 in years 16 through 20, with additional increases after years 25 and 30 and thereafter additional annual increases of 2.5% over the preceding year.  The ground lease rent was underwritten to $787,500, which represents the average ground lease rent during the loan term.

The Distrikt Hotel Property’s guestroom configuration consists of 93 king rooms (ranging from 225 to 228 SF each), 31 queen rooms (190 SF each) and 31 double/double rooms (235 SF each).  Guestrooms are located on floors 2 through 32 with each floor containing five guestrooms.  Guest rooms include Simmons Beauty Rest mattresses, Frette bed and bath linen, 37” LG flat screen televisions and business desks with ergonomic chairs.  The lobby, the front desk, the business center, as well as the 65-seat Collage Restaurant & Lounge are located on the ground floor.  Hotel amenities include 24-hour room service, evening turndown service, complimentary hi-speed wireless internet and overnight complimentary shoeshine.

The Distrikt Hotel Property is part of the Choice Hotels International, Inc. (NYSE: CHH) Ascend Collection membership program, which provides upscale lodging options at historic, boutique and unique hotels in the United States, Canada and the Caribbean. Member hotels are independently owned and benefit from the brand recognition, global distribution and reservation systems of Choice Hotels.

More specific information about The Distrikt Hotel Property is set forth in the table below:

The Distrikt Hotel and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			The Distrikt Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/2010	85.2%	$211.13	$179.88	79.0%	$219.04	$173.09	92.8%	103.7%	96.2%
TTM 12/2011	87.7%	$230.46	$202.23	91.2%	$221.65	$202.17	103.9%	96.2%	100.0%
TTM 2/2012	90.3%	$228.64	$206.51	91.4%	$223.58	$204.34	101.2%	97.8%	98.9%

Source: Industry Report

The Market.  The Distrikt Hotel Property is located in New York City’s Borough of Manhattan in the New York-Northern New Jersey-Long Island, NY-NJ-PA metropolitan statistical area (“MSA”).  The estimated 2010 population of the New York-Northern New Jersey-Long Island, NY-NJ-PA MSA was approximately 19,160,700 and grew at an annual rate of 0.4% from 2000 to 2010.  The population is expected to grow by 0.5% annually through 2015.  As of 2011, the unemployment rate in the New York-Northern New Jersey-Long Island, NY-NJ-PA MSA was 8.3%, compared to 9.0% nationally.  As of 2011, the estimated population within a one-, three- and five-mile radius of The Distrikt Hotel Property was approximately 124,774; 1,213,075; and 2,371,832 respectively.  As of 2011, the estimated average household income within a one-, three- and five-mile radius of The Distrikt Hotel Property was approximately $99,682, $106,417 and $87,775, respectively.

New York City is one of the most frequently visited tourist destinations in the United States with a record 50.2 million visitors in 2011.  The Distrikt Hotel Property is located at 342 West 40th Street within Manhattan’s Times Square neighborhood. The extended Times Square area consists of the blocks between 6th and 8th Avenues from east to west, and West 40th and West 53rd Streets from south to north, making up the western part of the commercial area of Midtown Manhattan. The Times Square area offers a wide range of entertainment options, including more than 300 restaurants and bars. Known for its large electronic displays, the Times Square area also includes a mix of corporate headquarters (such as Morgan Stanley, Ernst & Young, MTV Networks and Thomson Reuters), high-end residential condominiums and apartments, destination shopping and the Broadway Theater District, which encompasses 36 square blocks and offers 39 theatres.  Times Square comprises a land area of 0.1% of New York City, but contains 5% of total jobs and 10% of economic output with approximately 200,000 workers and 17,000 residents.  Time Square’s has over 35 million estimated annual visitors that spend approximately $18 billion during their stays.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	The Distrikt Hotel

Competing properties to The Distrikt Hotel Property are shown in the table below:

Competitive Property Summary
Property	Rooms	Commercial %	Meeting & Group %	Leisure %	2011 Occupancy	2011 ADR	2011 RevPAR
Distrikt Hotel	155	20%	8%	72%	91%	$221.65	$202.17
Staybridge Suites Times Square	310	45%	10%	45%	95%	$237.00	$225.15
Hampton Inn Times Square South	184	50%	5%	45%	89%	$218.00	$194.02
element Times Square West	411	50%	5%	45%	78%	$213.00	$166.14
Four Points Times Square	244	60%	5%	35%	88%	$219.00	$192.72
Fairfield Inn Times Square	244	55%	5%	40%	89%	$218.00	$194.02
Holiday Inn Express Times Square	210	40%	5%	55%	90%	$205.00	$184.50
Candlewood Suites Times Square	188	40%	0%	60%	86%	$188.00	$161.68
Total / Wtd. Avg.	1,946	46%	6%	48%	88%	$216.09	$189.43

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Distrikt Hotel Property:

Cash Flow Analysis
	2010	2011	3/31/2012 TTM	UW	UW per Room
Occupancy %	79.3%	91.4%	91.8%	91.8%
ADR	$218.29	$221.14	$225.36	$225.36
RevPAR	$173.10	$202.12	$206.86	$206.86

Total Revenue	$9,195,899	$11,827,964	$12,129,218	$12,129,218	$78,253
Total Departmental Expenses	$2,825,584	$3,041,048	$3,129,196	$3,129,196	$20,188
Gross Operating Profit	$6,370,315	$8,786,916	$9,000,022	$9,000,022	$58,065

Total Undistributed Expenses	$2,216,880	$2,042,759	$2,017,023	$2,306,395	$14,880
Profit Before Fixed Charges	$4,153,435	$6,744,157	$6,982,999	$6,693,627	$43,185

Total Fixed Charges(1)	$951,198	$1,286,422	$2,069,023	$2,212,611	$14,275
Net Operating Income	$3,202,237	$5,457,735	$4,913,976	$4,481,016	$28,910

FF&E	$99,698	$287,990	$313,144	$485,169	$3,130
Net Cash Flow	$3,102,539	$5,169,745	$4,600,832	$3,995,848	$25,780
NOI DSCR	1.24x	2.11x	1.90x	1.73x
NCF DSCR	1.20x	2.00x	1.78x	1.54x
NOI Debt Yield	8.0%	13.7%	12.3%	11.2%
NCF Debt Yield	7.8%	13.0%	11.5%	10.0%

(1)	Ground Lease payments commenced at loan closing and are not included in 2010 or 2011 historical fixed charges.

Escrows and Reserves.  The Distrikt Hotel Borrower deposited $391,756 in escrow for annual real estate taxes at loan origination and is required to escrow $78,351 monthly.  The Distrikt Hotel Borrower deposited $48,432 in escrow for annual insurance premiums at loan origination and is required to escrow $12,108 for insurance premiums monthly.  The Distrikt Hotel Borrower is also required to escrow monthly for FF&E in an amount equal to 4% of the total gross revenue for the Distrikt Hotel Property for the month prior to the month in which such scheduled payment date occurs.  The Distrikt Hotel Borrower deposited $62,500 in escrow for a ground lease reserve (“Ground Rent Cap”) at loan origination.  On each scheduled payment date prior to the occurrence of a Cash Sweep Period (as defined below) The Distrikt Hotel Borrower is required to deposit an amount sufficient to maintain the Ground Rent Cap to the extent there is any deficiency therein.  During the occurrence of a Cash Sweep Period, The Distrikt Hotel Borrower is required to deposit in escrow an amount equal to the monthly rents (including both base and additional rents) and other charges due under the ground lease 30 days prior to the respective due dates of the ground lease rent.  In addition, during the occurrence of a Cash Sweep Period, The Distrikt Hotel Borrower is required to deposit all excess cash with respect to The Distrikt Hotel Mortgage Loan to be held by the lender as additional security for The Distrikt Hotel Mortgage Loan.  A “Cash Sweep Period” will generally commence if the debt service

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	The Distrikt Hotel

coverage ratio for the immediately preceding 12 months is less than 1.25x and ending on the date the debt service coverage ratio equals or exceeds 1.35x.

Lockbox and Cash Management. A hard lockbox is in place with respect to The Distrikt Hotel Mortgage Loan.  The Distrikt Hotel Mortgage Loan has springing cash management.  Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by The Distrikt Hotel Borrower.  The Distrikt Hotel Borrower will be required to deposit all excess cash with respect to the Distrikt Mortgage Loan to be held by the lender as additional security for the Distrikt Hotel Mortgage Loan during a Cash Sweep Period.  A “Cash Sweep Period” will generally commence if the debt service coverage ratio for the immediately preceding 12 months is less than 1.25x and ending on the date the debt service coverage ratio equals or exceeds 1.35x.

Property Management. The Distrikt Hotel Property is managed by Access Hotel Management, LLC, part of Access Hotels and Resorts.  Access Hotels and Resorts is a hotel management company led by principals with more than 60 years combined experience in hospitality marketing and corporate hotel management.  Access Hotels and Resorts is an approved hotel management company by Starwood Hotels and Resorts, Intercontinental Hotel Group and Small Luxury Hotels.  Headquartered in Las Colinas, Texas, Access Hotels and Resorts’ management portfolio includes: The Lodge of Four Seasons Golf Resort & Spa Shiki, Lake of the Ozards, Hotel Sax Chicago, The Palace at Playa Grande, Dominican Republic, The Wilshire Hotel, Los Angeles, Allegria Hotel & Spa, New York and the Westin Hotel, Chantilly, Virginia.

Mezzanine Loan and Preferred Equity.  At any time after a date that is 12 months after the closing date of The Distrikt Hotel Mortgage Loan, The Distrikt Hotel Mortgage Loan documents permit future mezzanine debt subject to various conditions including, but not limited to: (i) the combined debt service coverage ratio for The Distrikt Hotel Mortgage Loan and the mezzanine loan on the date the mezzanine debt is incurred is not less than 1.25x and (ii)  the aggregate sum of The Distrikt Hotel Mortgage Loan and the mezzanine debt does not exceed a loan-to-value ratio on the date the mezzanine debt is incurred of 75%.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance. The Distrikt Hotel Borrower is required pursuant to The Distrikt Hotel Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to The Distrikt Hotel Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Midland Atlantic Retail Portfolio

Mortgage Loan No. 9 – Midland Atlantic Retail Portfolio

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Midland Atlantic Retail Portfolio

Mortgage Loan No. 9 – Midland Atlantic Retail Portfolio

Crawfordsville
Lebanon
Westfield
Whitestown
Advance
Carmel
New Market
Zionsville
Ladoga
Indianapolis
Pittsboro
Brownsburg
Speedway
Danville
Avon
Plainfield
Coatesville
Clayton
Greencastle
4
Mooresville
Greenwood
Brooklyn
Cloverdale
Martinsville

Eaton
Dayton
Beavercreek
Kettering
Xenia
Miamisburg
Centerville
INDIANA
Oxford
Franklin
Middletown
Waynesville
Washington
Monroe
Lebanon
Hamilton
6
Mason
Wilmington
Fairfield
Landen
Blanchester
Forest Park
Montgomery
Reading
Norwood
Milford
Greendale
Cincinnati
Hillsboro
Covington
Mt. Carmel
Mt. Orab
Florence
Erlanger
Alexandria
Winchester
Independence
OHIO
Georgetown
KENTUCKY
West Union
Williamstown
Maysville
2
Owenton

Midland Atlantic Retail Portfolio

1	Parkside Square	Ocean Springs, MS
2	Maysville Marketsquare	Maysville, KY
3	Pinecrest Point	Raleigh, NC
4	Putnam Plaza	Greencastle, IN
5	Valleydale Marketplace	Birmingham, AL
6	Heritage Plaza	Monroe, OH

Winona
Columbus
Birmingham
Bessemer
5
Louisville
Tuscaloosa
Hoover
MISSISSIPPI
Sylacauga
Auburn
Jackson
Meridian
Demopolis
Montgomery
ALABAMA
Laurel
Waynesboro
Greenville
Troy
Hattiesburg
Monroeville
Ozark
Enterprise
Opp
Dothan
Atmore
Prichard
Mobile
Crestview
De Funiak Springs
Picayune
Biloxi
Ocean Springs
Milton
FLORIDA
Slidell
1
Gulfport
Pascagoula
Pensacola
Niceville
Destin
New Orleans
Fort Walton Beach
Gulf of Mexico
Panama City
LOUISIANA

Durham
Wake Forest
3
Morrisville
Raleigh
Knightdale
Cary
Apex
Garner
Holly Springs

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Midland Atlantic Retail Portfolio

Mortgage Loan No. 9 – Midland Atlantic Retail Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio(3):	Portfolio
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Location:	Various
Original Balance:	$39,500,000			General Property Type:	Retail
Cut-off Date Balance:	$39,500,000			Detailed Property Type:	Anchored and Unanchored
% of Initial Pool Balance:	2.9%			Net Rentable Area:	560,378 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$70
Borrower Name(s)(1):	Various			Balloon/ARD Balance Per Unit/SF:	$58
Sponsor:	John I. Silverman; Aaron Boyle; Jeffrey M. Vittert			Year Built / Year Renovated(3):	Various / Various
				Title Vesting:	Fee
Mortgage Rate:	4.750%			Property Manager:	Midland Atlantic Development Company, LLC
Note Date:	06/29/2012
First Payment Date:	8/10/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	7/10/2022			UW Revenues:	$5,295,210
IO Period:	None			UW Expenses:	$1,430,979
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,864,231
Seasoning:	0 months			UW NCF:	$3,390,025
Original Amortization Term:	360 months			UW NOI DSCR:	1.56x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.37x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	8.6%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	10.5%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,859,984 (4/30/2012 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$3,663,402 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$3,289,517 (12/31/2010)
Reserves(2)				Appraised Value:	$52,890,000
Type	Initial	Monthly	Cap	Appraisal As-of Date(4):	Various
Tax Reserve:	$243,407	$32,061	NAP	Cut-off Date LTV Ratio:	74.7%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	61.0%
Replacement Reserve:	$0	$8,025	NAP	Occupancy Rate (As of):	98.3% (6/26/2012)
TI/LC Reserve:	$250,000	$23,349	$500,000	2nd Most Recent Occupancy (As of):	98.1% (12/31/2011)
Def. Maint. Reserve:	$0	$0	NAP	3rd Most Recent Occupancy (As of):	92.0% (12/31/2010)

(1)	The Midland Atlantic Retail Portfolio Loan represents one note obligating six different borrowers. See “—The Borrower and Sponsor” below for the Midland Atlantic Retail Portfolio Borrower names.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The Midland Atlantic Retail Portfolio consists of six retail properties in six states. See “—The Mortgaged Property” table below.

(4)	Appraisal as of dates range from 5/31/2012 and 6/18/2012.

The Midland Atlantic Retail Portfolio Mortgage Loan

The Mortgage Loan. The ninth largest loan (the “Midland Atlantic Retail Portfolio Mortgage Loan”) is a refinance loan evidenced by a note in the original principal balance of $39,500,000, and is secured by six first-priority fee mortgages encumbering six retail properties in Mississippi, Kentucky, North Carolina, Alabama, Indiana, and Ohio (collectively, the “Midland Atlantic Retail Portfolio Property”). The Midland Atlantic Retail Portfolio Mortgage Loan refinanced and paid off six previous loans.

Midland Atlantic Retail Portfolio Mortgage Loan had an initial term of 120 months and has a remaining term of 120 months. Midland Atlantic Retail Portfolio Mortgage Loan requires payments of principal and interest for its entire term, with a scheduled maturity date of July 10, 2022. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. Midland Atlantic Retail Portfolio Mortgage Loan is open to prepayment at par during the final three months of the loan term.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Midland Atlantic Retail Portfolio

The Borrower and Sponsor. The borrowers are Midland Maysville, LLC; Midland Valleydale, LLC; Midland Parkside, LLC; Midland Monroe Development Co, LLC; Midland Greencastle, LLC and Midland Pinecrest, LLC, single-purpose Delaware limited liability companies with a total of two independent members (the “Midland Atlantic Retail Portfolio Borrower”). The Midland Atlantic Retail Portfolio Borrower is 100% owned by MAP Six, LLC, whose managing member is Midland Atlantic Development Co. (“Midland Atlantic”).

The Midland Atlantic Retail Portfolio Mortgage Loan sponsors and non-recourse carve-out guarantors are John I. Silverman, Aaron Boyle, and Jeffrey M. Vittert. Mr. Silverman and Mr. Boyle founded Midland Atlantic in 1988. The company is headquartered in Cincinnati, Ohio and currently employs more than 30 brokers, developers, property managers and support staff in three offices including Cincinnati, Indianapolis and Raleigh/Durham. Midland Atlantic specializes in development, acquisition, leasing, management and brokerage of retail properties, primarily in the Midwest and mid-Atlantic regions.

The Mortgaged Property. The Midland Atlantic Retail Portfolio Property consists of six retail properties totaling 560,378 SF in Ocean Springs, Mississippi; Maysville, Kentucky; Raleigh, North Carolina; Birmingham, Alabama; Greencastle, Indiana; and Monroe, Ohio. All six properties are either anchored (4 properties) or shadow anchored (2 properties) by national or regional grocers, including Kroger, Rouse’s, Food Lion, Winn-Dixie, and Aldi. As of June 26, 2012, the portfolio was 98.3% leased at an average NNN rent of $8.11. The Midland Atlantic Retail Portfolio loan sponsors purchased the properties separately over a 4-year period from 2005-2009.

The following table sets forth further information regarding the Midland Atlantic Retail Portfolio Property:

Property Summary

Property	Location	Allocated Cut-off Date Loan Amount	Title Vesting	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	Net Rentable Area (SF)
Parkside Square	Ocean Springs, MS	$9,784,000	Fee	25%	$13,100,000	1989 / 2008	97.3%	150,344
Maysville Marketsquare	Maysville, KY	$9,612,000	Fee	24%	$12,870,000	1991 / 2011	100.0%	144,945
Pinecrest Point	Raleigh, NC	$7,170,000	Fee	18%	$9,600,000	1988 / NAP	98.2%	89,224
Valleydale Marketplace	Birmingham, AL	$5,750,000	Fee	15%	$7,700,000	1993 / NAP	98.1%	64,200
Putnam Plaza	Greencastle, IN	$4,137,000	Fee	10%	$5,540,000	1972 / NAP	96.6%	87,065
Heritage Plaza	Monroe, OH	$3,047,000	Fee	8%	$4,080,000	2005 / NAP	100.0%	24,600
Total		$39,500,000		100%	$52,890,000		98.3%	560,378

Major Tenants.

Kroger (93,384 SF, 16.7% of NRA, 14.2% of underwritten base rent). Kroger leases 93,384 SF from an affiliate of the Midland Atlantic Retail Portfolio Borrower under two separate leases, all within the Maysville Marketsquare Property. There is a 90,022 SF anchor store lease and a 3,362 SF in-line lease, which operates as a liquor store, in additional to a Kroger fuel center. The anchor store lease began on September 1, 1993, was renewed pursuant to a Lease Modification Agreement, and currently expires on January 31, 2032, with six five-year lease renewal options. The Kroger Co. (NYSE: KR) operates 2,425 stores in 31 states under multiple banner names. The company also operates 789 convenience stores, 337 fine jewelry stores, 1,109 supermarket fuel centers and 38 food processing plants in the United States. Total fiscal year 2011 company sales were $90.4 billion.

Mississippi Thrift (57,640 SF, 10.3% of NRA, 5.7% of underwritten base rent). Mississippi Thrift leases 57,640 SF from an affiliate of the Midland Atlantic Retail Portfolio Borrower all within the Parkside Square Property. The lease began on October 6, 2003 and expires on August 31, 2014, with two five-year lease renewal options. Mississippi Thrift Stores, Inc. is a private company that operates 17 stores in five states.

Winn-Dixie (44,000 SF, 7.9% of NRA, 8.8% of underwritten base rent). Winn-Dixie leases 44,000 SF from an affiliate of the Midland Atlantic Retail Portfolio Borrower all within the Valleydale Marketplace Property. The original lease began on May 23, 1993 and pursuant to a supplemental lease and lease amendments, currently expires on May 26, 2013, with five five-year lease renewal options. Winn-Dixie Stores, Inc. (NASDAQ: WINN) operates 483 stores throughout Alabama, Florida, Georgia, Louisiana and Mississippi. Total fiscal year 2011 company net sales were $6.9 billion.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Midland Atlantic Retail Portfolio

The following table sets forth further information regarding major tenants at the Midland Atlantic Retail Portfolio Property:

Tenant Summary

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant SF(2)	% of SF	Annualized Underwritten Base Rent(3)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)	Lease Expiration	Tenant TTM Sales PSF
Tenants
Kroger(4)	BBB/ Baa2/ BBB	93,384	17%	$632,700	14%	$6.78	1/31/2032	$386
Mississippi Thrift	NR / NR / NR	57,640	10%	$253,616	6%	$4.40	8/31/2014	NAV
Winn-Dixie	NR / NR / NR	44,000	8%	$391,407	9%	$8.90	5/26/2013	$230
Food Lion	NR/ Baa3/ BBB-	40,160	7%	$265,073	6%	$6.60	1/08/2019	$177
Rouse’s	NR / NR / NR	39,684	7%	$307,551	7%	$7.75	11/30/2015	$393
JC Penney	BB+/ NR / BB-	22,577	4%	$86,596	2%	$3.84	2/28/2016	$177
Tractor Supply	NR / NR / NR	22,000	4%	$96,800	2%	$4.40	9/30/2017	NAV
Subtotal / Wtd. Avg.		319,445	57%	$2,033,742	46%	$6.37

Other Tenants		231,161	41%	$2,431,599	54%	$10.52	Various
Vacant Space		9,772	2%	$0	0%	$0.00
Total / Wtd. Avg.		560,378	100%	$4,465,341	100%	$8.11

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Information is based on the underwritten rent roll.

(3)	Total Annualized Underwritten Base Rent excludes vacant space.

(4)
The Kroger tenant represents a combination of a 90,022 SF grocery store and a separate 3,362 SF Kroger operated liquor store in the same center. The lease expiration date applies to the 90,022 SF grocery store. The 3,362 SF liquor store lease expires on 6/30/2016. Annualized underwritten base rent for the grocery store equals $602,442 and for the liquor store totals $30,258. The Kroger TTM Sales PSF number is based on the 90,022 SF grocery store. Sales are not reported for the 3,362 SF Kroger liquor store tenant.

The following table presents certain information relating to the lease rollover at Midland Atlantic Retail Portfolio Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	1,600	$14.03	0%	0%	$22,456	1%	1%
2012	5	11,267	$13.65	2%	2%	$153,752	3%	4%
2013	15	84,530	$9.41	15%	17%	$795,721	18%	22%
2014	12	76,280	$6.48	14%	31%	$493,934	11%	33%
2015	17	106,810	$8.16	19%	50%	$871,206	20%	52%
2016	11	45,983	$7.81	8%	58%	$359,328	8%	60%
2017	15	58,120	$8.58	10%	69%	$498,956	11%	72%
2018	2	12,814	$15.95	2%	71%	$204,327	5%	76%
2019	5	60,380	$7.10	11%	82%	$428,919	10%	86%
2020	0	0	$0.00	0%	82%	$0	0%	86%
2021	1	2,800	$12.25	0%	82%	$34,300	1%	87%
2022 & Beyond	1	90,022	$6.69	16%	98%	$602,442	13%	100%
Vacant	0	9,772	$0.00	2%	100%	$0	0%
Total / Wtd. Avg.	85	560,378	$8.11	100.0%		$4,465,341	100.0%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Midland Atlantic Retail Portfolio

The Market. The Midland Atlantic Retail Portfolio Property consists of six properties in six states. Certain market information is contained in the table below.

Market Summary

Property	Location	Property Occupancy	Competitive Set Occupancy	Submarket Occupancy	Competitive Set Asking/Actual Rents (NNN)	Submarket Average Asking Rents (NNN)
Parkside Square	Ocean Springs, MS	97.3%	94.1%	93.2%	$8.25-$16.63	$11.23
Maysville Marketsquare	Maysville, KY	100.0%	82.1%	99.3%	$9.00-$17.00 (in-line) $5.32-$9.00 (anchor)	NAV
Pinecrest Point	Raleigh, NC	98.2%	98%	90.1%	$22.50-$24.00 (in-line)	$18.04
Valleydale Marketplace	Birmingham, AL	98.1%	94%	91.4%	$13.58-$18.50 (in-line) $6.00-$11.50 (anchor)	$12.15
Putnam Plaza	Greencastle, IN	96.6%	92.7%	86.3%	$9.67-$11.33	$5.03
Heritage Plaza	Monroe, OH	100.0%	92.6%	88.5%	$8.00-$17.00	$10.14

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Midland Atlantic Retail Portfolio Property:

Cash Flow Analysis
	2010	2011	4/30/12 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,885,182	$4,136,566	$4,269,782	$4,598,092	$8.21
Total Reimbursements	$840,101	$938,491	$943,086	$1,073,440	$1.92
Other Income	$24,132	$2,929	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($376,322)	($0.67)
Effective Gross Income	$4,749,415	$5,077,986	$5,212,868	$5,295,210	$9.45
Total Expenses	$1,459,898	$1,414,584	$1,352,884	$1,430,979	$2.55
Net Operating Income	$3,289,517	$3,663,402	$3,859,984	$3,864,231	$6.90
TI/LC	$0	$0	$0	$377,821	$0.67
Capital Expenditures	$0	$0	$0	$96,385	$0.17
Net Cash Flow	$3,289,517	$3,663,402	$3,859,984	$3,390,025	$6.05
Occupancy %	92.0%	98.1%	98.3%	93.4%
NOI DSCR	1.33x	1.48x	1.56x	1.56x
NCF DSCR	1.33x	1.48x	1.56x	1.37x
NOI Debt Yield	8.3%	9.3%	9.8%	9.8%
NCF Debt Yield	8.3%	9.3%	9.8%	8.6%

(1)	Historical Gross Potential Rent is net of vacancy.

Escrows and Reserves. The Midland Atlantic Retail Portfolio Borrower deposited $243,407 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly.  The Midland Atlantic Retail Portfolio Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the Midland Atlantic Retail Portfolio Borrower maintains insurance under an acceptable blanket insurance policy).  The Midland Atlantic Retail Portfolio Borrower is required to make monthly deposits of $8,025 for replacement reserves.  The Midland Atlantic Retail Portfolio Borrower deposited $250,000 in escrow for TI/LC reserves at loan origination and is also required to make monthly deposits of $23,349 for TI/LC reserves, capped at $500,000.

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the Midland Atlantic Retail Portfolio Mortgage Loan.  Upon the occurrence of an event of default and/or the debt service coverage ratio dropping below 1.15x for six consecutive calendar months, then a hard lockbox is in place with respect to the Midland Atlantic Retail Portfolio Mortgage Loan.  Prior to such event or date, Midland Atlantic Retail Portfolio Borrower and the property manager deposit all rents and other income from the Midland Atlantic Retail Portfolio Property into the lockbox account within one business day following receipt.  The Midland Atlantic Retail Portfolio Mortgage Loan has springing cash management.  Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Midland Atlantic Retail Portfolio Borrower.  During the continuance of a Cash Sweep Period, funds in the lockbox account are transferred on each business day to a Cash Management Account under the control of the lender and on each monthly payment date are allocated to debt service payments and required deposits to the reserves as described above under “Escrows and Reserves” and applied to make such payments and deposits, and all excess cash with respect to

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Midland Atlantic Retail Portfolio

the Midland Atlantic Retail Portfolio Mortgage Loan is held by the mortgagee as additional security for the Midland Atlantic Retail Portfolio Mortgage Loan.

A “Cash Sweep Period” commences upon (w) the occurrence of an event of default and ends at such times as no event of default exists, (x) the debt service coverage ratio falling below 1.10x for six consecutive calendar months and ends upon such ratio being at least 1.15x for four consecutive calendar months, (y) a Major Tenant making or being the subject of a bankruptcy filing and ends upon such tenant’s lease being affirmed in bankruptcy (or such tenant’s space being re-let to a tenant reasonably acceptable to lender pursuant to a lease reasonably acceptable to lender) and, in each case, Midland Atlantic Retail Portfolio Borrower delivers a tenant estoppel certificate reasonably acceptable to lender or (z) a Major Tenant “goes dark,” vacates its space, is not open for business or terminates or fails to renew its lease (other than Kroger Limited Partnership I (“Kroger”) going dark, vacating or otherwise not being open for business so long as Kroger continues to pay full contractual rent and The Kroger Co. maintains an investment grade rating) and ends upon such Major Tenant being open for business pursuant to its lease (or a replacement lease reasonably acceptable to lender) (or the entirety of such Major Tenant’s space has been re-let to a replacement tenant reasonably acceptable to lender pursuant to a lease reasonably acceptable to lender) and, in each case, Midland Atlantic Retail Portfolio Borrower delivers a tenant estoppel certificate reasonably acceptable to lender.  “Major Tenant” means any of Kroger Limited Partnership I, Winn-Dixie Montgomery Leasing, LLC, Rouse’s Enterprises LLC, Tractor Supply Company, Food Lion LLC and any replacement tenant determined in accordance with the loan agreement (except WalMart is approved as a replacement tenant for Winn-Dixie at Valleydale Marketplace so long as lender approves the form of lease).

Property Management. The Midland Atlantic Retail Portfolio Property is managed by Midland Atlantic Development Company, LLC, an affiliate of the Midland Atlantic Retail Portfolio Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Properties. The Midland Atlantic Retail Portfolio Borrower may release any of the Midland Atlantic Retail Portfolio Properties from the lien of the Midland Atlantic Retail Portfolio Mortgage Loan after the earlier to occur of January 10, 2016 and the date that is two years from the “startup day” of the trust established in connection with the securitization of the Midland Atlantic Retail Portfolio Mortgage Loan and prior to April 1, 2022 through partial or total defeasance, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to, the following:  (i) with respect to any partial defeasance, (x) defeasance of an amount equal to 125% of the allocated loan amount for the individual Midland Atlantic Retail Portfolio Property being defeased (as adjusted to reflect pro rata principal reductions in such allocated loan amounts due to regularly scheduled debt service payments) and (y) after giving effect to the defeasance, (a) the loan to value ratio with respect to the undefeased portion of the Midland Atlantic Retail Portfolio Mortgage Loan is not greater than the lesser of 75% and the loan to value ratio immediately prior to the partial defeasance (each being determined based upon updated appraisals of the Midland Atlantic Retail Portfolio Property obtained at the expense of the Midland Atlantic Retail Portfolio Borrower), (b) the debt service coverage ratio with respect to the undefeased portion of the Midland Atlantic Retail Portfolio Mortgage Loan, is greater than the greater of 1.30x and the debt service coverage ratio immediately prior to the partial defeasance and (c) the debt yield with respect to the undefeased portion of the Midland Atlantic Retail Portfolio Mortgage Loan is greater than the greater of 9.50% and the debt yield immediately prior to the partial defeasance, and (ii) the Midland Atlantic Retail Portfolio Borrower obtains a rating agency confirmation as to the partial or total defeasance.

Terrorism Insurance. Generally, the Midland Atlantic Retail Portfolio Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Midland Atlantic Retail Portfolio Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Galleria Park Hotel

Mortgage Loan No. 10 – Galleria Park Hotel

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Galleria Park Hotel

Mortgage Loan No. 10 – Galleria Park Hotel

San Francisco
San Francisco Bay
Galleria Park Hotel
191 Sutter Street
San Francisco, CA 94104
Pacific Heights
Lafayette Park
Western Addition
St. Mary's Cathedral
Jefferson Square
Nob Hill
North Beach
Telegraph Hill
Chinatown
Union Square
Civic Center
Hayes Valley
SoMa
South Beach
Mission District
McCovey Cove
Mission Bay
Financial District
Fisherman's Wharf
Pier 39 Aquarium of the Bay
Coit Tower
Levi's Plaza
Transamerica Bldg
Embarcadero Center
Ferry Building
Bank of America Bldg
Crocker Galleria
Grace Cathedral
Masonic Auditorium
St. Francis Memorial Hospital
Glide Memorial
Hallidie Plaza
San Francisco Shopping Ctr
Metreon
SF Museum of Modern Art
Yerba Buena Ctr. for the Arts
Moscone North
Moscone South
Moscone West
Golden Gate University
Transbay Terminal
San Francisco-Oakland Bay Bridge
City Hall
SF Opera House
Davies Symphony Hall
Bill Graham Civic Auditorium
Herbst Theatre
AT&T Park
Caltrain Depot
Univ. of California - San Francisco Mission Bay Campus
San Francisco Intl. Airport 13 miles
Oakland
San Jose
Pacific Ocean

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Galleria Park Hotel

Mortgage Loan No. 10 – Galleria Park Hotel

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Address:	191 Sutter Street San Francisco, CA 94104
Original Balance:	$36,000,000
Cut-off Date Balance:	$35,915,752			General Property Type:	Hospitality
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Number of Units:	177 Rooms
Borrower Name(s):	Galleria Park Associates Land I LLC			Cut-off Date Balance Per Unit/SF:	$202,914
Sponsor:	PRG Properties, LLC / Interwest Capital Corp			Balloon/ARD Balance Per Unit/SF:	$166,794
				Year Built / Year Renovated:	1911 / 2005
Mortgage Rate:	4.850%			Title Vesting:	Fee
Note Date:	5/9/2012			Property Manager:	Joie de Vivre Hospitality, Inc.
First Payment Date:	6/10/2012
Anticipated Repayment Date:	NAP
Maturity Date:	5/10/2022			Underwriting and Financial Information
IO Period:	None			UW Revenues:	$9,208,591
Original Term to Maturity or ARD:	120 months			UW Expenses:	$5,174,543
Seasoning:	2 months			UW NOI:	$4,034,048
Original Amortization Term:	360 months			UW NCF:	$3,666,711
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.77x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.61x
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield:	11.2%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield:	10.2%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	12.4%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$4,263,049 (3/31/2012 TTM)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$3,929,237 (12/31/2011)
				Third Most Recent NOI (As of):	$2,857,621 (12/31/2010)
Reserves(1)				Appraised Value:	$53,700,000
Type:	Initial	Monthly	Cap	Appraisal As-of Date:	4/10/2012
Tax Reserve:	$28,019	$4,850	NAP	Cut-off Date LTV Ratio:	66.9%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	55.0%
Capex Reserve:	$0	$225	$8,100	Occupancy Rate (As of):	83.0% (3/31/2012 TTM)
FF&E Reserve:	$0	$21,951	NAP	2nd Most Recent Occupancy (As of):	82.5% (12/31/2011)
TI/LC Reserve:	$0	$1,124	$40,464	3rd Most Recent Occupancy (As of):	80.7% (12/31/2010)
Other Reserve:	$0	$0	NAP

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Galleria Park Hotel Loan

The Mortgage Loan.  The tenth largest mortgage loan (the “Galleria Park Hotel Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $36,000,000, and is secured by a first priority fee mortgage encumbering the hospitality property known as Galleria Park Hotel in San Francisco, California (the “Galleria Park Hotel Property”). The Galleria Park Hotel Mortgage Loan was originated on May 9, 2012 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC. The Galleria Park Hotel Mortgage Loan paid off a previous loan secured by the Galleria Park Hotel Property, which was included in the MSC 1998-WF2 CMBS transaction.

The Galleria Park Hotel Mortgage Loan had an initial term of 120 months and has a remaining term of 118 months. The Galleria Park Hotel Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of May 10, 2022. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Galleria Park Hotel Mortgage Loan is open to prepayment at par during the final three months of the loan term.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Galleria Park Hotel

The Borrower and the Sponsor.  The borrower is Galleria Park Associates Land I LLC, a single purpose Delaware limited liability company with two independent directors (the “Galleria Park Hotel Borrower”). The Galleria Park Hotel Borrower is 70% indirectly owned by Alex Roudi and Reza Paydar, the recourse carve-out guarantors.

Mr. Roudi is founder and chair of Interwest Capital Corporation, a privately held San Diego-based commercial real estate acquisition firm that he founded in late 2003, specializing in acquisition of performing and non-performing commercial real estate loans and portfolios as well as direct opportunistic real estate investments. Mr. Paydar is President of Paydar Properties, Inc., a real estate development company with a variety of commercial and residential projects ranging in value from $10 million to $100 million, including luxury recreational resorts, retail centers, and condominium projects of 100 to 250 units.

The Mortgaged Property. The Galleria Park Hotel Property is a 177-room, nine-story unflagged full-service boutique hotel built in 1911 as the Sutter Hotel. The property was extensively renovated in 2005. The property is two blocks east of Union Square at the western edge of the Financial District. The property has three meeting rooms, totaling 2,030 SF, a fitness center, an open roof deck terrace with a jogging track, a 42-space subterranean garage, and four street-level retail shops including Hecho Restaurant. Hecho opened in 2011 and offers breakfast to hotel guests as well as catering services for the meeting space. 162 of the guest rooms have deluxe layouts ranging from 250 SF to 290 SF. There are 15 suites ranging from 290 SF to 530 SF. The property is Green-certified by San Francisco Green Business and holds a Green Eco-Leaf 4 Rating from iStayGreen.

The Galleria Park Hotel Property is managed by the locally-based Joie de Vivre Hospitality, Inc., a boutique hotel manager. Joie de Vivre is the largest boutique hotel manager in California with 33 properties and approximately 3,800 rooms under management, including 11 San Francisco properties, where the company is headquartered. In October 2011, Joie de Vivre Hotels became part of a new lifestyle hotel group known as Commune Hotels & Resorts as a result of its merger with the luxury Thompson Hotels brand.

In 2011, corporate travelers accounted for an estimated 70% of property demand followed by meeting and group demand at 19% and leisure demand at an estimated 11%. Significant meeting and group demand is generated by the Moscone Convention Center, approximately nine blocks south of the Galleria Park Hotel Property. The property achieved an occupancy penetration of 100.4% in 2011, with an average 82.5% occupancy rate and a RevPAR penetration of 99.2%.

The Market.  The Galleria Park Hotel Property is located on the southeast corner of Sutter and Kearny Streets at the boundary between the Union Square and Financial District submarkets in the San Francisco CBD, one block off Market Street. Union Square is internationally known as a premier retail location and major tourist destination, and the Financial District just to the east is the dominant office location in San Francisco, featuring the city’s tallest buildings, including the Bank of America Tower and the Transamerica Pyramid. The San Francisco/San Mateo hotel market experienced a 19.7% RevPAR increase for 2011.

Developments adjacent to the Galleria Park Hotel Property include the three-story Crocker Galleria Shopping Mall just to the east, which connects with One Montgomery Tower, a Class A high-rise just to the south. To the north are low-rise office buildings with ground floor retail, and to the west are low- and mid-rise office or retail buildings constructed between 1900 and 1925. Nearby tourist attractions and shopping venues within walking distance of the Galleria Park Hotel Property include Chinatown, the historic Ferry Building, Westfield Centre, and the Farmers Market.

The San Francisco/San Mateo market is currently served by approximately 51,558 rooms. 2011 average occupancy was 79.0%, ADR was $154.95 and RevPAR was $122.40. The seven hotel competitive property set, including the Galleria Park Hotel Property, includes 923 rooms. This competitive set, which is detailed in the following chart, supplied 336,895 room nights in 2009, 2010 and 2011. The average competitive set occupancy, ADR and RevPAR for these periods were 76.4%, 80.2%, 82.0%; $132.68, $137.24, $163.86; and $101.41, $110.05, $134.44, respectively.

Competitive Property Summary

Property	Rooms	2011 Occupancy	2011 ADR	2011 RevPAR	2010 Occupancy	2010 ADR	2010 RevPAR
Galleria Park Hotel (Property)	177	83%	$152	$125.03	81%	$128	$102.88
Hotel Adagio	171	82%	$158	$129.56	79%	$135	$106.65
Hotel Union Square	114	81%	$122	$98.82	80%	$107	$85.60
Harbor Court Hotel	131	85%	$172	$146.20	83%	$155	$128.65
Orchard Garden Hotel	86	82%	$155	$127.10	81%	$141	$114.21
Orchard Hotel	104	80%	$163	$130.40	78%	$147	$114.66
Hotel Triton	140	82%	$149	$122.18	80%	$132	$105.60
Total / Wtd. Avg.	923	80%	$153	$126.00	80%	$134	$107.90

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Galleria Park Hotel

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Galleria Park Hotel Property:

Cash Flow Analysis
	2010	2011	3/31/2012 TTM	UW	UW per Room
Occupancy %	80.7%	82.5%	83.0%	83.0%
ADR	$130.68	$153.67	$160.43	$160.43
RevPAR	$102.88	$125.03	$131.57	$131.57

Rooms Revenue	$6,646,258	$8,077,455	$8,523,385	$8,523,385	$48,155
Food & Beverage Revenue	$228,759	$215,316	$189,189	$189,189	$1,069
Other Income	$482,246	$487,664	$496,017	$496,017	$2,802
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0
Total Revenue	$7,357,263	$8,780,435	$9,208,591	$9,208,591	$52,026
Total Expenses	$4,499,642	$4,851,198	$4,945,542	$5,174,543	$29,235
Net Operating Income	$2,857,621	$3,929,237	$4,263,049	$4,034,048	$22,791
FF&E	$0	$0	$0	$367,337	$2,075
Net Cash Flow	$2,857,621	$3,929,237	$4,263,049	$3,666,711	$20,716
NOI DSCR	1.25x	1.72x	1.87x	1.77x
NCF DSCR	1.25x	1.72x	1.87x	1.61x
NOI Debt Yield	8.0%	10.9%	11.9%	11.2%
NCF Debt Yield	8.0%	10.9%	11.9%	10.2%

Escrows and Reserves.  The Galleria Park Hotel Borrower deposited $28,019 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly.  The Galleria Park Hotel Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the Galleria Park Hotel Borrower maintains insurance under an acceptable blanket insurance policy).  The Galleria Park Hotel Borrower is required on monthly payment dates when the balance in the replacement reserve is less than $8,100 to make a deposit to such reserve equal to the lesser of (i) $225 and (ii) the amount necessary to bring the balance in such reserve up to $8,100, provided that the lender has the right to increase these amounts on 30 days notice to Galleria Park Hotel Borrower.  The Galleria Park Hotel Borrower is required on monthly payment dates when the balance in the TI/LC reserve is less than $40,464 to make a deposit to such reserve equal to the lesser of (i) $1,124 and (ii) the amount necessary to bring the balance in such reserve up to $40,464.  The Galleria Park Hotel Borrower is required to make monthly deposits of 3% of gross revenues for FF&E reserves.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Galleria Park Hotel Mortgage Loan.  The Galleria Park Hotel Mortgage Loan has springing cash management.  Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Galleria Park Hotel Borrower.  During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Galleria Park Hotel Mortgage Loan and to fund the required reserves deposits as described above under “—Escrows and Reserves,” with any excess being held by the mortgagee as additional security for the Galleria Park Hotel Mortgage Loan.  A “Cash Sweep Period” will (i) commence upon (a) the occurrence of an event of default or (b) the actual debt service coverage ratio being less than 1.10x on a trailing-12 month basis over three consecutive calendar months and (ii) continue until either (1) the event of default is cured or no event of default exists as determined by lender or (2) the actual debt service coverage ratio is equal to or greater than 1.20x on a trailing 12 month basis over three consecutive calendar months.

Property Management.  The Galleria Park Hotel Property is managed by Joie de Vivre Hospitality, Inc. In October 2011, Joie de Vivre became part of a new lifestyle hotel group known as Commune Hotels & Resorts as a result of its merger with the luxury Thompson Hotels brand.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  Generally, the Galleria Park Hotel Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Galleria Park Hotel Property.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	GE/HCP Medical Office Portfolio

Mortgage Loan No. 11 – GE/HCP Medical Office Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Location(2):	Various
Original Balance:	$35,500,000			General Property Type:	Office
Cut-off Date Balance:	$35,456,149			Detailed Property Type:	Medical
% of Initial Pool Balance:	2.6%			Net Rentable Area:	522,245 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$68
Borrower Name(s):	Various			Balloon/ARD Balance Per Unit/SF:	$63
Sponsor:	HCP Ventures IV, LLC			Year Built / Year Renovated(2):	Various
Mortgage Rate:	4.850%			Title Vesting(2):	Various
Note Date:	5/30/2012			Property Manager:	Faulkner Real Estate Corp.; Holladay Property Services Midwest, Inc.; LPC Commercial Services Enterprises
First Payment Date:	7/10/2012
Anticipated Repayment Date:	NAP
Maturity Date:	6/10/2017			Underwriting and Financial Information
IO Period:	None			UW Revenues:	$8,614,045
Original Term to Maturity or ARD:	60 months			UW Expenses:	$4,951,970
Seasoning:	1 month			UW NOI:	$3,662,075
Original Amortization Term:	360 months			UW NCF:	$2,986,220
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.63x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.33x
Prepayment Provisions:	YM1 (56); O (4)			UW NOI Debt Yield:	10.3%
Lockbox / Cash Management:	None			UW NCF Debt Yield:	8.4%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	9.1%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$3,834,140 (12/31/2011)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$3,949,293 (12/31/2010)
				Third Most Recent NOI (As of):	$4,029,203 (12/31/2009)
Reserves				Appraised Value:	$54,850,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	Various
Tax Reserve:	$676,006	$96,334	NAP	Cut-off Date LTV Ratio:	64.6%
Insurance Reserve:	$0	$0	NAP	LTV Ratio at Maturity/ARD:	59.6%
Replacement Reserve:	$0	$13,471	NAP	Occupancy Rate (As of):	81.3% (3/31/2012)
TI/LC Reserve(1):	$1,200,000	$37,500	$2,000,000	2nd Most Recent Occupancy (As of):	81.8% (12/31/2011)
Def. Maint. Reserve:	$140,000	$0	NAP	3rd Most Recent Occupancy (As of):	76.9% (12/31/2010)

(1)	The initial TI/LC reserve is for outstanding TI/LC reimbursements.

(2)	See table below.

The GE/HCP Medical Office Portfolio property includes 10 medical office properties in five states. Seven of the properties are located on or adjacent to hospital campuses that are affiliated with one of the following: Ascension Health, Orlando Health, Provena Health or St. Joseph Health System. Four of the properties are subject to unsubordinated ground leases that have current expiration dates of June 4, 2050, including three 10-year lease extension options (St. Joseph Medical Plaza), September 4, 2053, with two 25-year extension options (Eagle Creek Medical), October 5, 2058, with three 10-year extension options (Mercy Medical) and October 5, 2058, with two 10-year extension options (Elgin Medical II). The ground lessors are generally neighboring hospital operators or their affiliates and the leases contain covenants that the properties must be used in a manner consistent with Ethical and Religious Directives of Catholic Health Care Services.

The mortgage loan sponsor, HCP Ventures IV, LLC, is a joint venture indirectly owned by HCP, Inc., a self-administered Maryland real estate investment trust that invests primarily in real estate serving the United States healthcare industry and General Electric Pension Trust, which is managed by GE Asset Management.

The mortgage loan contains certain individual property release provisions conditioned on, among other requirements, that 125% of the allocated loan balance for any released property or properties be prepaid and a minimum 1.25x DSCR and maximum 70% LTV be maintained on the remaining crossed properties or property and the related loan balance.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	GE/HCP Medical Office Portfolio

Property Summary
Property	Location	Title Vesting	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	Net Rentable Area (SF)
Oviedo Medical Center	Oviedo, FL	Fee	$8,340,000	23%	$11,000,000	1997 / NAP	88.2%	69,037
North Alvernon Medical Center	Tucson, AZ	Fee	$5,710,000	16%	$9,800,000	1986 & 1993 / NAP	80.5%	118,432
St Joseph Medical Plaza	Tucson, AZ	Leasehold	$4,200,000	12%	$7,500,000	1986 / NAP	65.7%	87,875
Eagle Creek Medical	Lexington, KY	Leasehold	$3,600,000	10%	$5,000,000	1982 / NAP	100.0%	51,018
MedPlex B at Sand Lake	Orlando, FL	Fee	$3,410,000	10%	$4,400,000	1988 / NAP	86.9%	32,081
Mercy Medical	Aurora, IL	Leasehold	$3,280,000	9%	$4,300,000	1993 / NAP	100.0%	27,443
Orlando Professional Center II	Orlando, FL	Fee	$2,930,000	8%	$3,800,000	1963 / NAP	95.0%	29,365
Elgin Medical II	Elgin, IL	Leasehold	$1,660,000	5%	$5,000,000	2001 / NAP	57.7%	51,106
Baytown Plaza I&II	Baytown, TX	Fee	$1,400,000	4%	$1,850,000	1972 & 1987 / NAP	80.5%	38,796
Orlando Professional Center I	Orlando, FL	Fee	$970,000	3%	$2,200,000	1969 / NAP	64.4%	17,092
Total			$35,500,000	100%	$54,850,000		81.3%	522,245

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Foxwood Village MHC

Mortgage Loan No. 12 – Foxwood Village MHC

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Address:	7 Foxwood Drive Stafford, VA 22556
Original Balance:	$27,500,000
Cut-off Date Balance:	$27,500,000			General Property Type:	Manufactured Housing
% of Initial Pool Balance:	2.0%			Detailed Property Type:	Manufactured Housing
Loan Purpose(1):	Refinance			Number of Units:	500 Pads
Borrower Name(s):	Foxwood MHC, LLC			Cut-off Date Balance Per Unit/SF:	$55,000
Sponsor:	NNN, LC; ANA, LC; Equity Capital Management, LC			Balloon/ARD Balance Per Unit/SF:	$44,651
				Year Built / Year Renovated:	1970 / NAP
Mortgage Rate:	4.548%			Title Vesting:	Fee
Note Date:	6/15/2012			Property Manager:	ARCAP, LP
First Payment Date:	8/1/2012			Underwriting and Financial Information
Anticipated Repayment Date:	NAP			UW Revenues:	$3,078,600
Maturity Date:	7/1/2022			UW Expenses:	$643,836
IO Period:	None			UW NOI:	$2,434,764
Original Term to Maturity or ARD:	120 months			UW NCF:	$2,409,764
Seasoning:	0 months			UW NOI DSCR:	1.45x
Original Amortization Term:	360 months			UW NCF DSCR:	1.43x
Loan Amortization Type:	Amortizing			UW NOI Debt Yield:	8.9%
Interest Accrual Basis:	Actual/360			UW NCF Debt Yield:	8.8%
Prepayment Provisions:	LO (24); DEF (91); O (5)			UW NCF Debt Yield at Maturity:	10.8%
Lockbox/Cash Management:	Soft / Springing			Most Recent NOI (As of):	$2,457,021 (TTM 5/31/2012)
Pari Passu Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,394,674 (12/31/2011)
Subordinate Mortgage Debt:	None			Third Most Recent NOI (As of):	$2,196,910 (12/31/2010)
Mezzanine Debt:	None			Appraised Value:	$37,000,000
Reserves				Appraisal As-of Date:	4/23/2012
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	74.3%
Tax Reserve:	$27,961	$13,980	NAP	LTV Ratio at Maturity/ARD:	60.3%
Insurance Reserve:	$0	$1,146	NAP	Occupancy Rate (As of):	97.8% (5/31/2012)
Replacement Reserve:	$0	$2,083	NAP	2nd Most Recent Occupancy (As of):	95.0% (12/31/2011)
Other Reserve(2):	$24,375	NAP	NAP	3rd Most Recent Occupancy (As of):	94.0% (12/31/2010)

(1)	The Foxwood Village MHC loan paid off a previous loan secured by the Foxwood Village MHC property, which was included in the BACM 2004-3 CMBS transaction.

(2)	The Foxwood Village MHC Borrower is required to deposit $9,375 (representing 125% of the engineer’s recommended immediate repairs) for immediate repairs and $15,000 into an environmental reserve fund.

The Foxwood Village MHC property is a 500-pad manufactured housing community located in Stafford, Virginia. Developed in phases throughout the 1970’s, the Foxwood Village MHC property covers 63-acres with 150 single-section sites and 350 double-wide sites. All homes at the Foxwood Village MHC property are resident-owned. Amenities at the Foxwood Village MHC property include RV storage for 40 vehicles, playgrounds and an on-site office. The Foxwood Village MHC property was 97.8% occupied as of May 31, 2012 and has maintained a physical occupancy above 94.0% since 2007.

The Foxwood Village MHC property is located approximately 45 miles southwest of Washington, D.C. in the Washington, D.C. metropolitan statistical area (“MSA”).  The Foxwood Village MHC property has access within one mile to Interstate 95 and US Highway-1 and access within 10 miles to US Highway-17 and the Virginia Railway Express.  Major employers in the area include Stafford County Schools (3,700 employees), Geico (3,500 employees), Stafford County Government (2,000 employees), Wal-Mart (675 employees) and McLane Mid-Atlantic (600 employees).  As of 2010, the estimated population within a one-, three- and five-mile radius of the Foxwood Village MHC property was approximately 5,176; 42,268; and 64,169, respectively.  As of 2010, the estimated average household income within a one-, three- and five-mile radius was approximately $69,933, $96,318 and $98,994, respectively.

Equity ownership in the Foxwood Village MHC Borrower and in the Foxwood Village MHC sponsors is held by Richard Kellam. Mr. Kellam is the founder and President of ARCAP, LC, the Foxwood Village MHC property manager, a diversified real estate and investment company involved in the acquisition, development, management, leasing and financing of commercial real estate.  Mr. Kellam owns and operates 17 manufactured housing communities, comprising over 6,000 pads, located across 10 states.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Chatham Village

Mortgage Loan No. 13 – Chatham Village

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Address:	8500-8700 South Cottage Grove Ave. Chicago, IL 60619
Original Balance:	$27,450,000
Cut-off Date Balance:	$27,450,000			General Property Type:	Retail
% of Initial Pool Balance:	2.0%			Detailed Property Type:	Anchored
Loan Purpose(1):	Refinance			Net Rentable Area:	124,018 SF
Borrower Name(s):	Crown Commercial Real Estate and Development, L.L.C.			Cut-off Date Balance Per Unit/SF:	$221
				Balloon/ARD Balance Per Unit/SF:	$180
Sponsor:	Musa P. Tadros			Year Built / Year Renovated:	1990 & 2000 / 2011
Mortgage Rate:	4.560%			Title Vesting:	Fee
Note Date:	6/26/2012			Property Manager:	Crown Commercial Real Estate Development, Inc.
First Payment Date:	8/1/2012
Anticipated Repayment Date:	NAP
Maturity Date:	7/1/2022			Underwriting and Financial Information
IO Period:	None			UW Revenues:	$3,977,519
Original Term to Maturity or ARD:	120 months			UW Expenses:	$1,266,785
Seasoning:	0 months			UW NOI:	$2,710,734
Original Amortization Term:	360 months			UW NCF:	$2,545,689
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.61x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.51x
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield:	9.9%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield:	9.3%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	11.4%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$2,493,756 (12/31/2011)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$2,972,272 (12/31/2010)
				Third Most Recent NOI (As of):	$2,745,988 (12/31/2009)
Reserves				Appraised Value:	$38,700,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/8/2012
Tax Reserve:	$306,607	$61,321	NAP	Cut-off Date LTV Ratio:	70.9%
Insurance Reserve:	$8,289	$1,658	NAP	LTV Ratio at Maturity/ARD:	57.6%
Replacement Reserve:	$0	$2,067	NAP	Occupancy Rate (As of):	97.6% (6/22/2012)
TI/LC Reserve:	$0	$16,000	$450,000	2nd Most Recent Occupancy (As of):	95.0% (12/31/2011)
Other Reserve(2):	$95,063	$0	NAP	3rd Most Recent Occupancy (As of):	95.0% (12/31/2010)

(1)	The Chatham Village loan paid off a previous loan secured by the Chatham Village property, which was included in the WBCMT 2003-C7 CMBS transaction.

(2)	The Chatham Village Borrower is required to deposit $95,063 (representing 125% of the engineer’s recommended immediate repairs) for immediate repairs.

The Chatham Village property is a 124,018 SF shopping center located in Chicago, Illinois that was 97.6% occupied by 29 tenants as of June 22, 2012.  The Chatham Village property is anchored by Nike and Walgreen’s, and is shadow anchored by Target, which shares the property’s entrances and parking.  Nike (20,245 SF, 16.3% of NRA, 16.1% of underwritten base rent) is on a lease expiring in May 31, 2017 with two five-year renewal options remaining.  Walgreens (16,940 SF, 13.7% of NRA, 11.1% of underwritten base rent) is on a 60-year lease expiring in September 30, 2061.  Other major tenants at the Chatham Village property include: America’s Kids, Anna’s Linens, Lane Bryant, Chase, Star Beauty, Children’s Place and Rent-A-Center.

The Chatham Village property is located at the northwest corner of 87th Street and Cottage Grove Avenue in the Chatham neighborhood of Chicago, approximately ten miles south of the Chicago central business district (“CBD”).  I-94 is located one mile west of the Chatham Village property and provides direct access to the Chicago CBD. As of 2011, the estimated population within a one-, three- and five-mile radius of the Chatham Village property was 42,016; 310,469; and 623,299, respectively. As of 2011, the estimated average household income within a one-, three- and five-mile radius of the Chatham Village property was $46,421, $44,979 and $49,108, respectively.

The sponsor and non-recourse guarantor of the Chatham Village mortgage loan is Musa Tadros.  Musa Tadros is the president and 100% owner of Crown Commercial Real Estate and Development, Inc. (“Crown Commercial”), a privately-owned real estate company that specializes in developing inner city properties in the Chicago area and owns, leases, and manages properties solely for its own portfolio.  Crown Commercial’s portfolio includes: Ogden and Pulaski Center, 112th and State, Roseland Plaza and 83rd and Stony Island.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Camden Park Shopping Center

Mortgage Loan No. 14 – Camden Park Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Location:	2001 Camden Avenue San Jose, CA 95124
Original Balance:	$25,000,000
Cut-off Date Balance:	$24,937,171			General Property Type:	Retail
% of Initial Pool Balance:	1.8%			Detailed Property Type:	Unanchored
Loan Purpose(1):	Refinance			Net Rentable Area:	70,526 SF
Borrower Name(s):	Camden Park, LLC			Cut-off Date Balance Per Unit/SF:	$354
Sponsor:	Redtree Properties, L.P.			Balloon/ARD Balance Per Unit/SF:	$287
Mortgage Rate:	4.500%			Year Built / Year Renovated:	1991 / NAP
Note Date:	5/9/2012			Title Vesting:	Fee
First Payment Date:	6/10/2012			Property Manager:	Redtree Properties, L.P.
Anticipated Repayment Date:	NAP
Maturity Date:	5/10/2022			Underwriting and Financial Information
IO Period:	None			UW Revenues:	$3,274,734
Original Term to Maturity or ARD:	120 months			UW Expenses:	$905,283
Seasoning:	2 months			UW NOI:	$2,369,451
Original Amortization Term:	360 months			UW NCF:	$2,217,820
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.56x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.46x
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield:	9.5%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield:	8.9%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	10.9%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$2,441,005 (12/31/2011)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$2,276,448 (12/31/2010)
				Third Most Recent NOI (As of):	$2,335,805 (12/31/2009)
Reserves				Appraised Value:	$36,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	3/28/2012
Tax Reserve:	$64,658	$12,932	NAP	Cut-off Date LTV Ratio:	69.3%
Insurance Reserve:	$12,601	$1,400	NAP	LTV Ratio at Maturity/ARD:	56.3%
Replacement Reserve:	$0	$1,175	$28,210	Occupancy Rate (As of):	100.0% (3/31/2012)
TI/LC Reserve:	$0	$5,877	$141,052	2nd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Def. Maint. Reserve(2):	$243,750	$0	NAP	3rd Most Recent Occupancy (As of):	94.5% (12/31/2010)

(1)	The Camden Park Shopping Center loan paid off a previous loan secured by the Camden Park Shopping Center property, which was included in the CSFB 2002-CKS4 CMBS transaction.

(2)	The Deferred Maintenance Reserve is to address the planned replacement of certain roofing materials.

The Camden Park Shopping Center property is 70,526 SF of in-line retail space consisting of five buildings within a Lucky’s Supermarket (SuperValu) and CVS anchored shopping center. Neither the supermarket nor the drug store is part of the subject collateral. The property is located at the intersection of Camden Avenue and Union Avenue, two major corridors in San Jose, California. The three largest collateral tenants are Hallmark Cards, which reported sales of $610 PSF in 2011, Armadillo Willys Restaurant and Union Bank. There are a total of 33 tenants as of 3/31/2012.

The Camden Park Shopping Center property is located in the Cambrian area of San Jose. 2011 population and household income within a five-mile radius were estimated at 438,318 and $109,718, respectively. Average household income in the primary trade area was $110,723. The property is within the San Jose South County submarket which had a 5.1% year-end 2011 retail vacancy rate.

The Camden Park Shopping Center sponsor is Redtree Properties, L.P., which, including its predecessor Santa Cruz Lumber Co., has developed, owned and managed commercial properties for approximately 85 years, primarily in Santa Cruz, San Mateo and Santa Clara Counties.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Clearwater Springs Shopping Center

Mortgage Loan No. 15 – Clearwater Springs Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Location:	4901-5151 East 82nd Street Indianapolis, IN 46250
Original Balance:	$23,500,000
Cut-off Date Balance:	$23,500,000			General Property Type:	Retail
% of Initial Pool Balance:	1.7%			Detailed Property Type:	Anchored
Loan Purpose(1):	Refinance			Net Rentable Area:	132,076 SF
Borrower Name(s):	PK Clearwater Springs, LLC			Cut-off Date Balance Per Unit/SF:	$178
Sponsor:	PK Partners, LLC			Balloon/ARD Balance Per Unit/SF:	$143
Mortgage Rate:	4.200%			Year Built / Year Renovated:	1998-2000 / NAP
Note Date:	6/29/2012			Title Vesting:	Fee
First Payment Date:	8/10/2012			Property Manager:	PK Partners, LLC
Anticipated Repayment Date:	NAP
Maturity Date:	7/10/2022			Underwriting and Financial Information
IO Period:	None			UW Revenues:	$3,310,202
Original Term to Maturity or ARD:	120			UW Expenses:	$970,199
Seasoning:	0 months			UW NOI:	$2,340,003
Original Amortization Term:	360			UW NCF:	$2,149,814
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.70x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.56x
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield:	10.0%
Lockbox / Cash Management:	Soft / Springing			UW NCF Debt Yield:	9.1%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	11.4%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$2,270,935 (4/30/2012 TTM)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$2,201,474 (12/31/2011)
				Third Most Recent NOI (As of):	$2,326,411 (12/31/2010)
Reserves				Appraised Value:	$32,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/22/2012
Tax Reserve:	$87,500	$28,868	NAP	Cut-off Date LTV Ratio:	73.4%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	58.9%
Replacement Reserve:	$0	$3,192	NAP	Occupancy Rate (As of):	92.6% (5/16/2012)
TI/LC Reserve:	$0	$11,006	$500,000	2nd Most Recent Occupancy (As of):	96.7% (12/31/2011)
Def. Maint. Reserve:	$53,750	$0	NAP	3rd Most Recent Occupancy (As of):	92.2% (12/31/2010)

(1)	The Clearwater Springs Shopping Center loan paid off a previous loan secured by the Clearwater Springs Shopping Center property, which was included in the CSFB 2002-CKS4 CMBS transaction.

The Clearwater Springs Shopping Center property is 132,076 SF of in-line retail space consisting of 11 adjacent buildings within a 248,687 SF Marsh Supermarket anchored center. There are four additional buildings in the shopping center, totaling 116,611 SF, including the Marsh Supermarket space, that are not part of the subject collateral. The property is located in an area known as Castleton between the Castleton Square Mall, the largest mall in Indiana, and the Fashion Mall at Keystone. The property has 30 tenants, the largest three of which are Michaels (18% of SF), David’s Bridal (7% of SF) and Dress Barn (7% of SF). Michaels does not report sales. David’s Bridal reported 2011 sales at the subject location of $302 PSF and Dress Barn reported 2011 sales of $135 PSF.

The Clearwater Springs Shopping Center property is located in Indianapolis’ Northeast County submarket. 2012 population and median household income within a five-mile radius are estimated at 165,474 and $58,990, respectively. Submarket retail vacancy was estimated at 4.9% as of March 31, 2012.

The Clearwater Springs Shopping Center sponsor is PK Partners, LLC, which currently owns eight commercial properties. Philip Larman is President of PK Partners, LLC.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Thanksgiving Park II

Mortgage Loan No. 16 – Thanksgiving Park II

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):		NR/NR		Property Address:	3300 North Ashton Boulevard Lehi, UT 84043
Original Balance:		$22,000,000
Cut-off Date Balance:		$21,950,968		General Property Type:	Office
% of Initial Pool Balance:		1.6%		Detailed Property Type:	Suburban
Loan Purpose:		Refinance		Net Rentable Area:	144,455 SF
Borrower Name(s):		TPark Two, LLC		Cut-off Date Balance Per Unit/SF:	$152
Sponsor:		Nathan Ricks		Balloon/ARD Balance Per Unit/SF:	$126
Mortgage Rate:		5.085%		Year Built / Year Renovated:	2011 / NAP
Note Date:		4/11/2012		Title Vesting:	Fee
First Payment Date:		6/1/2012		Property Manager:	TGPark Management, LLC
Anticipated Repayment Date:		NAP		Underwriting and Financial Information
Maturity Date:		5/1/2022		UW Revenues:	$3,134,255
IO Period:		None		UW Expenses:	$900,711
Original Term to Maturity or ARD:		120 months		UW NOI:	$2,233,544
Seasoning:		2 months		UW NCF:	$2,053,286
Original Amortization Term:		360 months		UW NOI DSCR:	1.56x
Loan Amortization Type:		Amortizing		UW NCF DSCR:	1.43x
Interest Accrual Basis:		Actual/360		UW NOI Debt Yield:	10.2%
Prepayment Provisions:		LO (26); DEF (90); O (4)		UW NCF Debt Yield:	9.4%
Lockbox/Cash Management:		Springing / Springing		UW NCF Debt Yield at Maturity:	11.3%
Pari Passu Mortgage Debt:		None		Most Recent NOI (As of):	NAV
Subordinate Mortgage Debt:		None		Second Most Recent NOI (As of):	NAV
Mezzanine Debt:		None		Third Most Recent NOI (As of):	NAV
Reserves				Appraised Value:	$29,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	3/6/2012
Tax Reserve:	$145,600	$20,800	NAP	Cut-off Date LTV Ratio(2):	75.7%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	62.7%
Replacement Reserve:	$6,019	$1,204	NAP	Occupancy Rate(3):	100.0% (3/1/2012)
TI/LC Reserve:	$281,225	$12,500	$1,050,000
Other Reserve(1):	$1,116,509	$0	NAP

(1)	The Thanksgiving Park II Borrower was required to deposit at closing $1,116,509 for rent abatements that are in place through November 22, 2012.

(2)	The appraiser concluded an “as-stabilized” value $31,000,000 as of December 1, 2012, which equates to a cut-off date LTV ratio of 70.8%.

(3)	The Thanksgiving Park II property was constructed in 2011 and is now 100% leased.

The Thanksgiving Park II property is a 144,455 SF, five-story office building located in Lehi, Utah.  Construction was completed in 2011 and as of March 1, 2012, the Thanksgiving Park II property was 100.0% leased to six tenants.  The largest two tenants, AtTask and SirsiDynix, are technology companies that are both headquartered at the Thanksgiving Park II property.   AtTask (49,201 SF, 34.1% of NRA, 34.6% of underwritten base rent) is on a lease expiring in October 2018 with one three-year renewal option.   SirsiDynix (36,932 SF, 25.6% of NRA, 26.3% of underwritten base rent) is on a lease expiring in May 2020 with three three-year renewal options.

The Thanksgiving Park II property is located immediately east of Interstate 15, 40 miles south of the Salt Lake City central business district (“CBD”) and 15 miles north of the Provo metropolitan area, which is home to Utah County offices, Brigham Young University and Utah Valley University.  The Thanksgiving Park II property is a part of Thanksgiving Park, a master planned office development, which includes a total of six (existing or under construction) Class “A” office buildings.  Additional development in the immediate vicinity includes a 200,000 SF office and development facility for Adobe, a 200,000 SF Cabela’s store, an 18-hole championship golf course and Thanksgiving Point Recreational Development, which includes an eight-screen movie theater and museum. As of 2012, the estimated population within a one-, three- and five-mile radius is 3,558; 33,804; and 91,499, respectively. As of 2012, the estimated median household income within a one-, three- and five-mile radius is $44,713, $63,279 and $69,177, respectively.

The sponsor and non-recourse guarantor of the Thanksgiving Park II mortgage loan is Nathan Ricks.  Mr. Ricks is the owner and partner of Thanksgiving Park, which includes the Thanksgiving Park II property.  Mr. Ricks is also the owner and partner of Canyon Park, one of the largest multi-tenant office parks in the west, with approximately 1,000,000 SF of property under management.  Mr. Ricks has participated in the development of numerous residential and commercial properties, including the 358-unit Ranches at Eagle Mountain in Las Vegas, Nevada.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Nightingale Retail Portfolio

Mortgage Loan No. 17 – Nightingale Retail Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Location(2):	Various
Original Balance:	$20,700,000			General Property Type:	Retail
Cut-off Date Balance:	$20,587,719			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.5%			Net Rentable Area:	365,180 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$56
Borrower Name(s):	NG Ban Crossing LLC and NG Mainstreet Square LLC			Balloon/ARD Balance Per Unit/SF:	$47
				Year Built / Year Renovated(2):	Various
Sponsor:	Nightingale Properties, Elie Schwartz, Simon Singer			Title Vesting:	Fee
				Property Manager:	Nightingale Realty, LLC
Mortgage Rate:	5.450%
Note Date:	1/27/2012
First Payment Date:	3/10/2012
Anticipated Repayment Date:	NAP
Maturity Date:	2/10/2022			Underwriting and Financial Information
IO Period:	None			UW Revenues:	$2,898,356
Original Term to Maturity or ARD:	120 months			UW Expenses:	$759,672
Seasoning:	5 months			UW NOI:	$2,138,684
Original Amortization Term:	360 months			UW NCF:	$1,852,388
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.52x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.32x
Prepayment Provisions:	LO (29); DEF (87); O (4)			UW NOI Debt Yield:	10.4%
Lockbox / Cash Management:	Hard / In Place			UW NCF Debt Yield:	9.0%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	10.7%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$2,155,796 (12/31/2011)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$2,219,360 (12/31/2010)
				Third Most Recent NOI (As of):	$2,291,685 (12/31/2009)
Reserves				Appraised Value:	$27,600,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	Various
Tax Reserve:	$62,558	$24,117	NAP	Cut-off Date LTV Ratio:	74.6%
Insurance Reserve:	$7,415	$7,415	NAP	LTV Ratio at Maturity/ARD:	62.7%
Replacement Reserve:	$0	$6,227	NAP	Occupancy Rate (As of):	98.5% (4/1/2012)
TI/LC Reserve:	$0	$12,501	$600,000	2nd Most Recent Occupancy (As of):	93.3% (12/31/2011)
Def. Maint. Reserve:	$0	$0	NAP	3rd Most Recent Occupancy (As of):	94.5% (12/31/2010)
Other Reserve(1):	$514,881	$0	NAP

(1)
Other Reserve consists of upfront escrows that were taken at closing for costs related to Winn-Dixie’s renovation ($496,615) and a new tenant’s rent concessions ($19,576). The Winn-Dixie portion of the reserve has since been fully released.

(2)	See table below.

The Nightingale Retail Portfolio consists of two anchored retail properties – Banks Crossing in Fayetteville, Georgia and Main Street Square in Fern Park, Florida. Banks Crossing totals 257,530 SF and is anchored by a Kroger grocery store and a JC Penney. Main Street Square totals 108,894 SF and is anchored by a Winn-Dixie grocery store. Most recently reported sales for these three anchor tenants were: Kroger - $328 PSF (Year Ending 09/30/2011); JC Penney - $106 PSF (Year Ending 10/31/2011) and Winn-Dixie - $180 PSF (Year Ending 06/29/2011). The Winn-Dixie store was recently renovated and converted into the brand’s Marketplace concept.

The Nightingale Retail Portfolio sponsors are Nightingale Properties, Elie Schwartz and Simon Singer. Mr. Schwartz and Mr. Singer are the principals of Nightingale Group, the parent company of Nightingale Properties. As of 10/1/2011, the Nightingale Group or affiliates reported ownership of 17 retail properties totaling 2.1 million SF, nine office buildings totaling 1.8 million SF, two assisted living facilities and a parking facility.

The mortgage loan contains certain cross-collateralization release provisions conditioned on, among other requirements, that the stand-alone Banks Crossing loan achieves a maximum 70% LTV, a minimum DSCR of 1.40x and a minimum 11% debt yield and a minimum 1.25x DSCR and maximum 70% LTV be maintained on the remaining crossed properties or property and the related loan balance. The stand-alone Main Street loan must achieve a maximum 65% LTV, a minimum 1.70x DSCR and a minimum 13% debt yield.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Nightingale Retail Portfolio

Property Summary
Property	Location	Title Vesting	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	Net Rentable Area (SF)
Banks Crossing Shopping Center	Fayetteville, GA	Fee	$15,375,000	74%	$20,500,000	1987 / NAP	97.9%	256,671
Main Street Square	Fern Park, FL	Fee	$5,325,000	26%	$7,100,000	1988 / 2011	100.0%	108,509
Total			$20,700,000	100%	$27,600,000		98.5%	365,180

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Hardy Industrial Portfolio

Mortgage Loan No. 18 – Hardy Industrial Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Location(3):	Various
Original Balance:	$20,250,000			General Property Type:	Industrial
Cut-off Date Balance:	$20,250,000			Detailed Property Type:	Flex
% of Initial Pool Balance:	1.5%			Net Rentable Area:	597,090 SF
Loan Purpose(1):	Refinance			Cut-off Date Balance Per Unit/SF:	$34
Borrower Name(s):	Orange Point Holding, LLC			Balloon/ARD Balance Per Unit/SF:	$31
Sponsor:	Greggory R. Hardy			Year Built / Year Renovated(3):	Various
Mortgage Rate:	4.800%			Title Vesting:	Fee
Note Date:	6/29/2012			Property Manager:	Quantum Management LLC
First Payment Date:	8/10/2012
Anticipated Repayment Date:	NAP
Maturity Date:	7/10/2017			Underwriting and Financial Information
IO Period:	None			UW Revenues:	$3,964,873
Original Term to Maturity or ARD:	60 months			UW Expenses:	$1,270,485
Seasoning:	0 months			UW NOI:	$2,694,388
Original Amortization Term:	360 months			UW NCF:	$2,248,905
Loan Amortization Type:	Amortizing			UW NOI DSCR:	2.11x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.76x
Prepayment Provisions:	LO (24); DEF (32); O (4)			UW NOI Debt Yield:	13.3%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield:	11.1%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	12.1%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$3,244,675 (12/31/2011)
Mezzanine Debt(2):	$5,500,000			Second Most Recent NOI (As of):	$2,542,444 (12/31/2010)
				Third Most Recent NOI (As of):	$2,741,489 (12/31/2009)
Reserves				Appraised Value:	$34,750,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	6/13/2012
Tax Reserve:	$159,370	$54,737	NAP	Cut-off Date LTV Ratio:	58.3%
Insurance Reserve:	$0	$2,546	NAP	LTV Ratio at Maturity/ARD:	53.7%
Replacement Reserve:	$0	$13,782	NAP	Occupancy Rate (As of):	82.4% (6/19/2012)
TI/LC Reserve:	$540,000	$25,000	$800,000	2nd Most Recent Occupancy (As of):	88.7% (12/31/2011)
Def. Maint. Reserve:	$29,710	$0	NAP	3rd Most Recent Occupancy (As of):	85.1% (12/31/2010)

(1)	The Hardy Industrial Portfolio loan paid off a previous loan secured by the Hardy Industrial Portfolio Center property, which was included in the BACM 2006-5 CMBS transaction.

(2)	Pembrook Capital Management, LLC provided mezzanine financing to the borrower.

(3)	See table below.

The Hardy Industrial Portfolio property includes six flex industrial properties in Ohio, all within either the Cincinnati or Columbus MSAs. The properties are a mixture of office, showroom, recreation and warehouse space. The properties have approximately 50 total tenants, the largest of which is Modern Office Methods, accounting for approximately 6.8% of total SF and 5.5% of underwritten base rents.  The next largest tenant, Safelite Glass Corporation, accounts for 4.7% of total SF and 3.8% of underwritten base rents.

The Hardy Industrial Portfolio loan sponsor is Greggory R. Hardy. Mr. Hardy is President and CEO of Quantum Management & Investment LLC, a commercial real estate company based in Tipton, Michigan, that specializes in property management and private equity investments. Mr. Hardy founded Quantum in 2004. Mr. Hardy is currently named as a defendant in a Delaware County, Ohio Common Pleas case, 10 CV E 07 1096 US Bank National Association vs. Green Meadow SWS LLC et al EHK, filed on July 22, 2010. The Plaintiff is US Bank, National Association, as trustee, and asserts a claim for losses associated with a commercial mortgage loan. The claim alleges failure to timely provide certain financial reporting information with respect to his and his entity’s affairs required under certain loan agreements. The case is currently open.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Hardy Industrial Portfolio

Property Summary
Property	Location	Title Vesting	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	Net Rentable Area (SF)
Cornell Commerce Center	Cincinnati, OH	Fee	$4,908,000	24.2%	$8,300,000	1976 / NAP	88.6%	167,169
Enterprise I	Sharonville, OH	Fee	$4,115,000	20.3%	$7,000,000	1990 / NAP	79.7%	87,269
Enterprise II	Sharonville, OH	Fee	$3,880,000	19.2%	$6,550,000	1989 / NAP	86.8%	82,832
Orange Point Commerce Center - Orange Point Drive	Lewis Center, OH	Fee	$3,703,000	18.3%	$6,700,000	2001 / NAP	82.1%	145,825
Orange Point Commerce Center - Graphics Way	Lewis Center, OH	Fee	$2,410,000	11.9%	$4,100,000	2000 / NAP	56.4%	73,832
Fairfield Business - Building D	Fairfield, OH	Fee	$1,234,000	6.1%	$2,100,000	1990 / NAP	100.0%	40,163
Total			$20,250,000	100%	$34,750,000		82.6%	597,090

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	421 N. Beverly Drive

Mortgage Loan No. 19 – 421 N. Beverly Drive

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Location:	421 N. Beverly Drive Beverly Hills, CA 90210
Original Balance:	$20,000,000
Cut-off Date Balance:	$20,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	1.5%			Detailed Property Type:	Retail/Office
Loan Purpose(1):	Refinance			Net Rentable Area:	31,666 SF
Borrower Name(s):	421 NBD, LLC			Cut-off Date Balance Per Unit/SF:	$632
Sponsor:	Probity International Corporation			Balloon/ARD Balance Per Unit/SF:	$465
Mortgage Rate:	4.500%			Year Built / Year Renovated:	2001 / NAP
Note Date:	6/11/2012			Title Vesting:	Fee
First Payment Date:	8/10/2012			Property Manager:	Probity International Corporation
Anticipated Repayment Date:	NAP
Maturity Date:	7/10/2022			Underwriting and Financial Information
IO Period:	None			UW Revenues:	$2,561,834
Original Term to Maturity or ARD:	120 months			UW Expenses:	$714,041
Seasoning:	0 months			UW NOI:	$1,847,793
Original Amortization Term:	300 months			UW NCF:	$1,734,745
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.39x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.30x
Prepayment Provisions:	LO (24); DEF (89); O (7)			UW NOI Debt Yield:	9.3%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield:	8.7%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	11.8%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$1,712,776
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$1,707,198
				Third Most Recent NOI (As of):	$1,853,087
Reserves				Appraised Value:	$32,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	4/17/2012
Tax Reserve:	$85,000	$14,167	NAP	Cut-off Date LTV Ratio:	62.5%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	46.0%
Replacement Reserve:	$0	$0	NAP	Occupancy Rate (As of):	100.0% (3/28/2012)
TI/LC Reserve:	$0	$6,333	$227,995	2nd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Def. Maint. Reserve:	$0	$0	NAP	3rd Most Recent Occupancy (As of):	100.0% (12/31/2010)

(1)	The 421 N. Beverly Drive loan paid off a previous loan secured by the 421 N. Beverly Drive Center property, which was included in the GMACC 2003-C2 CMBS transaction.

The 421 N. Beverly Drive property is a 31,666 SF mixed-use property consisting of 10,649 SF of ground floor retail space and 21,017 SF of second and third floor office space. The property also includes 99 subterranean parking spaces. The two ground floor retail tenants are The North Face, which does not report sales at this location and Gymboree, which reported sales of $297 PSF for 2011. There are five office tenants, including Probity International Corporation, which is the loan sponsor, and Galco, Inc., which is also borrower-related. These two borrower-related tenants occupy a total of 10,250 SF on the property’s third floor.

The 421 N. Beverly Drive property is located within the “Golden Triangle” of Beverly Hills, California, one block from Rodeo Drive. 2011 estimated population and average household income within a three-mile radius were 260,194 and $100,938, respectively. Within a one-mile radius, those numbers were 27,672 and $121,477, respectively. At the end of 2011, submarket office vacancy was 9.8% and average asking rental rates were $4.09 PSF per month, or $49.08, annually. North Beverly Drive retail vacancy was 11%, while the five retail comparable properties were 100% occupied. The average retail rent on North Beverly Drive was $8.49 PSF per month, or $101.88, annually.

The 421 N. Beverly Drive loan sponsor is Probity International Corporation (“Probity”) which has developed and/or fully or partially owned commercial properties since 1980, with an emphasis in southern California, including the Peninsula Hotel Beverly Hills. Probity is also a property tenant occupying 3,805 SF of third floor office space as its corporate headquarters. Per a Superior Court of California filing dated February 15, 2011, Probity and its President and CEO, Mr. Robert Zarnegin, are currently involved in litigation with Pacific Western Bank in which the plaintiff alleges against Robert Zarnegin, Probity International Corporation, and others, a breach of guaranties, fraudulent concealment and fraudulent transfer of certain asset(s) to Probity.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5	Ridglea Bank Building

Mortgage Loan No. 20 – Ridglea Bank Building

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Location:	6300 Ridglea Place Fort Worth, TX 76116
Original Balance:	$17,000,000
Cut-off Date Balance:	$17,000,000			General Property Type:	Office
% of Initial Pool Balance:	1.3%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Net Rentable Area:	181,601 SF
Borrower Name(s):	GNL Ridglea LLC			Cut-off Date Balance Per Unit/SF:	$94
Sponsor:	Richard C. Gartner			Balloon/ARD Balance Per Unit/SF:	$78
Mortgage Rate:	4.400%			Year Built / Year Renovated:	1973 / NAP
Note Date:	6/29/2012			Title Vesting:	Fee
First Payment Date:	8/5/2012			Property Manager:	Wilcox Real Estate, L.P.
Anticipated Repayment Date:	NAP
Maturity Date:	7/5/2022			Underwriting and Financial Information
IO Period:	12 months			UW Revenues:	$3,456,283
Original Term to Maturity or ARD:	120 months			UW Expenses:	$1,741,939
Seasoning:	0 months			UW NOI:	$1,714,345
Original Amortization Term:	360 months			UW NCF:	$1,449,207
Loan Amortization Type:	Partial IO			UW NOI DSCR:	1.68x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.42x
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield:	10.1%
Lockbox / Cash Management:	Soft / Springing			UW NCF Debt Yield:	8.5%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	10.3%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$1,792,743 (4/30/2012 TTM)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$1,860,608 (12/31/2011)
				Third Most Recent NOI (As of):	$1,993,892 (12/31/2010)
Reserves				Appraised Value:	$22,800,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/21/2012
Tax Reserve:	$271,736	$0	NAP	Cut-off Date LTV Ratio:	74.6%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	62.0%
Replacement Reserve:	$0	$2,770	NAP	Occupancy Rate (As of):	96.3% (6/1/2012)
TI/LC Reserve:	$0	$12,500	$600,000	2nd Most Recent Occupancy (As of):	97.2% (12/31/2011)
Def. Maint. Reserve:	$0	$0	NAP	3rd Most Recent Occupancy (As of):	94.4% (12/31/2010)
Other Reserve(1):	$166,206	$0	NAP

(1)	Other Reserve consists of funds related a newly leased tenant that has yet to take occupancy.

The Ridglea Bank Building property is a 181,601 SF, 12-story office building constructed in 1973. The property has approximately 98 office suites, half of which are less than 1,000 SF. The three largest tenants, Mediserv Medical Information, Wiseda Corporation and Baird, Hampton & Brown occupy 8.9%, 6.2% and 5.9% of the property, respectively. No single tenant pays more that 10% of the underwritten annual base rent. The property is located directly across the street from the Ridglea Country Club in Fort Worth.

The Ridglea Bank Building is located in the South Fort Worth office submarket which, as of March 31, 2012, had estimated average market occupancy of 91.8% and an average asking gross rent of $18.80 PSF. The five direct rental comparables had occupancy rates from 89% to 100%, with an average of approximately 96%.

The Ridglea Bank Building loan sponsor is Richard C. Gartner, the owner of GNL Properties. GNL Properties is a privately held real estate investment and advisory company. Since 2002, GNL has completed approximately 20 acquisitions totaling approximately $100 million.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C5

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